Exhibit 10.1

SECURED CREDIT FACILITY AND WARRANT PURCHASE AGREEMENT
by and between
ENVIRONMENTAL TECTONICS CORPORATION
and
H.F. LENFEST
Dated as of
April 24, 2009

TABLE OF CONTENTS

RECITALS		1
ARTICLE I DEFINITIONS		1
1.1	Certain Definitions	1
1.2	Accounting Principles	12
1.3	Other Definitional Provisions; Construction	12
ARTICLE II ISSUE AND SALE OF SECURITIES		12
2.1	Authorization, Advances, Issuance and Purchase of Notes	12
2.2	Lender Guaranties	14
2.3	Authorization, Issuance and Purchase of the Warrants	15
2.4	Sale and Purchase	16
2.5	Issue Price	16
2.6	The Closing	16
2.7	2009 Bridge Note	16
ARTICLE III REPAYMENT OF THE NOTES; EXCHANGE OF EXISTING SECURITIES		16
3.1	Interest	16
3.2	Repayment of the Initial Note	17
3.3	Repayment of the Additional Notes	17
3.4	Maturity; Surrender, etc	17
3.5	Exchange of Existing Securities	17
ARTICLE IV CONDITIONS		18
4.1	Conditions to the Purchase of the Securities	18
4.2	Waiver	21
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BORROWER		21
5.1	Representations and Warranties of the Borrower	21
ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER		29
6.1	Authorization; Enforceable Obligations	29
6.2	No Breach	29
6.3	Governmental Approvals	29
6.4	Restricted Securities	29
6.5	Legends; Lender’s Representations	29
6.6	Reliance on Exemptions	30

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6.7	Prohibition on Short Sales	30
6.8	Transfer of Notes	30
6.9	Replacement of Lost Securities	30
ARTICLE VII COVENANTS		31
7.1	Affirmative Covenants	31
7.2	Negative Covenants	35
7.3	Financial Covenant	39
ARTICLE VIII EVENTS OF DEFAULT		39
8.1	Events of Default	39
8.2	Consequences of Event of Default	41
8.3	Security	41
ARTICLE IX MISCELLANEOUS		41
9.1	Survival	41
9.2	Successors and Assigns	42
9.3	Modifications and Amendments	42
9.4	No Implied Waivers; Cumulative Remedies; Writing Required	42
9.5	Reimbursement of Expenses	42
9.6	Holidays	42
9.7	Notices	42
9.8	Governing Law and Consent to Jurisdiction	43
9.9	Severability	44
9.10	Headings	44
9.11	Counterparts	44
9.12	Integration	44
9.13	Subordination	44
9.14	Indemnification	44
9.15	Waiver of Jury Trial	45
9.16	Confession of Judgment	45
SIGNATURE PAGE		47
ANNEXES		48
SCHEDULES		48
EXHIBITS		48

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SECURED CREDIT FACILITY AND WARRANT PURCHASE AGREEMENT
     THIS SECURED CREDIT FACILITY AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of April 24, 2009, is made by and between Environmental Tectonics Corporation, a Pennsylvania corporation (the “Borrower”), and H.F. Lenfest (the “Lender”). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.
RECITALS
     WHEREAS, the Borrower is in need of additional funds in order to meet the Borrower’s working capital requirements;
     WHEREAS, the Borrower has requested that the Lender make available to the Borrower a secured line of credit facility in the principal amount of up to $7,500,000 and the collateralized guaranty of an additional $5,000,000 of Senior Debt, with the proceeds of each to be used for, in addition to transaction expenses, working capital and general corporate purposes directly related to the growth of the business of the Borrower and the performance of one or more Major Contracts; and the Lender has agreed to make such funds and/or guaranties available to the Borrower on the terms and conditions set forth herein; and
     WHEREAS, on February 20, 2009, pursuant to a Secured Promissory Note (the “2009 Bridge Note”) and Common Stock Warrant executed by the Borrower, the Lender deposited $2,000,000 in a restricted bank account of the Borrower, which funds shall be deemed part of the $7,500,000 for purposes of this Agreement and are to be used solely in connection with working capital funding to support the Borrower’s bid on, and if successful its performance under, one of the Major Contracts.
     NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
     “2003 Note” shall mean that certain Senior Subordinated Convertible Note, dated as of February 18, 2003, issued by the Borrower to the Lender in the original principal amount of $10,000,000.
     “2009 Bridge Note” shall have the meaning assigned to such term in the Recitals hereof.

     “2009 Bridge Loan Documents” shall have the meaning assigned to such term in Section 2.7 hereof.
     “Additional Personal Guaranty” shall have the meaning assigned to such term in Section 2.2(a).
     “Additional Note” shall have the meaning assigned to such term in Section 2.1(c).
     “Additional Note Maturity Date” shall have the meaning assigned to such term in Section 3.3.
     “Additional Warrant” shall have the meaning assigned to such term in Section 2.3(b).
     “Advance” or “Advances” shall mean a cash advance or cash advances under the line of credit facility provided pursuant to the terms of this Agreement.
     “Affiliate” shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control. Notwithstanding anything contained herein to the contrary, neither the Lender nor any of his respective Affiliates shall be deemed to be Affiliates of the Borrower by virtue of the transactions contemplated by this Agreement.
     “Agreement” shall mean this Secured Credit Facility and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Annual Guaranty Shares” shall have the meaning assigned to such term in Section 2.2(a).
     “Borrower” shall have the meaning assigned to such term in the preamble hereto.
     “Business” shall mean the principal business of the Borrower as set forth in Section 5.1(d) herein and as such shall continue to be conducted following the purchase and sale of the Securities.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law to close.
     “Bylaws” shall mean the bylaws of the Borrower and the Guarantor, including all amendments and supplements thereto.
     “Capital Lease” shall mean a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     “Capital Lease Obligation” shall mean at any time, the amount of the obligations of a Person under Capital Leases which would be shown at such time as a liability on a Consolidated balance sheet of such Person prepared in accordance with GAAP.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), as amended, and all rules, regulations, standards guidelines and publications issued thereunder.
     “Charter Documents” shall mean the Articles of Incorporation of the Borrower and the Articles of Incorporation or Certificate of Incorporation, as the case may be, of the Guarantor, including all amendments and supplements thereto.
     “Closing” shall mean a closing of the purchase and sale of the Securities pursuant to this Agreement and shall include the Initial Closing and any subsequent Closing.
     “Closing Date” shall mean the date and time for delivery of each of the Notes as finally determined pursuant to Section 2.6 hereof.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Common Stock” shall mean shares of common stock, par value $0.05 per share, of the Borrower.
     “Compliance Certificate” shall have the meaning assigned to such term in Section 7.1(f)(ii).
     “Consolidated” or “consolidated” shall mean with reference to any term defined herein, that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.
     “Consolidated Tangible Net Worth” shall mean as of any date of determination, an amount equal to (a) the aggregate amount of all assets of the Borrower and its Subsidiaries on a consolidated basis at such date as may be properly classified as such in accordance with GAAP, excluding such other assets as are properly classified as intangible assets under GAAP, minus (b) the aggregate amount of all liabilities of the Borrower and its Subsidiaries and minority interests in the Borrower or any of its Subsidiaries on a consolidated basis at such date, as may be properly classified as such in accordance with GAAP, plus (c) the outstanding balances under the 2003 Note, the 2009 Bridge Note and the Notes.
     “Contingent Obligation” shall mean as to any Person, without duplication, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keep well agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations owed to such third Person;

provided, however, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
     “Contractual Obligation” shall mean as to any Person, any provision of any security issued by or operating agreement or organizational or formation documents of such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Credit Facility” shall mean the loan in the aggregate principal amount of up to $7,500,000 (including the principal amount of the 2009 Bridge Note) to be made to the Borrower by the Lender hereunder, subject to the terms and conditions set forth herein.
     “Default” shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.
     “Drawdown Request” shall have the meaning assigned to such term in Section 2.1(c).
     “Environmental Laws” shall mean any Laws that address, are related to or otherwise are concerned with environmental, health or safety issues, including, without limitation, any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.
     “Environmental Liabilities” shall mean any obligations or liabilities (including, without limitation, any claims, suits or other assertions of obligations or liabilities) that are:
     (a) related to environmental, health or safety issues (including, without limitation, on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and
     (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including, without limitation, CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.
The term “Environmental Liabilities” includes among other things, all: (i) fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including, without limitation, attorneys’ and consultants’ fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including, without limitation, claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time may be in effect, promulgated thereunder.
     “Event of Default” shall mean any of the events of default described in Section 8.1 hereof.
     “Executive Officer” shall mean the chief executive officer, the president, the chief financial officer, and the chief operating officer of the Borrower and the Guarantor, as applicable.
     “Financing Statements” shall have the meaning assigned to such term in Section 4.1(e)(i) hereof.
     “Fiscal Quarter” or “fiscal quarter” shall mean during each Fiscal Year of the Borrower, each three-month fiscal period that ends at the end of May, August, November and February, as designated in such respective year.
     “Fiscal Year” or “fiscal year” shall mean each twelve-month period ending on the last Friday in February.
     “Form 10-K” shall have the meaning assigned to such term in Section 5.1(e) hereof.
     “Form 10-Q” shall have the meaning assigned to such term in Section 5.1(e) hereof.
     “GAAP” shall have the meaning assigned to such term in Section 1.2 hereof.
     “Governmental Approvals” shall have the meaning assigned to such term in Section 5.1(aa) hereof.
     “Governmental Authorities” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Guarantor” shall mean Entertainment Technology Corporation, a Pennsylvania corporation, and each other Subsidiary of the Borrower that at any time hereafter is formed, created or acquired, or has any assets or operations if formed prior to the date hereof, and their respective successors and permitted assigns.
     “Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.
     “Guaranty Agreement” shall mean the Guaranty Agreement of even date herewith executed and delivered by the Guarantor to the Lender, as the same may be amended, modified, supplemented or restated from time to time hereafter.
     “Guaranty Share Issuance Date” shall have the meaning assigned to such term in Section 2.2(a).
     “Guaranty Shares” shall have the meaning assigned to such term in Section 2.2(a).
     “Guaranty Warrants” shall have the meaning assigned to such term in Section 2.3(c).
     “Indebtedness” shall mean:
     (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);
     (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument;
     (c) all Capital Lease Obligations of such Person;
     (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person;
     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof;
     (f) all obligations of such Person with respect to interest rate protection agreements (calculated on a basis satisfactory to the Lender and in accordance with accepted practice); and
     (g) withdrawal liabilities of such Person or any Affiliate under a Plan.
     “Initial Closing” shall mean the closing of the purchase and sale of the Initial Securities pursuant to this Agreement.

     “Initial Closing Date” shall mean the date and time for delivery of the Initial Securities as finally determined pursuant to Section 2.6 hereof.
     “Initial Guaranty Shares” shall have the meaning assigned to such term in Section 2.2(a).
     “Initial Note” shall have the meaning assigned to such term in Section 2.1(b).
     “Initial Note Maturity Date” shall have the meaning assigned to such term in Section 3.2.
     “Initial Securities” shall mean the Initial Note, the Initial Warrant and the shares of Series D Preferred Stock issuable in payment of origination fees on the Credit Facility.
     “Initial Warrant” shall have the meaning assigned to such term in Section 2.3(a).
     “Insolvency Proceeding” shall have the meaning assigned to such term in Section 8.1(g).
     “Investment” as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include, without limitation, (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including, without limitation, partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.
     “Laws” shall mean all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, decrees, binding agreements, rules of common law, and the like, now or hereafter in effect, including, any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees, judgments or rulings.
     “Lender” shall have the meaning assigned to such term in the preamble hereto and in Section 6.5 hereof.
     “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).
     “Major Contract” shall mean a major contract entered into by the Borrower and any third party that the Lender and the Borrower agree is a “Major Contract” that is projected to be “profitable” using reasonable metrics consistent with the Borrower’s projections on a historic basis.
     “Market Price” shall mean, as of any date, (i) the closing sale price for the shares of Common Stock as reported on the NYSE AMEX LLC, the successor to the American Stock Exchange (“AMEX”), by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if the AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) period preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors.
     “Material Adverse Change” shall mean any set of circumstances or events which (a) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of this Agreement or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform its obligations under the Transaction Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Lender to enforce its legal remedies pursuant to this Agreement and the other Transaction Documents.
     “Material Adverse Effect” shall mean an effect that results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.
     “Maturity Date” shall have the meaning assigned to such term in Section 3.3 hereof.
     “Meeting” shall have the meaning assigned to such term in Section 7.1(m) hereof.
     “Moody’s” shall have the meaning assigned to such term in Section 7.2(g) hereof.
     “Mortgage” shall mean the Amended and Restated Open-End Mortgage and Security Agreement, dated the date hereof, in the form attached hereto as Exhibit H, encumbering and granting a second mortgage lien in favor of the Lender on the Borrower’s real property at 125 James Way, Southampton, Pennsylvania, as the same may be amended, supplemented or otherwise modified from time to time.
     “Multiemployer Plan” shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Borrower.
     “Notes” shall have the meaning assigned to such term in Section 2.1.
     “Obligations” shall mean all debt, principal, interest, expenses, fees and other amounts owed to the Lender by the Borrower pursuant to this Agreement or any other agreements, whether absolute or continent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability or obligation owing from the Borrower to any other Person that the Lender has guaranteed or may have obtained by assignment or otherwise.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

     “Permitted Indebtedness” shall have the meaning assigned to such term in Section 5.1(c) hereof.
     “Permitted Liens” shall have the meaning assigned to such term in Section 7.2(b) hereof.
     “Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.
     “Personal Guaranty” shall have the meaning assigned to such term in Section 2.2(a) hereof.
     “Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Borrower.
     “Pledge” shall have the meaning assigned to such term in Section 2.2(a) hereof.
     “PNC Letter Agreement” shall mean that certain letter agreement, dated the date hereof, by and among the Borrower, the Lender and the Senior Lender pursuant to which the Senior Lender has agreed to amend the terms of the Senior Credit Agreement.
     “Pollutant” shall include any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in CERCLA; any “hazardous waste” as that term is defined in RCRA; and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules and regulations issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including, without limitation, any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined by any Governmental Authority or pursuant to any Law to present a threat, hazard or risk to human health or the environment.
     “Preferred Stock” shall mean shares of preferred stock, par value $0.05 per share, of the Borrower.
     “Properties and Facilities” shall have the meaning assigned to such term in Section 5.1(q).
     “Proprietary Rights” shall mean all patents, patents pending, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, technology, know-how, processes and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.
     “RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules and regulations issued thereunder.

     “Registration Rights Agreement” shall have the meaning assigned to such term in Section 4.1(e)(ii).
     “Removal,” “Remedial” and “Response” actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under “removal,” “remedial,” or other “response” actions.
     “Reportable Event” shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. § 2615.3(a) is waived.
     “S&P” shall have the meaning assigned to such term in Section 7.2(g) hereof.
     “SEC” shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.
     “Securities” shall mean the Notes, the Guaranty Shares, the Warrants, the Guaranty Warrants, the shares of Common Stock issuable upon exercise of the Warrants and/or the Guaranty Warrants, the shares of Series D Preferred Stock issuable in payment of origination fees and that may be issuable in payment of interest on the Notes, and the shares of Series E Preferred Stock issuable in conversion of and exchange for existing securities.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Security Agreement” shall have the meaning assigned to such term in Section 4.1(e)(i) hereof.
     “Security Documents” shall mean the Security Agreement, the Mortgage, the Guaranty, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.
     “Senior Credit Agreement” shall mean that certain Credit Agreement by and between the Borrower and PNC Bank, National Association, dated July 31, 2007, and the collateral agreements thereto, as the same may be amended, modified, supplemented, restated or refinanced from time to time, and any replacement agreement with another Senior Lender as permitted hereunder.
     “Senior Debt” shall mean the outstanding obligations of the Borrower under the Senior Financing and any other obligation that by its terms ranks senior to the Indebtedness contemplated under this Agreement.
     “Senior Financing” shall mean all obligations, liabilities and indebtedness of the Borrower to the Senior Lender, whether principal, interest, fees, expenses, indemnification or otherwise under or in respect of a Senior Credit Agreement (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower).
     “Senior Lender” shall collectively mean the bank party to the Senior Credit Agreement, and any successor or assign thereto.
     “Series B Preferred Stock” shall mean shares of Series B convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.
     “Series C Preferred Stock” shall mean shares of Series C convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.
     “Series D Preferred Stock” shall mean shares of Series D convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.
     “Series E Preferred Stock” shall mean shares of Series E convertible preferred stock, par value $0.05 per share, of the Borrower, which has a stated value of $1,000 per share.
     “Shareholder Approval” shall mean such time as all of the following events shall have occurred: (i) the affirmative vote of the shareholders of the Borrower to restore in full the Lender’s voting rights on his Common Stock and Preferred Stock in the Borrower, including any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of securities convertible into or exercisable for Common Stock, which shall include any shares of Preferred Stock and/or Common Stock that may be issued on conversion of securities issued prior to the date hereof or as a result of this conversion; (ii) the approval of all other necessary actions relating to the Transactions; and (iii) the election of a slate of directors approved by the Lender.
     “Shareholder Meeting Date Deadline” shall mean July 2, 2009; provided, however, that if the SEC provides any comments to the proxy statement that the Borrower is filing in accordance with Section 7.1(l) hereof, the Shareholder Meeting Date Deadline shall mean forty-five (45) days after the SEC comments are resolved, but in no event later than August 13, 2009.
     “Shareholders Voting Agreement” shall have the meaning assigned to such term in Section 4.1(e)(v).
     “Subordination Agreement” means that certain Second Amended and Restated Subordination and Intercreditor Agreement, dated of even date herewith, among the Lender, the Senior Lender and the Borrower.
     “Subsidiary” shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a

“Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Transaction Documents” shall mean this Agreement, the Notes, the Warrants, the Guaranty Warrants, the Registration Rights Agreement, the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented, amended or restated from time to time.
     “Transactions” shall mean the incurrence of debt and the issuance of securities and/or guaranties, as contemplated by this Agreement, the Notes, the Warrants, the Guaranty Warrants, the other Transaction Documents and all other agreements contemplated hereby and/or thereby.
     “UST” shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules and regulations issued pursuant to RCRA and comparable state and local laws.
     “Warrants” shall have the meaning assigned to such term in Section 2.3(b).
     1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied (“GAAP”), unless such principles are inconsistent with the express requirements of this Agreement.
     1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this Agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured, or waived by the Lender. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Pennsylvania Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.
ARTICLE II
ISSUE AND SALE OF SECURITIES
     2.1 Authorization, Advances, Issuance and Purchase of Notes.
          (a) Subject to the terms and conditions set forth in this Agreement, the Lender shall make Advances from time to time during the period from the date hereof until December 31, 2010 in such sums as are set forth or determined in accordance with this Section 2.1, provided that all such Advances shall not exceed $7,500,000 in the aggregate (inclusive of the principal amount of the 2009 Bridge Note). Each Advance hereunder by the Lender shall be memorialized by the issuance and sale by the Borrower to the Lender, at a Closing, of a Note in the principal amount of the Advance. In addition, the Borrower agrees to sell and issue to the Lender, and the Lender agrees to purchase from the Borrower, at each Closing, a warrant to purchase shares of the Company’s Common Stock on the terms provided herein. Interest shall be payable at such times and in such amounts as provided herein and in the Notes in cash or in shares of Series D Preferred Stock, at the option of the Lender, in his sole discretion, to be provided in writing to the Borrower on an annual basis no later than January 31st of each year. In the event the Lender elects to receive interest payments in shares of Series D Preferred Stock, the number of shares of Series D Preferred Stock shall be determined by dividing the amount of interest due on an interest payment date by $1,000.00, the stated value of the Series D Preferred Stock. As consideration to the Lender for making the Advances available to the Borrower, in addition to the origination fee received by the Lender in consideration of funding the 2009 Bridge Note, the Lender shall receive an origination fee on the date of the Initial Closing equal to 1% of the aggregate amount of the Credit Facility less the amount of the 2009 Bridge Note, such origination fee to be payable to the Lender through the issuance to the Lender of 55 shares of Series D Preferred Stock.
          (b) The Borrower has duly authorized the issuance and sale to the Lender of, and the Lender has agreed to purchase subject to the terms and conditions of this Agreement, on the Initial Closing Date, the Borrower’s Senior Secured Subordinated Note in the original principal amount of $1,000,000 (the “Initial Note”) to be substantially in the form attached hereto as Exhibit A-1, such Initial Note to have an initial maturity date of that is five (5) Business Days after the Shareholder Meeting Date Deadline and an interest rate of 15% per annum; provided, however, that if the Shareholder Approval is received, then the maturity date of the Initial Note shall be extended automatically until the date that is three (3) years after the date of issuance of the Initial Note and the interest rate on the Initial Note shall be reduced to 10% per annum retroactively from the date of issuance.
          (c) To the extent that the Borrower requires working capital to perform its obligations under any of the Major Contracts, including without limitation to purchase necessary equipment and materials, prior to receiving payment therefor from the customer of such Major Contract, at any time after the date that such Major Contract is entered into by the Borrower and the customer and prior to the Maturity Date, the Borrower may send notice to the Lender requesting an Advance by the Lender under the Credit Facility (a “Drawdown Request”), which Drawdown Request shall include (1) the date of the request; (2) the principal amount requested, which amount shall be at least $500,000 but not more than $2,500,000 (provided, however, that with respect to the Major Contract to which the 2009 Bridge Note relates, the principal amount requested may be any amount not exceeding $500,000, exclusive of the amount of the 2009 Bridge Note; and provided, further, that the aggregate principal amount of all Drawdown Requests, exclusive of the amounts funded under the 2009 Bridge Note and the Initial Note, shall not exceed $4,500,000); (3) a description of the applicable Major Contract, including reasonable pro forma projections of its profitability and how the proceeds of the Advance will be used by the Borrower to perform the Major Contract; and (4) the date by which the Borrower requires the additional funds. The Lender shall have ten (10) days in which to notify the Borrower whether the Drawdown Request will be approved, which approval shall be granted if and in the event that the conditions to borrowing set forth in subsection (d) below are satisfied as determined in the sole discretion of the Lender. If the Drawdown Request has been approved by the Lender, the Lender shall make the Advance requested and the Borrower shall issue and sell to the Lender a senior secured subordinated promissory note in the principal amount of the Advance on an Additional Closing Date (each an “Additional Note” and together with the Initial Note, the “Notes”) until the aggregate principal balance of all Notes is $7,500,000, inclusive of the principal amount of the 2009 Bridge Note, such Notes to be substantially in the form attached hereto as Exhibit A-2, to have a maturity date that is the earlier of three (3) years from the date of issuance thereof and December 31, 2012 and an interest rate of 10% per annum.
          (d) Notwithstanding anything to the contrary in the foregoing, in order for the Borrower to be eligible to receive any Advances from the Lender under the Credit Facility provided for herein, after the issuance of the Initial Note, (i) the Borrower must have received the Shareholder Approval; (ii) the Borrower must provide a Drawdown Request to the Lender that does not exceed $2,500,000 and with all other Advances already extended does not exceed $7,500,000, inclusive of the principal amount already extended under the 2009 Bridge Note; (iii) a Major Contract must have been awarded to the Borrower and be in full force and effect, for which the Borrower needs the proceeds of the requested Advance to perform; (iv) the conditions in Article IV hereof shall have been satisfied by the Borrower or waived by the Lender in his sole discretion; and (v) the Lender shall have determined in his sole discretion that no Material Adverse Change has occurred.
     2.2 Lender Guaranties.
          (a) In connection with the Transaction and in accordance with the terms of the PNC Letter Agreement, the Senior Lender has agreed to increase the maximum principal amount of loans available to the Borrower under the Senior Credit Agreement from $15,000,000 to $20,000,000 subject to the Lender agreeing to continue to personally guarantee the Senior Debt including such increase (the guaranty of such additional $5,000,000 is referred to herein as the “Additional Personal Guaranty” and the entire amount guaranteed by the Lender is referred to herein as the “Personal Guaranty”) and to pledge as collateral for the Personal Guaranty cash, cash equivalents, marketable securities or other liquid assets with a value of least $10,000,000 (the “Pledge”). At the request of the Borrower and in accordance with the terms of the PNC Letter Agreement, the Lender has agreed to provide the Additional Personal Guaranty and the Pledge if the Borrower obtains the Shareholder Approval, provided that the Shareholder Approval is obtained prior to the Shareholder Meeting Date Deadline. If and when the Shareholder Approval is obtained and the maximum principal amount available under the Senior Credit Agreement is so increased, the Lender shall promptly execute and deliver signature pages to the Personal Guaranty and Pledge (the forms of which are attached to the PNC Letter Agreement) and such other agreements as may be reasonably requested by the Senior Lender in connection with the transactions contemplated under the PNC Letter Agreement. In consideration of providing the Additional Personal Guaranty and the Pledge, the Borrower shall issue to the Lender (i) one hundred (100) shares of Series D Preferred Stock (the “Initial Guaranty Shares”) on the date the Lender is required to make the Pledge (the “Guaranty Share Issuance Date”) and (ii) on each anniversary of the Guaranty Share Issuance Date (or portion thereof) in which the Pledge remains outstanding, a number of shares of Series D Preferred Stock equal to the product of (A) (x) the average daily balance of the Pledge during such yearly period (or portion thereof) (provided, however, in no event shall such amount exceed $10,000,000)

divided by (y) $10,000,000 multiplied by (B) 200 (the “Annual Guaranty Shares” and together with the Initial Guaranty Shares, the “Guaranty Shares”). The number of Annual Guaranty Shares issuable for any partial year period shall be reduced on a pro-rata basis based on the number of days that the Pledge was outstanding during such period. The Borrower shall issue the Annual Guaranty Shares to the Lender on each anniversary date of the Initial Closing Date while the Pledge is outstanding and, with respect to any partial year period, upon the termination of the Pledge, within ten (10) Business Days of the termination of the Pledge. The Lender agrees to pledge such collateral as security for his obligations under the Personal Guaranty under the terms agreed to by the Senior Lender and the Lender and set forth in the Pledge Agreement by the Lender in favor of the Senior Lender.
          (b) Without limiting any other provision contained in this Agreement, in the event the Borrower defaults on any of its obligations to the Senior Lender and, as a result, the Lender has liability to the Senior Lender as a result of the Personal Guaranty, any amounts that the Lender is required to remit to the Senior Lender on behalf of the Borrower under the Personal Guaranty shall become Obligations that are immediately due and payable to the Lender, together with all costs and expenses, including reasonable attorneys’ fees, arising from negotiations with and payment to the Senior Lender and collections from the Borrower, and all such Obligations shall accrue interest at the Default Rate (as defined in the Notes) from the date the Lender remits payment to the Senior Lender until repaid by the Borrower to the Lender in full.
     2.3 Authorization, Issuance and Purchase of the Warrants.
          (a) In connection with the issuance of the Initial Note, the Borrower has duly authorized the issuance and sale on the Initial Closing Date to the Lender of detachable common stock purchase warrants substantially in the form attached hereto as Exhibit B-1 evidencing the Lender’s right to acquire shares of Common Stock (the “Initial Warrant”). The Initial Warrant shall provide the Lender with the right to acquire shares of Common Stock equal to 10% of the value of the Initial Note based on the Market Price as of the Initial Closing Date, have an exercise price equal to such Market Price and a term of seven (7) years; provided, however, that if the Borrower fails to obtain the Shareholder Approval on or before the Shareholder Meeting Date Deadline, the warrant coverage on the Initial Warrant shall be adjusted automatically to 50% of the value of the Initial Note based on the foregoing Market Price and the exercise price shall be adjusted automatically to 50% of the foregoing Market Price.
          (b) In connection with the issuance of each Note following the issuance of the Initial Note, the Borrower has duly authorized the issuance and sale to the Lender on each Closing Date of detachable common stock purchase warrants substantially in the form attached hereto as Exhibit B-2 (each, an “Additional Warrant” and together with the Initial Warrant, the “Warrants”) evidencing the Lender’s right to acquire the number of shares of Common Stock equal to 10% of the value of the applicable Note based on the Market Price as of the applicable Closing Date, have an exercise price equal to such Market Price and a term of seven (7) years.
          (c) In connection with the Additional Personal Guaranty, the Borrower has duly authorized the issuance and sale to the Lender, on the Guaranty Share Issuance Date, of a detachable common stock purchase warrant substantially in the form attached hereto as Exhibit B-3 (the “Guaranty Warrant”) evidencing the Lender’s right to acquire the number of shares of Common Stock equal to $500,000 divided by the Market Price as of the Guaranty Share Issuance Date, with an exercise price equal to such Market Price and a term of seven (7) years.
     2.4 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, (i) on each Closing Date, the Borrower shall sell to the Lender, and the Lender shall purchase from the Borrower, the Notes and Warrants at the purchase price equal to 100% of the principal amount of the applicable Note; and (ii) on the Guaranty Share Issuance Date, the Borrower shall issue to the Lender the initial Guaranty Shares and the Guaranty Warrant.
     2.5 Issue Price. The Borrower and the Lender agree for U.S. federal income tax purposes (a) that the present value as of the Closing Date of all payments under the Notes and Warrants shall be such value; and (b) that (x) the aggregate “issue price” under §1273(b) of the Code of the Notes to be issued hereunder, and (y) that the aggregate purchase price under §1273(b) of the Code of all of the Warrants to be issued hereunder, shall be such value and purchase prices, respectively, as determined by the Borrower.
     2.6 The Closing. Delivery of and payment for the Initial Securities (the “Initial Closing”) shall be made at the offices of Royer & Associates, LLC, 681 Moore Road, Suite 321, King of Prussia, Pennsylvania, commencing at 10:00 a.m., local time, on any Business Day that is at least five (5) Business Days prior to the Shareholder Meeting Date Deadline and upon at least five (5) Business Days prior written notice to the Lender, or at such place or on such other date as may be mutually agreeable to the Borrower and the Lender. The date and time of the Initial Closing as finally determined pursuant to this Section 2.6 shall be referred to herein as the “Initial Closing Date.” On each Closing Date following the Initial Closing Date, delivery of and payment for the Securities at each Closing shall be made at a place and time as mutually agreed upon by the Borrower and the Lender.
     2.7 2009 Bridge Note. On February 20, 2009, the Lender deposited $2,000,000 in a restricted bank account of the Borrower that the Borrower established with PNC Bank in exchange for that certain Secured Promissory Note executed by the Borrower in favor of the Lender in the amount of $2,000,000, a Common Stock Warrant, as amended by Amendment No. 1 thereto dated the date hereof, to purchase 143,885 shares of the Common Stock of the Company and a Security Agreement (collectively, the “2009 Bridge Loan Documents”). The 2009 Bridge Loan Documents are attached hereto as Exhibit M, and the 2009 Bridge Note is intended to be part of the Transactions contemplated hereby.
ARTICLE III
REPAYMENT OF THE NOTES; EXCHANGE OF EXISTING SECURITIES
     3.1 Interest.
          (a) Interest Rates and Interest Payments. Interest on the Notes shall accrue on the outstanding principal amount at the applicable interest rate and compound annually. Interest on the Notes will be computed on the basis of a year of 365 days, for the number of actual days elapsed during which principal is outstanding.

          (b) Deferral of Interest Payments. During the term of the Notes, interest shall accrue and such interest shall not be due currently but shall be added to the outstanding principal balance of the Notes and become due and payable on the applicable Maturity Date.
     3.2 Repayment of the Initial Note. The Borrower covenants and agrees to repay to the Lender no later than the date that is five (5) Business Days after the Shareholder Meeting Date Deadline, the unpaid principal balance of, together with all accrued and unpaid interest, fees and other amounts due on, the Initial Note; provided, however, that if the Shareholder Approval is received, such date shall be extended automatically until the date that is three (3) years after the date of issuance of the Initial Note (such date, the “Initial Note Maturity Date”), subject to any prior repayment obligations as set forth herein.
     3.3 Repayment of the Additional Notes. The Borrower covenants and agrees to repay to the Lender the unpaid principal balance of, together with all accrued and unpaid interest, fees and other amounts due on, each Additional Note no later than the date that is the earlier of three (3) years after the date of issuance of each Additional Note and December 31, 2012 (each such date, an “Additional Note Maturity Date” and together with the Initial Note Maturity Date, sometimes referred to herein as the “Maturity Date”).
     3.4 Maturity; Surrender, etc. Upon payment of the amounts due and owing under each Note, each such Note shall be surrendered to the Borrower and canceled and shall not be reissued.
     3.5 Exchange of Existing Securities. In the event: (i) the Borrower obtains the Shareholder Approval; (ii) there shall have been no Material Adverse Change and (iii) that all representations and warranties contained in this Agreement shall remain true and correct in all material respects (except for such representations and warranties that relate to a specific date, which such representations and warranties shall be true and correct in all material respects as of such date, and except for such representations and warranties that are qualified by materiality and/or knowledge, which such representations and warranties shall be true and correct in all respects), the outstanding principal amount of the 2003 Note and all accrued and unpaid interest thereon of the Borrower owed to the Lender and all 6,000 shares of Series B Preferred Stock and 3,300 shares of Series C Preferred Stock held by the Lender, representing all of the issued and outstanding shares of Series B Preferred Stock and Series C Preferred Stock, together with accrued and unpaid dividends thereon shall be converted into and exchanged for such number of shares of Series E Preferred Stock as determined by dividing (a) (i) the aggregate principal and accrued and unpaid interest under the 2003 Note plus (ii) the stated value per share of the Series B Preferred Stock multiplied by the number of shares of Series B Preferred Stock outstanding plus (iii) the stated value per share of the Series C Preferred Stock multiplied by the number of shares of Series C Preferred Stock outstanding plus (iv) the aggregate amount of the accrued and unpaid dividends on the Series B Preferred Stock plus (v) the aggregate amount of the accrued and unpaid dividends on the Series C Preferred Stock by (b) $1,000 per share of Series E Preferred Stock. The Series E Preferred Stock shall have the same rights, preferences and terms and conditions as the Series D Preferred Stock, except that the conversion price of the Series E Preferred Stock into Common Stock initially shall be $2.00 per share, subject to adjustment as set forth in the Statement With Respect to Shares of the Series E Preferred Stock substantially in the form attached hereto as Exhibit C. Such conversion shall occur as of the date on which the Shareholder Approval is obtained.
ARTICLE IV
CONDITIONS
     4.1 Conditions to the Purchase of the Securities. The obligation of the Lender to purchase the Securities is subject to the satisfaction, prior to or at each Closing, of the following conditions:
          (a) Due Diligence. With respect to the Initial Closing, the Lender shall have completed his due diligence of the Borrower to his satisfaction, in his sole discretion.
          (b) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the respective Closing Date as though then made.
          (c) Material Adverse Change. With respect to the Initial Closing, there shall have been no Material Adverse Change since February 29, 2008. With respect to each Closing following the Initial Closing, there shall have been no Material Adverse Change since the prior Closing.
          (d) Board Approval. The Borrower shall have received approval of the Board of Directors of the Borrower to the Transactions.
          (e) Certain Agreements.
          (i) Security Agreement. The Borrower, the Guarantor and the Lender shall have entered into a security agreement, in form and substance as set forth in Exhibit E attached hereto (as the same may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof, the “Security Agreement”). The Borrower shall have authorized the Lender to file, or shall have delivered to the Lender, such financing statements and other instruments (collectively, “Financing Statements”) as the Lender shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. The Lender shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Borrower other than Permitted Liens.
          (ii) Registration Rights Agreement. The Borrower shall have executed and delivered to the Lender the Amended and Restated Registration Rights Agreement, substantially in the form of Exhibit F (the “Registration Rights Agreement”).
          (iii) Guaranty Agreement. The Guarantor shall have executed and delivered to the Lender the Guaranty Agreement, substantially in the form of Exhibit G, unconditionally and irrevocably guaranteeing to the Lender the full and prompt payment and performance of the Borrower’s obligations under the Note.

          (iv) Mortgage. The Borrower shall have executed and delivered to the Lender the Mortgage.
          (v) Shareholders Voting Agreement. William F. Mitchell, Sr. shall have executed and delivered a shareholders voting agreement, substantially in the form of Exhibit I (the “Shareholders Voting Agreement”).
          (vi) Series D Preferred Stock. The Series D Preferred Stock Statement With Respect to Shares in substantially the form of Exhibit D hereto shall have been filed with the Department of State of the Commonwealth of Pennsylvania.
          (f) Specific Conditions for the Purchases of Additional Notes. With respect to the purchase of Securities following the Initial Closing:
          (i) Shareholder Approval. The Borrower shall have received the Shareholder Approval.
          (ii) Major Contracts. The Borrower shall have been awarded a Major Contract and such Major Contract shall be in full force and effect.
          (iii) Financial Conditions. The Lender shall have determined at the time of each subsequent Closing, in his sole discretion, that the Borrower’s prospects in the long range for reaching consistent cash flow positive operations are continuing to improve.
          (iv) Employees. The Borrower shall have entered into amendments to the employment agreements with the employees set forth on Schedule 4.1(f)(iv) hereto in form and substance reasonably satisfactory to the Lender.
          (v) Series E Preferred Stock. The Series E Preferred Stock Statement With Respect to Shares in substantially the form of Exhibit C hereto shall have been filed with the Department of State of the Commonwealth of Pennsylvania.
          (g) Closing Documents. At each Closing, the Borrower will have delivered or caused to be delivered to the Lender all of the following documents in form and substance satisfactory to Lender:
          (i) the applicable Note, duly completed and executed by the Borrower;
          (ii) the applicable Warrant evidencing the right to acquire the number of shares of Common Stock set forth in Section 2.3;
          (iii) certificates of good standing dated not more than ten (10) Business Days prior to the applicable Closing Date for the Borrower and the Guarantor certified by its jurisdiction of organization;

          (iv) with respect to the Initial Closing, a copy of the Charter Documents of the Borrower and the Guarantor, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than ten (10) Business Days prior to the Initial Closing Date;
          (v) with respect to the Initial Closing, a copy of the Bylaws of the Borrower and the Guarantor, certified as of the Initial Closing Date by the secretary or assistant secretary of the Borrower and the Guarantor;
          (vi) a certificate of the secretary or assistant secretary of the Borrower and the Guarantor, certifying as to the names and true signatures of the Executive Officers of the Borrower and the Guarantor authorized to sign this Agreement and the other Transaction Documents to which it is a party;
          (vii) copies of the resolutions duly adopted by the Borrower’s and the Guarantor’s board of directors, authorizing the execution, delivery and performance by the Borrower and the Guarantor of this Agreement and each of the other Transaction Documents to which it is a party, such other instruments and documents contemplated hereby to which the Borrower or the Guarantor is a party, and the consummation of all of the other Transactions, certified as of the applicable Closing Date by an Executive Officer of the Borrower or the Guarantor, as the case may be;
          (viii) a certificate dated as of the applicable Closing Date from an Executive Officer of the Borrower stating that the conditions specified in this Section 4.1 have been fully satisfied by the Borrower or waived by the Lender, substantially in the form set forth in Exhibit L;
          (ix) certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to Section 7.1(c), together with loss payable endorsements, all satisfactory in the type and extent of such coverage to the Lender; and
          (x) such other documents relating to the Transactions contemplated by this Agreement as the Lender may reasonably request.
          (h) Consents, Agreements. The Borrower shall have obtained all consents and waivers, under any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound, or any term of any applicable Law of any Governmental Authority, or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority, necessary or appropriate in connection with the transactions contemplated by this Agreement, and such consents and waivers shall be in full force and effect on the applicable Closing Date.
          (i) Compliance with Securities Laws. The offering and sale of the Notes and Warrants to the Lender shall have complied with all applicable requirements of federal and state securities laws.

          (j) No Adverse U.S. Legislation, Action or Decision, etc. No legislation shall have been enacted by Congress, no other formal action shall have been taken by any Governmental Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction, which would materially and adversely affect the Notes or the Warrants being purchased by the Lender hereunder.
          (k) No Actions Pending. There shall be no suit, action, investigation, inquiry or other proceeding by any Governmental Authority or any other Person or any other legal or administrative proceeding pending or, to the Borrower’s knowledge, threatened which questions the validity or legality of the Transactions or injunctive or other equitable relief in connection therewith.
          (l) Fairness Opinion. With respect to the Initial Closing, the Borrower shall have received a fairness opinion in a form acceptable to the Lender that the transaction is fair with respect to the shareholders of the Borrower.
     4.2 Waiver. Any condition specified in Section 4.1 hereof may be waived by the Lender on or prior to the applicable Closing Date.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
     5.1 Representations and Warranties of the Borrower. As a material inducement to the Lender to enter into this Agreement and purchase the Notes and the Warrants, the Borrower hereby represents and warrants to the Lender as follows:
          (a) Organization, Qualification and Power. Each of the Borrower and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Borrower and the Guarantor is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. Each of the Borrower and the Guarantor has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate their properties, to carry on their businesses as now conducted and presently proposed to be conducted and to enter into each Transaction Document to which it is a party, to carry out the terms of each such Transaction Document, and, in the case of the Borrower, to issue and sell the Notes and the Warrants.
          (b) Power; Authorization; Enforceable Obligations. This Agreement, the Notes, the Warrants and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of the Borrower and the Guarantor, as applicable, except for shareholder approval of the transactions contemplated by this Agreement as required under Section 713 of the Listing Standards, Policies and Requirements of AMEX. This Agreement, the Notes, the Warrants and the other Transaction Documents have been duly executed and delivered by the Borrower and the Guarantor, as applicable, and constitute legal, valid and binding obligations of the Borrower, and the Guarantor, as applicable, enforceable against it in accordance with their respective terms, except (i) that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and similar laws of general application relating to or affecting the rights and remedies of creditors, and (ii) that acceleration of the Notes may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.
          (c) No Other Indebtedness. Neither the Borrower nor the Guarantor has any outstanding Indebtedness to any person or entity other than the Senior Debt, the Indebtedness contemplated by this Agreement and the Indebtedness set forth on Schedule 5.1(c) hereto (“Permitted Indebtedness”).
          (d) Business. The Borrower and the Guarantor are primarily engaged in the business of designing, manufacturing and selling software-driven products and services used to (i) create and monitor the physiological effects of motion on humans and equipment; (ii) control, modify, simulate and measure environmental conditions; and (iii) other activities incidental to the business (the “Business”).
          (e) Financial Statements. The Borrower has delivered to the Lender complete and correct copies of (i) its annual report on Form 10-K for the fiscal year ended February 29, 2008 as filed with the SEC (the “Form 10-K”), and (ii) its quarterly report on Form 10-Q for the Fiscal Quarters ended May 30, 2008, August 29, 2008 and November 28, 2008 each as filed with the SEC (collectively, the “Form 10-Q”). The Form 10-K correctly describes, in all material respects, as of their respective dates, the business then conducted and proposed to be conducted by the Borrower. There are included in the Form 10-K financial statements of the Borrower for the fiscal year ended February 29, 2008, accompanied by the opinion thereon of Friedman LLP, independent registered public accounting firm, and in the Form 10-Q financial statements of the Borrower for the Fiscal Quarters ended May 30, 2008, August 29, 2008 and November 28, 2008. All financial statements included in the foregoing materials delivered to the Lender (except as otherwise specified therein) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of the respective dates specified and the results of their operations and cash flows for the respective periods specified.
          (f) Capitalization and Related Matters. As of the Initial Closing Date, the authorized capital stock of the Borrower will consist of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $0.05 per share, of which 15,000 has been designated Series B Preferred Stock, 3,300 has been designated Series C Preferred Stock, 11,000 has been designated Series D Preferred Stock and 25,000 has been designated Series E Preferred Stock. On the Initial Closing Date, 9,049,351 shares of the Common Stock are issued and outstanding, 6,000 shares of Series B Preferred Stock are issued and outstanding, 3,300 shares of Series C Preferred Stock are issued and outstanding and no shares of Series D Preferred Stock and no shares of Series E Preferred Stock are issued and outstanding. The shares of Series E Preferred Stock issuable upon conversion of the 2003 Note, the Series B Preferred Stock and Series C Preferred Stock in accordance with Section 3.5 above, the Series D Preferred Stock issuable as the original fee, as interest payments under the Notes and in connection with the Additional Personal Guaranty and the shares of Common Stock issuable upon conversion of such Series E Preferred Stock and Series D Preferred Stock and the exercise of the Warrants shall be duly authorized and validly reserved for issuance upon such conversion and exercise and, when so issued in accordance with their terms, will be validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.1(f), as of the applicable Closing Date, the Borrower will not have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock.
          (g) No Breach. Except as specifically provided by the Transaction Documents, the execution and delivery by the Borrower and the Guarantor of the Transaction Documents, as applicable, and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon the Borrower’s or the Guarantor’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents or the Bylaws of the Borrower or the Guarantor, or any Law to which the Borrower or the Guarantor is subject, or any agreement, statute, rule or regulation, instrument, order, judgment or decree to which the Borrower or the Guarantor is a party or to which they or their assets are subject.
          (h) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is or will be required in connection with the consummation of the Transactions by the Borrower or the Guarantor and the performance of their obligations thereunder.
          (i) No Material Adverse Change and no Material Adverse Effect. Since February 29, 2008, there has been no event or occurrence that would constitute a Material Adverse Change or that is likely to have a Material Adverse Effect, except as set forth in the Form 10-K or the Form 10-Qs or in any Form 8-K filed by the Borrower.
          (j) Litigation. Except as set forth on Schedule 5.1(j) hereto, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the knowledge of the Borrower’s management after due inquiry, threatened against or filed by or affecting the Borrower or the Guarantor or their directors or officers or the businesses, assets or rights of the Borrower or the Guarantor.
          (k) Compliance with Laws. Neither the Borrower nor the Guarantor is in violation of any applicable Law, the effect of which violation could have a Material Adverse Effect. Neither the Borrower nor the Guarantor is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority. Neither the Borrower nor the Guarantor is in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authority, and there is no investigation, enforcement action or regulatory action pending or threatened against or affecting the Borrower or the Guarantor by any Governmental Authority, except as set forth on Schedule 5.1(k). Except as set forth on Schedule 5.1(k), there is no remedial or other corrective action that the Borrower or the Guarantor is required to take to remain in compliance with any judgment, order, writ, injunction or decree of any Governmental Authority or to maintain any material permits, approvals or licenses granted by any Governmental Authority in full force and effect.
          (l) Environmental Protection. Except as set forth on Schedule 5.1(l) and after giving effect to the Transactions: (i) the Business of the Borrower and the Guarantor, the methods and means employed by the Borrower and the Guarantor in the operation thereof (including all operations and conditions at or in the properties of the Borrower and the Guarantor), and the assets owned, leased, managed, used, controlled, held or operated by the Borrower and the Guarantor, comply in all material respects with all applicable Environmental Laws; (ii) with respect to the Properties and Facilities, and except as disclosed on Schedule 5.1(l), the Borrower and the Guarantor have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required for material compliance with any Environmental Laws; (iii) neither the Borrower nor the Guarantor has received (x) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that the Borrower or the Guarantor is or may be liable to any Person as a result of (A) the environmental condition of any of its Properties and Facilities or any other property, or (B) the release or threatened release of any Pollutant, or (y) any letter or request for information under Section 104 of the CERCLA, or comparable Laws, and to the best of the Borrower’s knowledge, none of the operations of the Borrower and the Guarantor are the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Borrower or the Guarantor has transported, or arranged for the transportation of, any Pollutants; (iv) except as disclosed on Schedule 5.1(l), neither the Borrower or any Guarantor nor any prior owner or operator has incurred in the past, or is now subject to, any material Environmental Liabilities; (v) except as disclosed on Schedule 5.1(l), there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws; (vi) there are no USTs located in, at, on or under the Properties and Facilities other than the USTs identified on Schedule 5.1(l) as USTs; and each of those USTs is in material compliance with all Environmental Laws and other legal obligations; and (vii) except as disclosed on Schedule 5.1(l), to the Borrower’s knowledge, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations. To the knowledge of the Borrower, the Borrower is not subject to liability under any Environmental Laws that would result in a Material Adverse Effect.
          (m) Use of Proceeds; Legal Investments. The Borrower will apply any proceeds of the sale of the Notes and Warrants, simultaneously with the Closing, (a) in accordance with the terms of Article 2 above and (b) to the payment of fees and expenses incurred in connection with the offering and sale of the Notes and Warrants, the refinancing of the Senior Debt and the obtaining of the Shareholder Approval.
          (n) Taxes. Each of the Borrower and the Guarantor has filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Borrower); no tax Lien has been filed against the Borrower or the Guarantor, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charges.
          (o) ERISA; Labor and Employment.
          (i) The Borrower is and each of its Plans is in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Borrower or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which the Borrower is or was required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and the Borrower has not incurred nor reasonably expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Borrower is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending or threatened labor disputes, work stoppages or strikes.
          (ii) The Borrower is not a party to any collective bargaining agreement, and there are no strikes, work stoppages, material grievances, disputes or controversies with any union or any other organization of the Borrower’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except to the extent that such strikes, work stoppages, material grievances, disputes or controversies could not reasonably be expected to have a Material Adverse Effect. The Borrower has not, within the two-year period preceding the Initial Closing Date, taken any action which would have constituted or resulted in a “plant closing” or “mass layoff” within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar Law. The procedures by which the Borrower has hired or will hire its employees comply and will comply in all material respects with each collective bargaining agreement to which the Borrower is a party and any applicable Law. The Borrower is in compliance with the Fair Labor Standards Act, as amended, and has paid all minimum and overtime wages required by law to be paid to its respective employees, except for violations which could not have a Material Adverse Effect.

          (p) Investment Company Act; Public Utility Holding Company Act. The Borrower is not (i) an “investment company” or “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          (q) Condition of and Title to Properties. The real property owned or leased by the Borrower and the Guarantor in the United States as of the Initial Closing Date is described on Schedule 5.1(q) hereto. Each of the Borrower and the Guarantor has good title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records (the “Properties and Facilities”), free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. Except as described on Schedule 5.1(q), all leases of property are in full force and effect. No consent under any lease is required in connection with the consummation of the transactions contemplated hereby. Except for financing statements evidencing Permitted Liens, no effective financing statement under the Uniform Commercial Code is in effect in any jurisdiction and no other filing which names the Borrower or the Guarantor as debtor or which covers or purports to cover any of the assets of the Borrower or the Guarantor is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor the Guarantor has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. All of the assets and properties of the Borrower and the Guarantor that are necessary for the operation of their respective businesses are in good working condition and are able to serve the functions for which they are currently being used, except for ordinary wear and tear.
          (r) Proprietary Rights. Each of the Borrower and the Guarantor owns, or is licensed to use its Proprietary Rights necessary for the conduct of its business as currently conducted. Except as set forth on Schedule 5.1(r), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Proprietary Rights, nor does the Borrower know of any valid basis for any such claim. The use of such Proprietary Rights by the Borrower and the Guarantor does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the best knowledge of the Borrower, except as set forth on Schedule 5.1(r), no slogan or other advertising, device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by any of the Borrower and the Guarantor infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened. No patent, invention, device, application, and no statute, law, rule, regulation, standard or code involving the Borrower’s or the Guarantor’s Proprietary Rights is pending or, to the knowledge of the Borrower, proposed, except where the consequences in the aggregate could not reasonably be expected to have a Material Adverse Effect.
          (s) [Intentionally omitted]

          (t) Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries except for those set forth on Schedule 5.1(t), each of which was duly formed and is existing under the law of the jurisdiction set forth opposite their names. All of the issued and outstanding shares of capital stock of the Subsidiaries are duly and validly authorized and issued and fully paid and nonassessable and are owned by the Borrower (except for directors’ qualifying shares). There are no options, warrants or other rights outstanding to purchase any capital stock of any of the Subsidiaries, nor are any securities of any of the Subsidiaries convertible into or exchangeable for capital stock of the Subsidiaries except as described on Schedule 5.1(t).
          (u) Broker’s or Finder’s Commissions. No broker’s or finder’s or placement fee or commission will be payable to any broker or agent engaged by the Borrower or any of its officers, directors or agents with respect to the issuance and sale of the Notes, the Warrants or the Transactions. The Borrower agrees to indemnify the Lender and hold the Lender harmless from and against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by the Lender.
          (v) Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.1(v), the Borrower has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except:
          (i) those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged;
          (ii) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules or not required to be disclosed because of the term or amount involved or otherwise; and
          (iii) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business.
          (w) Federal Regulations. No part of the proceeds of the Credit Facility will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Credit Facility hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of either of Regulations T and X.
          (x) Complete Disclosure. All statements and material furnished by or on behalf of the Borrower to the Lender for purposes of or in connection with this Agreement or the Transactions is, and all other statements and material hereafter furnished by or on behalf of the Borrower will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete or misleading by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

          (y) Security Interests. At all times after execution and delivery of the Security Documents by the party or parties thereto and completion of the filings and recordings listed on Schedule 5.1(y), the security interests created for the benefit of the Lender pursuant to the Security Documents will constitute valid, perfected security interests in the collateral subject thereto, subject to no other Liens whatsoever, except Permitted Liens.
          (z) Insurance. The Borrower currently maintains insurance which meets or exceeds the requirements of Section 7.1(c) and the applicable insurance requirements set forth in the other Transaction Documents. Schedule 5.1(z) hereto lists, as of the Initial Closing Date, all insurance policies and other bonds to which the Borrower is a party, all of which are valid and in full force and effect. No written notice has been given or claim made and the Borrower has no knowledge that any grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower in accordance with prudent business practice in the industry of the Borrower.
          (aa) Authorizations.
          (i) Except as set forth on Schedule 5.1(aa), each of the Borrower and the Guarantor possesses all material approvals of each Governmental Authority (the “Governmental Approvals”) necessary for the operations of its business and is not in material violation thereof. All such Governmental Approvals are in full force and effect, and no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Governmental Approval.
          (ii) Except as set forth on Schedule 5.1(aa), neither the Borrower nor the Guarantor has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority, or of any other proceedings of or before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.
          (bb) No Consents. Except as set forth in Schedule 5.1(bb), no consent, approval or authorization of any Person is required for the valid execution and delivery of this Agreement or the valid offer, issue, sale and delivery of the Notes and Warrants pursuant to this Agreement.
          (cc) Shareholders Voting Agreement. Pursuant to the terms of the Shareholders Voting Agreement, William Mitchell, Sr. has agreed to vote the shares of Common Stock owned by him in favor of the transactions contemplated by this Agreement. The Borrower covenants to use its reasonable best efforts to obtain the agreement of other shareholders of the Borrower owning, or controlling the voting power of, greater than five percent (5%) of the issued and outstanding shares of Common Stock to vote the shares of Common Stock owned by them in favor of the Shareholder Approval.

          (dd) Foreign Corrupt Practices. Neither the Borrower, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Borrower or any Subsidiary has, in the course of his actions for, or on behalf of, the Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          (ee) No Defaults. Except as set forth on Schedule 5.1(ee), neither the Borrower nor the Guarantor is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LENDER
     6.1 Authorization; Enforceable Obligations. This Agreement and the other Transaction Documents to which the Lender is a party have been duly executed and delivered by the Lender and constitute legal, valid and binding obligations of the Lender, enforceable against him in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and similar laws of general application relating to or affecting the rights and remedies of creditors.
     6.2 No Breach. The execution and delivery by the Lender of the Transaction Documents to which he is a party and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, any Law to which the Lender is subject, or any agreement, statute, rule or regulation, instrument, order, judgment or decree to which the Lender is a party or to which he or his assets are subject.
     6.3 Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is or will be required in connection with the consummation of the Transactions by the Lender and the performance of his obligations thereunder.
     6.4 Restricted Securities. The Lender acknowledges that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and, except as provided in the Registration Rights Agreement, that the Borrower is not required to register any of the Securities.
     6.5 Legends; Lender’s Representations. The Lender hereby represents and warrants to the Borrower that he is an “accredited investor” within the meaning of Rule 501(a) under the

Securities Act and is acquiring the Securities for investment for the Lender’s own account, with no present intention of dividing his participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of the Lender) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Borrower may place an appropriate legend on the Securities owned by the Lender concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by the Lender or any of his successors or assignees of all or any part of the Securities, the term “Lender” as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.
     6.6 Reliance on Exemptions. The Lender understands that the Securities are being offered and sold to him in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.
     6.7 Prohibition on Short Sales. The Lender will not engage in any short sale of any shares of Common Stock or have in effect a short position with respect thereto (whether such short sale or position is against the box and regardless of when such position was entered into).
     6.8 Transfer of Notes. Subject to Section 6.5 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $500,000 or increments of $100,000 in excess thereof in original principal amount), by surrendering such Note to the Borrower duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Borrower shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled. The Borrower shall not be required to recognize any subsequent holder of a Note unless and until the Borrower has received reasonable assurance that all applicable transfer taxes have been paid. Notwithstanding the foregoing, a holder of a Note may not transfer such Note or any of the other Securities to a competitor of the Borrower or any Subsidiary or Affiliate of the Borrower.
     6.9 Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Borrower of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Borrower shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Borrower; and if such replaced Securities have been destroyed, lost or stolen, such holder thereof shall furnish the Borrower with a written indemnity, in form satisfactory to the Borrower, to save it harmless in respect of such replaced Security.

ARTICLE VII
COVENANTS
     7.1 Affirmative Covenants. The Borrower covenants that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, the Borrower shall and cause the Guarantor to:
          (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
          (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, Proprietary Rights which may be material to the conduct of the Business; (ii) comply in all material respects with all Laws applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable Laws, (iii) take all action which may be required to obtain, preserve, renew and extend all rights, Proprietary Rights, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.
          (c) Insurance. Maintain insurance required by the Transaction Documents and any and all contracts entered into by the Borrower under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Borrower shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to the Lender. All insurance policies of the Borrower shall contain endorsements, in form and substance reasonably satisfactory to the Lender, providing that the insurance shall not be cancelable except upon thirty (30) days’ prior written notice to the Lender. The Lender shall be shown as a loss payee and an additional named insured party under all such insurance policies.
          (d) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that neither the Borrower nor the Guarantor shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Guarantor shall have set aside on their books adequate reserves with respect thereto.

          (e) Financial Statements; Reports. Furnish to the Lender:
          (i) not later than the ninetieth (90th) day after the end of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year and the related Consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form (x) the Consolidated figures for the previous fiscal year and (y) the figures set forth in the budget for such period, all in reasonable detail and accompanied by a report of Friedman LLP or other reputable firm of independent registered public accounting firm, which report shall state that the Consolidated financial statements of the Borrower for such period present fairly the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such Consolidated financial statements has been made in accordance with GAAP; provided that so long as the Borrower is subject to the reporting provisions of the Securities Exchange Act, timely delivery of copies of the Borrower’s annual report on Form 10-K for such period will satisfy the requirements of this paragraph (i) (except for the requirement included in clause (y) above);
          (ii) not later than the forty-fifth (45th) day after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, Consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related Consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form (x) the consolidated figures for the corresponding periods of the previous fiscal year and (y) the figures set forth in the budget for such period, all in reasonable detail and certified by a principal financial officer of the Borrower as presenting fairly, in accordance with GAAP (except for the absence of notes thereto) applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments; provided that so long as the Borrower is subject to the reporting provisions of the Securities Exchange Act, timely delivery of copies of the Borrower’s quarterly report on Form 10-Q for such period will satisfy the requirements of this paragraph (ii) (except for the requirement included in clause (y) above);
          (f) Certificates; Other Information. Furnish to the Lender:
          (i) [Intentionally omitted];
          (ii) concurrently with the delivery of the financial statements referred to in subsections 7.1(e)(i) and (ii), a compliance certificate, in substantially the form attached as Exhibit N (the “Compliance Certificate”), executed by an Executive Officer;

          (iii) within five (5) days after the same are sent, copies of all financial statements and reports which the Borrower sends to any of its shareholders and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities Exchange Commission or any successor or analogous Governmental Authority;
          (iv) promptly upon their becoming available to the Borrower, any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit;
          (g) Litigation and Other Notices. Give the Lender prompt written notice of the following:
          (i) Orders; Injunctions. The issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.
          (ii) Litigation. The notice, filing or commencement of any action, suit or proceeding against the Borrower or the Guarantor whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority and that, if adversely determined against the Borrower or the Guarantor, could result in uninsured liability in excess of $150,000 in the aggregate.
          (iii) Environmental Matters. (A) Any release or threatened release of any Pollutant required to be reported to any Governmental Authority under any applicable Environmental Laws, (B) any Removal, Remedial or Response action taken by the Borrower or any other person in response to any Pollutant in, at, on or under, a part of or about the Borrower’s or either Guarantor’s Properties and Facilities, or any other property for which the Borrower or either Guarantor is responsible, (C) any violation by the Borrower or the Guarantor of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that the Borrower or the Guarantor might be subject to an Environmental Liability.
          (iv) Default. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.
          (v) Material Adverse Effect. Any development in the Business or in the affairs of the Borrower or the Guarantor that could have a Material Adverse Effect.
          (h) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to the Lender (i) as soon as possible, and in any event within thirty (30) days after the Borrower knows thereof, notice of (A) the establishment by the Borrower of any Plan, (B) the commencement by the Borrower of contributions to a Multiemployer Plan, (C) any failure by the Borrower or any of its Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Borrower, and (ii) promptly after receipt thereof, a copy of any notice the Borrowers may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.
          (i) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, on no more than two (2) occasions during any twelve (12) month period, during business hours and after reasonable notice has been provided, permit an authorized representative of the Lender to visit and inspect the properties and financial records of the Borrower and to make extracts from such financial records, all at the Borrower’s reasonable expense, and permit any authorized representative to discuss the affairs, finances and conditions of the Borrower with the Borrower’s Executive Officers, and the Borrower’s independent public accountants.
          (j) Covenants Regarding Formation of Subsidiaries and Acquisitions. At the time of the formation of any new domestic Subsidiary of the Borrower which is permitted under this Agreement, (i) provide the Lender an executed joinder agreement, in form and substance acceptable to the Lender, pursuant to which such domestic Subsidiary shall become a Guarantor under the Guaranty and a Security Agreement and appropriate financing statements so that all of the assets of such domestic Subsidiary shall be pledged to the Lender, (ii) provide a statement of an Executive Officer that no Default or Event of Default exists or would be caused by the formation; and (iii) provide all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Lender, which in his reasonable opinion is appropriate with respect to the formation of such domestic Subsidiary. Any document, agreement or instrument executed or issued pursuant to this subsection 7.1(j) shall be a “Transaction Document” for purposes of this Agreement.
          (k) Board of Directors. Ensure that the Board of Directors of the Borrower consists of five (5) members, two (2) of which members shall be the Lender (or his designee) and the Borrower’s Chief Executive Officer. Prior to the date on which the Borrower obtains the Shareholder Approval, the Lender shall have the right to consent to one (1) of the other nominees to the Board of Directors of the Borrower, such consent to be granted or withheld in the Lender’s reasonable discretion. After the date on which the Borrower obtains the Shareholder Approval, the Lender shall have the right to consent to all other nominees to the Board of Directors of the Borrower, such consent to be granted or withheld in the Lender’s reasonable discretion; provided, however, that this right shall not be construed to mean Lender has the right to appoint or nominate such directors, rather than to consent to their nomination or appointment.
          (l) Proxy Statement and Form 10-K. As soon as practicable but in no event later than twenty (20) days following the date hereof, file with the SEC an annual report on Form 10-K for its fiscal year ended February 28, 2009 and a preliminary proxy statement on Schedule 14A that provides, in addition to any disclosure generally required in a proxy statement for a registered corporation’s annual meeting, that the shareholders of the Borrower will vote on the proposals set forth in the definition of Shareholder Approval in Article I above. The Borrower shall, as soon as practicable but in no event later than five (5) days after notice from the SEC that the SEC has no comments or no further comments to the proxy statement, mail a definitive proxy statement on Schedule 14A to its shareholders of record as of the record date for the Meeting that provides for the vote by the shareholders on the foregoing shareholder actions. The Lender agrees to cooperate and timely respond to any questions or other requests made by the Borrower relating to the Lender that are reasonably necessary to respond to any such SEC comments.
          (m) Shareholder Approval. As soon as practicable, but in no event later than the Shareholder Meeting Date Deadline, hold an annual meeting of its shareholders (the “Meeting”) to obtain the Shareholder Approval. In connection therewith, the Borrower shall use its best efforts to obtain the Shareholder Approval at the Meeting.
          (n) Payment of Principal, Interest and Other Amounts Due. Pay when due all Obligations to the Lender and all other amounts payable by it hereunder and under the Notes; provided, however, that notwithstanding the respective Maturity Dates of the Notes, the Borrower covenants to make partial principal payments under the Notes from time to time after June 30, 2010 upon the Borrower’s reasonable determination, upon consultation with the Lender, that the Borrower has more working capital than it reasonably projects that it will require to cover its expenses over a rolling ninety (90) day period, and the Borrower does not have any other foreseeable longer term obligations that it projects it would not otherwise be able to repay through cash flow generated from operations or other available sources of capital without the use of such excess working capital; provided, further, that the making of any such partial payments does not violate the terms of the Subordination Agreement as then in effect, or if any such payments would result in such violation, the Senior Lender shall have waived such violation or consented to the payments.
          (o) Filing of Series E Preferred Stock Statement With Respect to Shares and Conversion and Exchange of the 2003 Note, Series B Preferred Stock and Series C Preferred Stock into Series E Preferred Stock. As soon as practicable following the receipt by the Borrower of the Shareholder Approval, but in no event later than two (2) business days thereafter, the Borrower shall file the Series E Preferred Stock Statement With Respect to Shares in substantially the form of Exhibit C hereto with the Department of State of the Commonwealth of Pennsylvania and shall effect the conversion and exchange of the 2003 Note, Series B Preferred Stock and Series C Preferred Stock into Series E Preferred Stock as contemplated by Section 3.5 hereof.
     7.2 Negative Covenants. The Borrower covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:
          (a) Indebtedness. The Borrower and the Guarantor shall not create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:
          (i) Indebtedness under this Agreement;
          (ii) Indebtedness under the Senior Financing, to which payment under the Notes will be subordinated pursuant to the terms of the Subordination Agreement;

provided, however, that the principal amount of indebtedness that may be incurred under the Senior Financing may not exceed $15,000,000 prior to the Borrower obtaining the Shareholder Approval, and $20,000,000 after the Borrower obtains the Shareholder Approval, plus indebtedness that may be incurred under the confirmation letter between the Borrower and the Senior Lender dated September 12, 2008 setting forth the terms and conditions of an interest rate swap transaction (the ‘Existing Swap”) entered into under and pursuant to the terms and conditions of that certain ISDA Master Agreement between the Borrower and the Senior Lender dated as of August 6, 2007 and the Schedule related thereto (together, the “ISDA Agreement”); and provided, further, that the Borrower may not enter into any other swap or other transactions under the ISDA Agreement, enter into any other agreement similar to the ISDA Agreement or amend or modify the terms of the Existing Swap or the ISDA Agreement without the prior written consent of the Lender, which may be granted or withheld in his sole discretion;
          (iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness; and
          (iv) Permitted Indebtedness; and
          (v) Extensions, renewals and replacements of any Permitted Indebtedness; provided, however, that there shall be no increase in the principal amount of Permitted Indebtedness without the prior written consent of the Lender, which may be granted or withheld in his sole discretion.
          (b) Negative Pledge; Liens. The Borrower and the Guarantor shall not create, incur, assume or suffer to exist any Lien of any kind on any of its properties or assets of any kind, except the following (collectively, “Permitted Liens”):
          (i) Liens now existing or hereafter created in connection with the Senior Financing, to which Liens the Lender will subordinate its Liens to on the terms set forth in the Subordination Agreement;
          (ii) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic’s, warehousemen’s, attorneys’ and statutory landlords’ liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured thereby shall not be overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Borrower;
          (iii) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Borrower shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;
          (iv) Liens listed on Schedule 7.2(b) hereto; and
          (v) Extensions, renewals and replacements of Liens referred to in clauses (i) through (iv) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.
          (c) Contingent Obligations. Neither the Borrower nor the Guarantor shall create, incur, assume or suffer to exist any Contingent Obligation other than guarantees by the Borrower of Indebtedness of a Subsidiary, but only to the extent such Indebtedness is permitted hereunder.
          (d) Mergers, etc. The Borrower shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except as expressly permitted by the Security Documents, the Borrower shall not sell, transfer or otherwise dispose of, lease or let others manage any of its assets, including the collateral under the respective Security Documents.
          (e) Affiliate Transactions. Except as set forth on Schedule 7.2(e), neither the Borrower nor the Guarantor shall make any loan or advance to any director, officer or employee of any Borrower or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Borrower or such Guarantor, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Business and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate.
          (f) Dividends and Common Stock Purchases. Neither the Borrower nor the Guarantor will declare or pay any dividend, or make any distribution on its outstanding capital stock or any other payment of any kind to any of its shareholders or its or their Affiliates, other than with respect to the Series D Preferred Stock or Series E Preferred Stock, provided that Subsidiaries not formed under the laws of the United States of America or any U.S. state may declare and pay dividends to their shareholders other than the Borrower and any other Subsidiaries, in an aggregate amount not exceeding $25,000 per year.
          (g) Advances, Investments and Loans. Neither the Borrower nor the Guarantor shall purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:
          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition;
          (ii) United States dollar denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), is at least A-1 or the equivalent or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent with maturities of not more than six (6) months from the date of acquisition;
          (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s maturing within six (6) months after the date of acquisition;
          (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six (6) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
          (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;
          (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
          (vii) receivables owing to the Borrower created or acquired in the ordinary course of business and payable on customary trade terms of the Borrower;
          (viii) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts; and
          (ix) advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $100,000.
          (h) Use of Proceeds. The Borrower shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities”.
          (i) Amendment of Charter Documents. Neither the Borrower nor the Guarantor shall amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of its Charter Documents or Bylaws, except as specifically contemplated herein. The Borrower shall not, without the prior written consent of the Lender, issue any shares of its Preferred Stock other than to the Lender.
          (j) Business. Neither the Borrower nor the Guarantor shall engage, directly or indirectly, in any business other than the Business.
          (k) Fiscal Year; Accounting. The Borrower shall not change its Fiscal Year from ending on the last Friday of each February or method of accounting (other than immaterial changes in methods), except as required by GAAP.
          (l) Establishment of New or Changed Business Locations. The Borrower shall not relocate its principal executive offices or other facilities or establish new business locations or store any inventory or other assets at a location not identified to the Lender on or before the date hereof, without providing not less than thirty (30) days advance written notice to the Lender.
          (m) Changed or Additional Business Names. Neither the Borrower nor the Guarantor shall change its corporate name or establish new or additional trade names without providing not less than thirty (30) days advance written notice to the Lender.
     7.3 Financial Covenant. The Borrower will maintain as of the end of each Fiscal Quarter a Consolidated Tangible Net Worth of at least $3,500,000.
ARTICLE VIII
EVENTS OF DEFAULT
     8.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:
          (a) the Borrower shall default in the payment of principal and interest on the Notes when due, whether at maturity, by acceleration or otherwise;
          (b) the Borrower shall default in the payment of, or any agreement related to, any of its Obligations, including without limitation if the Lender is required to make any payment to the Senior Lender under the Personal Guaranty;
          (c) the Borrower shall default in the payment of (i) interest on any Senior Debt on its due date or (ii) principal on any Senior Debt, whether at maturity, upon any scheduled payment date or by acceleration or otherwise;
          (d) the Borrower shall default under any agreement related to the Senior Financing or under any agreement under which any Indebtedness in an aggregate principal amount of $300,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;
          (e) any representation or warranty herein made by the Borrower, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;
          (f) the Borrower or the Guarantor shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Transaction Documents, and such default shall not be remedied for a period of thirty (30) days after the earlier of (i) written notice from the Lender of such default or (ii) actual knowledge by the Borrower of such default;
          (g) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property, or for the winding-up or liquidation of their affairs (an “Insolvency Proceeding”), and such Insolvency Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;
          (h) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;
          (i) both the following events shall occur: (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $1,000,000 at such time;
          (j) a final judgment which, with other undischarged final judgments against the Borrower, exceeds an aggregate of $300,000 (excluding judgments to the extent any Borrower are fully insured or the deductible or retention limit does not exceed $300,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Borrower if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

          (k) any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of the Lender in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the Lender;
          (l) the Borrower or the Guarantor (except as otherwise provided herein) shall terminate its existence, cease to exist, permanently cease operations or abandon the operation of any material portion of its business; or
          (m) any of the following shall have occurred: (1) a final non-appealable order is issued by any Governmental Authority, including, requiring the Borrower or the Guarantor to divest a substantial portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar requirement of Law, or (ii) any Governmental Authority shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of the Borrower or the Guarantor.
     8.2 Consequences of Event of Default.
          (a) Bankruptcy. If an Event of Default specified in paragraphs (g) or (h) of Section 8.1 hereof shall occur, the unpaid principal balance of the Notes and interest accrued thereon and all other liabilities of the Borrower to the Lender hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.
          (b) Other Defaults. If any other Event of Default shall occur, the Lender may at his option, by written notice to the Borrower, declare the entire unpaid principal balance of the Notes, the 2003 Note and the 2009 Bridge Note and interest accrued thereon and all other liabilities of the Borrower hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.
          (c) Default Interest. Following the occurrence and during the continuance of any Event of Default, the Lender shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus six percent (6%).
     8.3 Security. Payments of principal of, and interest on, the Notes and all other obligations of the Borrower under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.
ARTICLE IX
MISCELLANEOUS
     9.1 Survival. All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Lender pursuant to or in connection with any of the Transaction Documents, shall survive the execution and delivery of all of the Transaction Documents, and the issuance, sale and delivery of the Notes and the Warrants. For the avoidance of doubt, no payment shall be deemed to have been indefeasibly paid in full, whether made by the Borrower or the Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Credit Facility, nor shall it have the effect of reducing the obligation or the liability of the Borrower or the Guarantor hereunder or any Transaction Document.
     9.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or transfer its rights or obligations hereunder or any interest herein or delegate their duties hereunder and (ii) the Lender shall have the right to assign his rights hereunder and under the Securities in accordance with Article 6.
     9.3 Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by the Borrower and the Lender.
     9.4 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that the Lender would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.
     9.5 Reimbursement of Expenses. The Borrower shall, within two (2) business days after each Closing, reimburse the reasonable fees and out-of-pocket expenses of Royer & Associates LLC, counsel to the Lender, in an amount not to exceed $35,000 in the aggregate. In the alternative, the Lender may effect such reimbursement at any Closing by withholding from the amount of the applicable Note specified in Article II the amount to which the Lender’s counsel is entitled to reimbursement pursuant to the preceding sentence. Notwithstanding the withholding of such amount, the Lender shall be deemed to have loaned to the Borrower the full amount so withheld.
     9.6 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
     9.7 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:
to the Borrower:
Environmental Tectonics Corporation
County Line Industrial Park
125 James Way
Southampton, PA 18966-3877
Attn: Chief Financial Officer
Telecopier: (215) 357-4000
with a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attn: William W. Matthews, Esquire
Telecopier: (215) 568-6603
to the Lender:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Attn: H.F. Lenfest
Telecopier: (610) 940-0602
with a copy to:
Royer & Associates LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attn: John E. Royer, Jr., Esquire
Telecopier: (610) 354-8896
or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.
     9.8 Governing Law and Consent to Jurisdiction.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          (b) The Borrower irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought exclusively in the courts of record in Montgomery County, Commonwealth of Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania; consents to personal jurisdiction in each such court in any such suit, action or proceeding; and waives any objection concerning venue with respect to any suit, action or proceeding in any of such courts.
     9.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.
     9.10 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     9.11 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.
     9.12 Integration. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.
     9.13 Subordination. The obligations evidenced hereby are subordinate in the manner and to the extent set forth in the Subordination Agreement, to the indebtedness and other liabilities owed by the Borrower under and pursuant to the Senior Credit Agreement and each related “Loan Document” (as defined therein), and the Lender, by his acceptance of the Notes, acknowledges and agrees to be bound by the provisions of the Subordination Agreement.
     9.14 Indemnification. The Borrower shall, with respect to the representations, warranties and agreements made by it herein, indemnify, defend and hold the Lender and the Lender’s respective officers, directors, stockholders, employees and agents and their respective Affiliates (the “Indemnitees”), harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto, which may be (i) imposed on such Indemnitees, (ii) incurred by such Indemnitees, or (iii) asserted against such Indemnitees by a third party, as a result of the misrepresentation or breach of any representation, warranty or covenant of the Borrower under this Agreement or in any other Transaction Document or to the nonfulfillment of or failure to perform any covenant or agreement on the part of the Borrower contained in this Agreement or any other Transaction Document. The Borrower and the Lender hereby agree to resolve any claim for indemnification under this Section 9.14 pursuant to the procedures for indemnification set forth in Section 6 of the Registration Rights Agreement.
     9.15 WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
     9.16 CONFESSION OF JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR THE BORROWER AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS AGREEMENT, THE NOTE(S) OR THE SECURITY AGREEMENT, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST THE BORROWER BY THE LENDER WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE BORROWER FOR ALL SUMS PAYABLE BY THE BORROWER TO THE LENDER HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF THE LENDER SETTING FORTH SUCH AMOUNT THEN DUE FROM THE BORROWER TO THE LENDER, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS AGREEMENT AND THE NOTES, BUT IN NO EVENT LESS THAN $25,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS AGREEMENT AND/OR A NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO THE LENDER HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY THE LENDER OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY THE LENDER UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO THE LENDER, BUT INTEREST

SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE (AS DEFINED IN THE NOTES).
* * *

SIGNATURE PAGE TO SECURED CREDIT FACILITY AND
WARRANT PURCHASE AGREEMENT
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER: ENVIRONMENTAL TECTONICS CORPORATION
By:	/s/ Duane D. Deanes
	Name:	Duane D. Deanes
	Title:	CFO

LENDER: /s/ H.F. Lenfest
H.F. Lenfest

Joy Tartar

Witness

ANNEXES
SCHEDULES

Certain Employees	(Schedule 4.1(f)(iv)
Permitted Indebtedness	(Schedule 5.1(c))
Capitalization	(Schedule 5.1(f))
Litigation	(Schedule 5.1(j))
Compliance with Laws	(Schedule 5.1(k))
Environmental	(Schedule 5.1(l))
Properties	(Schedule 5.1(q))
Intellectual Property	(Schedule 5.1(r))
Subsidiaries	(Schedule 5.1(t))
Absence of Undisclosed Liabilities	(Schedule 5.1(v))
Security Documents	(Schedule 5.1(y))
Insurance	(Schedule 5.1(z))
Authorizations	(Schedule 5.1(aa))
Consents	(Schedule 5.1(bb))
Defaults	(Schedule 5.1(ee))
Permitted Encumbrances	(Schedule 7.2(b))
Affiliate Transactions	(Schedule 7.2(e))
EXHIBITS

EXHIBIT A-1	Form of Senior Secured Subordinated Initial Note
EXHIBIT A-2	Form of Senior Secured Subordinated Additional Note
EXHIBIT B-1	Form of Initial Stock Purchase Warrant
EXHIBIT B-2	Form of Additional Stock Purchase Warrant
EXHIBIT B-3	Form of Guaranty Warrant
EXHIBIT C	Form of Statement With Respect to Shares of Series E Stock
EXHIBIT D	Form of Statement With Respect to Shares of Series D Stock
EXHIBIT E	Form of Security Agreement
EXHIBIT F	Form of Registration Rights Agreement
EXHIBIT G	Form of Guaranty Agreement
EXHIBIT H	Form of Mortgage
EXHIBIT I	Form of Shareholders Voting Agreement
EXHIBIT J	[Intentionally deleted.]
EXHIBIT K	[Intentionally deleted.]
EXHIBIT L	Form of Closing Certificate
EXHIBIT M	2009 Bridge Loan Documents
EXHIBIT N	Form of Compliance Certificate

ENVIRONMENTAL TECTONICS CORPORATION
125 James Way
County Line Industrial Park
Southampton, Pennsylvania, 18966
April 24th, 2009
H.F. Lenfest
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Dear Mr. Lenfest:
     The attachments hereto (the “Schedules”) constitute the disclosures of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Borrower”, “ETC” or the “Company”), to that certain Secured Credit Facility and Warrant Purchase Agreement by and between Borrower and H.F. Lenfest (the “Lender”), dated as of April 24th, 2009 (the “Agreement”). The representations and warranties made by the Borrower in the Agreement are qualified by, and subject to the exceptions noted in, the information set forth in the Schedules. The disclosure of, but not the failure to disclose, any item or information in the Schedules shall not be construed as an admission that such item or information is material to the Borrower, and any inclusion in the section shall expressly not be deemed to constitute an admission, or otherwise imply, that any such item or information is material or creates measures for materiality for the purposes of the Agreement.
     Nothing in the Schedules constitutes an admission of any liability or obligation of the Borrower to any third party, nor an admission to any third party against any of the Borrower’s interests.
     The section numbers referred to in the Schedules correspond to the section numbers in the Agreement. Capitalized terms not otherwise defined in the Schedules and this letter shall have the meanings set forth in the Agreement.

Sincerely, ENVIRONMENTAL TECTONICS CORPORATION
By:	/s/ Duane D. Deaner
	Name:	Duane D. Deaner
	Title:	Chief Financial Officer

Schedule 4.1(f)(iv)
Certain Employees
1.	Chris Stephenson

2.	David A. Mitchell

3.	Duane D. Deaner

4.	Eric D. Sprague

5.	Eugene A. Davis

6.	Husnu Onus

7.	Thomas G. Loughlin

8.	William F. Mitchell, Jr.

Schedule 5.1(c)
Permitted Indebtedness
Operating Leases

Lessor	Service / Equipment	Term	Monthly Payment
Alafaya	Orlando facility lease	7 years — 12/15/04 to 12/15/11	$8,094
Canon Financial	3 Copiers	60 months — 8/06 to 7/11	$1,721
Pitney Bowes	2 Postage machines	72 months — Sept 04 to Sept 09	$686
James Peppleman	Heaton Road storage facility		$1,400
Vehicle Debt

Lender	Vehicle description	Term	Monthly Payment	Approx Balance
Chrysler Financial	2008 Dodge Caravan	36 months Nov 07 thru Oct 10	$745.05	$16,391 as of Feb 9, 2009

Schedule 5.1(f)
Capitalization
1.	Employee Stock Purchase Plan filed on July 6, 1988 as Exhibit A to the Prospectus included in the Borrower’s Registration Statement on Form S-8.

2.	Stock Award Plan adopted April 7, 1993 and filed as Exhibit 10(ix) to the Borrower’s Form 10-K for the Fiscal Year ended February 25, 1994.

3.	1998 Stock Option Plan filed on Form S-8 on October 8, 1998.

4.	Convertible Note and Warrant Purchase Agreement, dated as of February 18, 2003, by and between the Borrower and the Lender filed on February 25, 2003 as Exhibit 10.8 to Form 8-K.

5.	2005 Non-Employee Director Stock Option Plan filed on Form S-8 on January 27, 2006.

6.	Series B Preferred Stock Purchase Agreement, dated as of April 6, 2006, by and between the Borrower and the Lender.

7.	Registration Rights Agreement, dated as of April 6, 2006, by and between the Borrower and the Lender.

8.	Series C Preferred Stock Purchase Agreement, dated as of August 23, 2007, by and between the Borrower and the Lender.

9.	Secured Promissory Note dated February 20, 2009 by and between the Borrower and the Lender

10.	Common Stock Warrant, dated February 20, 2009 issued by the Borrower to the Lender.

ENVIRONMENTAL TECTONICS CORP.
STOCK OPTION ROLLFORWARD

Grant	Price	Employee	2/27/2009
1/3/2001	7.375	T. Loughlin	2881
1/3/2001	7.375	R. Leland	2373
1/3/2001	7.375	D. Deaner	2881

Fiscal 2001			8,135

9/15/2004	7.24	B. Richter	7006
9/15/2004	7.24	D. Deaner	6978
9/15/2004	7.24	T. Loughlin	6978
9/15/2004	7.24	J. Sigda	6368
9/15/2004	7.24	R. Leland	6256

Fiscal 2005			33,586

9/21/2006	6.07	Emp. Award-See List	35931
2/28/2006	5.12	Dr. George Anderson — BOD	50000
2/28/2006	5.12	Howard Kelly — BOD	25000
2/28/2006	5.12	Mark Gremmill — BOD	5000

Fiscal 2007			115,931

		Total Options	157,652

Schedule 5.1(j)
Litigation
Mends International, Ltd.
     On May 29, 2008, a Request for Arbitration was filed against us with the Secretariat of the International Court of Arbitration by Mends International Ltd. (“Mends”). Mends’ Request for Arbitration arises out of a February 3, 1999 contract between us and Mends wherein Mends purchased aeromedical equipment for sale to the Nigerian Air Force. Mends asserted a claim for breach of contract and demanded $797,486.00, plus interest and costs. On September 16, 2008, Mends filed an Amended Request for Arbitration, adding tort claims for conversion and breach of fiduciary duty and seeking punitive damages. In response, we have asserted a counterclaim seeking damages for other disputes with Mends that have arisen under the contract that Mends has put at issue in this arbitration. On April 27, 2009 we participated in an arbitration hearing in the United Kingdom on this matter. The results of this hearing are not expected until June 2009. We are contesting this arbitration case vigorously. However, as of February 27, 2009 we had recorded a reserve in this matter.
Other Matters
     Certain other claims, suits, and complaints arising in the ordinary course of business have been filed or are pending against the Borrower. In the Borrower’s opinion, after consultation with legal counsel handling these specific matters, all such matters are reserved for or adequately covered by insurance or, if not so covered, are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the Borrower’s financial position or results of operations if disposed of unfavorably.

Schedule 5.1(k)
Compliance with Laws
     The Borrower is party to an Administrative Agreement with the Department of the Navy, effective December 12, 2007, the purpose of which is to ensure that the Borrower has and will continue to have a program of acceptable contracting practices and procedures, by establishing and implementing a program of compliance reviews, audits, and reports. The Administrative Agreement is in effect until December 12, 2010, or until the completion of any investigation of suspected misconduct that is ongoing as of December 12, 2010.

Schedule 5.1(l)
Environmental
     There is no investigation, enforcement action or regulatory action pending or threatened against the Company. Also, the Company has not incurred during fiscal 2009, nor does it anticipate incurring during fiscal 2010, any material capital expenditures to maintain compliance with federal, state and local statutes, rules and regulations concerning the discharge of materials into the environment, nor does it anticipate that compliance with these provisions will have a material adverse effect on the Company’s earnings or competitive position.

Schedule 5.1(q)
Properties
Owned Real Property
125 James Way Road
County Line Industrial Park
Southampton, PA 18966
Leased Property
12001 Science Drive
Suite 180
Orlando, FL 32810
1,600 square feet storage facility
Heaton Road
Huntingdon Valley, PA

Schedule 5.1(r)
Intellectual Property
No claim has been asserted and is pending by any Person challenging or questioning the use of the Borrower’s Proprietary Rights, nor does the Borrower know of any valid basis for any such claim.

Schedule 5.1(t)
Subsidiaries

Name	Jurisdiction	% of Ownership
Entertainment Technology Corp.	Pennsylvania	100%
125 James Way Southampton, PA 18966

NASTAR Center Holdings Corporation	Delaware	100%
125 James Way Southampton, PA 18966

NASTAR Center LLC	Delaware	100%
125 James Way Southampton, PA 18966

ETC/Europe	United Kingdom	99%
45 St. Andrews Gardens Cobham, Surrey KT11 1 HG UK

ETC-PZL Aerospace Industries Sp.z.o.o.	Poland	95%
AL. Krakowska 110/114 02-256 Warsaw, Poland

ETC/Delaware, Inc.	Delaware	100%
103 Foulk Road, Suite 202 Wilmington, DE 19803

ETC/International (Inactive)	Delaware	100%
Box 7048 Wilmington, DE 19803

ETC/IS Turkey	Turkey	48%
Turan Gunes Bulvari Korman Sitesi 51/F 06450 Ankara, Turkey

Schedule 5.1(v)
Absence of Undisclosed Liabilities
None.

Schedule 5.1(y)
Security Documents
1.	Mortgage to be filed with the Recorder of Deeds for Bucks County, Pennsylvania.

2.	UCC-1 Financing Statement listing the Borrower as Debtor and Lender as Secured Party to be filed with the Department of State of the Commonweatlh of Pennsylvania.

Schedule 5.1(z)
Insurance
1.	Policy No. 2210284200900 Pa. Manufacturers Indemnity Co. Workers Comp. Ins.

2.	Policy No. IRG99357 First Specialty Ins. Co. General Liability Ins.

3.	Policy No. 73178821 Great Northern Ins. Co. Foreign Coverage Ins.

4.	Policy No. 81457307 Federal Ins. Co. D & O Ins.

5.	Policy No. OC06400194 St. Paul Fire & Marine Ins. Co. Ocean Cargo Ins

6.	Policy No. TE06401810 St. Paul Fire & Marine Ins. Co. Property Ins

7.	Policy No. IRU99358 First Specialty Ins. Co. Umbrella Ins

Schedule 5.1(aa)
Authorizations
The Borrower possesses all material approvals of each Governmental Authority necessary for the operation of its business and is not in material violation thereof. Additionally, the Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority, or of any other proceedings of or before any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect on the Borrower.

Schedule 5.1(bb)
No Consents
No additional consents, approvals or authorizations required.

Schedule 5.1(ee)
No defaults
No Defaults exist.

Schedule 7.2(b)(iv)
Permitted Encumbrances
1.	All exceptions set forth on that certain Information Search conducted by Abstract Services and Products (No. 138788-SFA “C”) with respect to the Mortgaged Property.

2.	Liens of Canon Financial Services (UCC-1 Pa. Dept. of State filing numbers 2006081003196 and 2008073104930).

Schedule 7.2(e)
Affiliate Transactions
Borrower purchases industrial products from Industrial Instruments Corp. which is owned by Christine and Charles Walter, the daughter and son-in-law of William F. Mitchell, Borrower’s President and Chief Executive Officer. During fiscal 2008, 2007 and 2006, the Company purchased $314,928, $265,092 and $380,461, respectively, from Industrial Instruments. Borrower also rents office space to Industrial Instruments at Borrower’s corporate headquarters. During fiscal 2008, 2007 and 2006, Industrial Instruments paid to Borrower rent in the amounts of $8,450, $7,750 and $9,000, respectively.
Borrower purchases travel accommodations from Jet Set, a company that employs Kathleen Mahon, the daughter of Mr. Mitchell. During fiscal 2008, 2007 and 2006, Borrower purchased travel through Jet Set totaling $254,000, $217,492 and $231,116, respectively, and Ms. Mahon received approximately $12,000 from her employer in each fiscal period in commissions on account of such purchases. Ms. Mahon is also engaged by Borrower as a consultant to review expense reports submitted by Borrower employees. During fiscal 2008, 2007 and 2006, Ms. Mahon received $11,000, $10,000 and $10,000, respectively in consideration of such services.
Borrower also employs William F. Mitchell, Jr., the son of Mr. Mitchell, as its Vice President, Contracts/Purchasing, and David Mitchell, the son of Mr. Mitchell, as its Business Unit Manager for Sterilizers. In fiscal 2008, David Mitchell received $141,000 in compensation from Borrower.

EXHIBIT A-1
FORM OF SENIOR SECURED SUBORDINATED INITIAL NOTE
NEITHER THIS NOTE NOR THE SHARES OF PREFERRED STOCK THAT MAY BE ISSUABLE UPON PAYMENT OF INTEREST HEREON HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, EXCEPT AS EXPRESSLY PROVIDED HEREIN, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

$1,000,000	____________, 2009
ENVIRONMENTAL TECTONICS CORPORATION
SENIOR SECURED SUBORDINATED PROMISSORY NOTE
     ENVIRONMENTAL TECTONICS CORPORATION (the “Company”), a Pennsylvania corporation, for value received, and intending to be legally bound, hereby unconditionally promises to pay to the order of H.F. Lenfest (the “Lender”), or any assignee or holder hereof (together with the Lender, a “Holder”), the principal sum of One Million Dollars ($1,000,000), plus all accrued and unpaid interest at the rates provided herein, in lawful money of the United States of America. The obligations of the Company under this Senior Secured Subordinated Promissory Note (this “Note”) are secured as set forth in the Security Agreement dated as of April 24, 2009 between the Company and the Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Secured Credit Facility and Warrant Purchase Agreement, dated as of April 24, 2009, by and between the Company and the Lender (as amended, restated or otherwise modified, the “Purchase Agreement”).
     Payments of principal or interest on this Note shall be made in lawful money of the United States of America by wire transfer to a bank account designated by the Holder.
     1. Principal Payments. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable five (5) Business Days following the Shareholder Approval Date (the “Maturity Date”), unless such payment obligation is accelerated pursuant to Section 5 hereof; provided, however, that the Maturity Date shall be extended automatically to ____, 2012 in the event the Company receives the Shareholder Approval by the initial Maturity Date.

     2. Interest.
          (a) Interest Rate. Interest shall accrue on the outstanding principal amount hereof at a rate of fifteen percent (15%) per annum, compounded annually (the “Interest Rate”), until paid in full; provided, however, that the Interest Rate shall be reduced automatically to ten percent (10%) per annum, compounded annually, retroactively from the date of issuance of this Note (the “Issue Date”) in the event the Company receives the Shareholder Approval.
          (b) Payment of Interest. Interest shall be payable, at the option of the Lender, on each anniversary date of this Note, with any accrued and unpaid interest due and payable on the Maturity Date. The Lender shall deliver to the Company at least five (5) days prior written notice if it wishes to elect to be paid interest on any anniversary date. Interest payable hereunder will be computed on the basis of a year of 365 days, for the number of actual days elapsed during which principal is outstanding. Interest may be payable, in the sole discretion of the Lender, in cash or in shares of Series D Convertible Preferred Stock, par value $0.05 per share, of the Company (“Series D Preferred Stock”), which number of shares of Series D Preferred Stock to be determined by dividing the amount of interest due on an interest payment date by $1,000.00, the stated value of the Series D Preferred Stock.
          (c) Default Rate. If an Event of Default (hereinafter defined) shall occur and be continuing, then, and in any such event, interest shall accrue on the unpaid principal balance from time to time outstanding hereunder at the rate of the Interest Rate plus six percent (6%) per annum (the “Default Rate”) until the entire principal evidenced by this Note and all accrued interest thereon is paid in full or the Event of Default is cured within the applicable cure period.
     3. Subordination.
          (a) To the extent there is any conflict between the provisions of this Section 3 and the other provisions of this Note, the provisions of this Section 3 shall control. By its acceptance of this Note, the Lender and any subsequent holder hereof agrees to the terms and conditions of this Section 3.
          (b) The Lender hereby subordinates this Note and the right to receive payments of principal and interest on this Note to the Senior Lender. Notwithstanding the respective dates of attachment or perfection of any security interest of the Lender and the security interest of the Senior Lender, the security interest of the Senior Lender in the property of the Company shall at all times be prior to the security interest of the Lender. The Lender hereby agrees to execute and deliver to the Senior Lender any reasonable subordination agreement in favor of the Senior Lender that the Senior Lender may require the Lender to execute.
     4. Transfer of Securities.
          (a) Restrictions on Transfer. Except as expressly set forth herein, by accepting this Note, the Holder hereby acknowledges that this Note, and except as expressly set forth in the Registration Rights Agreement, the shares of Series D Preferred Stock that may be issuable in payment of interest on this Note, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Holder represents that it is acquiring this Note for its own account, for investment purposes only and not with a view to,

(2)

or for sale in connection with, any distribution of such securities. Notwithstanding the foregoing, subject to all applicable securities laws, the Holder may transfer this Note or any shares of Series D Preferred Stock (or any interest therein) without violation of the Securities Act or any applicable state securities law; provided, however, that the Holder shall not transfer this Note or any shares of Series D Preferred Stock to a competitor of the Company, or its subsidiaries or affiliates. No transfer of this Note shall be deemed effective to the extent that such transfer conflicts with applicable federal or state securities laws.
          (b) Recording of Transfer. The transfer of the Note, or of any right to the principal thereof, and stated interest thereon, may be effected only by surrender of the Note to the Company and the issuance of a new note in the name of the transferee.
     5. Default. If any of the following conditions or events (each an “Event of Default”) shall occur and be continuing, then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, without presentment, demand, protest or notice, all of which are hereby waived. In addition, in such case the Company will pay to the Holder such further amount as shall have been incurred by the Holder as the costs and expenses of collection, including reasonable attorneys’ fees.
          (a) If the Company shall default in the payment of principal or interest on this Note when the same becomes due and payable, whether on the Maturity Date or by declaration of acceleration or otherwise and such default shall not have been remedied within five (5) days after the date such payment was due.
          (b) If an Event of Default shall have occurred under the Purchase Agreement and such Event of Default shall not have been cured within the applicable cure period.
     6. Miscellaneous.
          (a) All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy, sent by nationally recognized, overnight courier service, or sent by registered or certified mail, postage prepaid, as follows:
If to the Holder:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Attn: H.F. Lenfest
Telecopier: (610) 940-0602

(3)

with a copy to:
Royer & Associates LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attn: John E. Royer, Jr., Esquire
Telecopier: (610) 354-8896
If to the Company:
Environmental Tectonics Corporation
County Line Industrial Park
125 James Way
Southampton, PA 18966-3877
Attn: Chief Financial Officer
Telecopier: (215) 357-4000
with a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attn: William W. Matthews, Esquire
Telecopier: (215) 568-6603
Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be effective on the earlier of (i) the date of delivery to the addressee, or (ii) five business days after it has been mailed, or (iii) three business days after delivery by a nationally recognized courier service.
          (b) The Lender shall have the right, without obligation, to grant extensions of time or indulgences without affecting the liability of the Company, including periods when payment is not permitted under the Subordination Agreement.
          (c) Upon receipt by the Company from a Holder of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Company shall execute and deliver a new Note of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Note if the Holder contemporaneously requests the Company to convert such Note.
          (d) Nothing contained in this Note shall be construed as confessing upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder of the Borrower.

(4)

          (e) This Note shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof. The Company irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Note may be brought in the courts of record in Montgomery County, Commonwealth of Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania; consents to personal jurisdiction in each such court in any such suit, action or proceeding; and waives any objection concerning venue with respect to any suit, action or proceeding in any of such courts.
          (f) Notwithstanding any provision contained in this Note to the contrary, the Company’s liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision hereof requires interest payments in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require such payment at the then legally permitted maximum rate; provided, however, that in such event the Conversion Price shall be adjusted to preserve the economic effects of the transaction contemplated by the Purchase Agreement.
          (g) Subject to Section 4 hereof, this Note shall be binding on the Company, its successors and assigns, and shall inure to the benefit of the Holder and the Holder’s successors, assigns, legal representatives, heirs and guardians.
          (h) In the event of the commencement of a lawsuit or other proceeding to enforce any of the terms of this Note, the prevailing party shall be entitled to recover reasonable attorney’s fees and related out-of-pocket expenses.
          (i) WAIVER OF JURY TRIAL. THE COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE COMPANY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
          (j) CONFESSION OF JUDGMENT. THE COMPANY HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR THE COMPANY AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS NOTE, THE PURCHASE AGREEMENT OR THE SECURITY AGREEMENT, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST THE COMPANY BY THE LENDER WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE COMPANY FOR ALL SUMS PAYABLE BY THE COMPANY TO THE LENDER HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF THE LENDER SETTING FORTH SUCH AMOUNT THEN DUE FROM THE COMPANY TO THE LENDER, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS NOTE OR THE PURCHASE

(5)

AGREEMENT, BUT IN NO EVENT LESS THAN $25,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS NOTE AND/OR THE PURCHASE AGREEMENT, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE COMPANY WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO THE LENDER HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY THE LENDER OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY THE LENDER UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO THE LENDER, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE.
THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT.” FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY, HOLDERS SHOULD CONTACT ENVIRONMENTAL TECTONICS CORP., ATTENTION: CHIEF FINANCIAL OFFICER, 125 JAMES WAY, SOUTHAMPTON, PENNSYLVANIA 18966-3877, TELEPHONE NUMBER: (215) 355-9100.
* * *

(6)

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of the day and year first above written.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

(7)

EXHIBIT A-2
FORM OF SENIOR SECURED SUBORDINATED ADDITIONAL NOTE
NEITHER THIS NOTE NOR THE SHARES OF PREFERRED STOCK THAT MAY BE ISSUABLE UPON PAYMENT OF INTEREST HEREON HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, EXCEPT AS EXPRESSLY PROVIDED HEREIN, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

$____________	____________ ___, 2009
ENVIRONMENTAL TECTONICS CORPORATION
SENIOR SECURED SUBORDINATED PROMISSORY NOTE
     ENVIRONMENTAL TECTONICS CORPORATION (the “Company”), a Pennsylvania corporation, for value received, and intending to be legally bound, hereby unconditionally promises to pay to the order of H.F. Lenfest (the “Lender”), or any assignee or holder hereof (together with the Lender, a “Holder”), the principal sum of _______________ Dollars ($____________), as increased pursuant to Section 2(c) hereof, plus all accrued and unpaid interest at the rates provided herein, in lawful money of the United States of America. The obligations of the Company under this Senior Secured Subordinated Promissory Note (this “Note”) are secured as set forth in the Security Agreement dated as of April 24, 2009 between the Company and the Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Secured Credit Facility and Warrant Purchase Agreement, dated as of April 24, 2009, by and between the Company and the Lender (as amended, restated or otherwise modified, the “Purchase Agreement”).
     Payments of principal or interest on this Note shall be made in lawful money of the United States of America by wire transfer to a bank account designated by the Holder.
     1. Principal Payments. The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier of (i) three (3) years from the date hereof or (ii) December 31, 2012 (such earlier date, the “Maturity Date”), unless such payment obligation is accelerated pursuant to Section 5 hereof.

     2. Interest.
          (a) Interest Rate. Interest shall accrue on the outstanding principal amount hereof at a rate of ten percent (10%) per annum, compounded annually (the “Interest Rate”), until paid in full.
          (b) Payment of Interest. Interest shall be payable at the option of the Lender, on each anniversary date of this Note, with any accrued and unpaid interest due and payable on the Maturity Date. The Lender shall deliver to the Company at least five (5) days prior written notice if he wishes to be paid interest on an anniversary date. Interest payable hereunder will be computed on the basis of a year of 365 days, for the number of actual days elapsed during which principal is outstanding. Interest may be payable, in the sole discretion of the Lender, in cash or in shares of Series D Convertible Preferred Stock, par value $0.05 per share, of the Company (“Series D Preferred Stock”), which number of shares of Series D Preferred Stock to be determined by dividing the amount of interest due on an interest payment date by $1,000.00, the stated value of the Series D Preferred Stock.
          (c) Default Rate. If an Event of Default (hereinafter defined) shall occur and be continuing, then, and in any such event, interest shall accrue on the unpaid principal balance from time to time outstanding hereunder at the rate of the Interest Rate plus six percent (6%) per annum (the “Default Rate”) until the entire principal evidenced by this Note and all accrued interest thereon is paid in full or the Event of Default is cured within the applicable cure period.
     3. Subordination.
          (a) To the extent there is any conflict between the provisions of this Section 3 and the other provisions of this Note, the provisions of this Section 3 shall control. By its acceptance of this Note, the Lender and any subsequent holder hereof agrees to the terms and conditions of this Section 3.
          (b) The Lender hereby subordinates this Note and the right to receive payments of principal and interest on this Note to the Senior Lender. Notwithstanding the respective dates of attachment or perfection of any security interest of the Lender and the security interest of the Senior Lender, the security interest of the Senior Lender in the property of the Company shall at all times be prior to the security interest of the Lender. The Lender hereby agrees to execute and deliver to the Senior Lender any reasonable subordination agreement in favor of the Senior Lender that the Senior Lender may require the Lender to execute.
     4. Transfer of Securities.
          (a) Restrictions on Transfer. Except as expressly set forth herein, by accepting this Note, the Holder hereby acknowledges that this Note, and except as expressly set forth in the Registration Rights Agreement, the shares of Series D Preferred Stock that may be issuable in payment of interest on this Note, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Holder represents that it is acquiring this Note for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities. Notwithstanding the foregoing, subject to all applicable securities laws, the Holder may transfer this Note or any

(2)

shares of Series D Preferred Stock (or any interest therein) without violation of the Securities Act or any applicable state securities law; provided, however, that the Holder shall not transfer this Note or any shares of Series D Preferred Stock to a competitor of the Company, or its subsidiaries or affiliates. No transfer of this Note shall be deemed effective to the extent that such transfer conflicts with applicable federal or state securities laws.
          (b) Recording of Transfer. The transfer of the Note, or of any right to the principal thereof, and stated interest thereon, may be effected only by surrender of the Note to the Company and the issuance of a new note in the name of the transferee.
     5. Default. If any of the following conditions or events (each an “Event of Default”) shall occur and be continuing, then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, without presentment, demand, protest or notice, all of which are hereby waived. In addition, in such case the Company will pay to the Holder such further amount as shall have been incurred by the Holder as the costs and expenses of collection, including reasonable attorneys’ fees.
          (a) If the Company shall default in the payment of principal or interest on this Note when the same becomes due and payable, whether on the Maturity Date or by declaration of acceleration or otherwise and such default shall not have been remedied within five (5) days after the date such payment was due.
          (b) If an Event of Default shall have occurred under the Purchase Agreement and such Event of Default shall not have been cured within the applicable cure period.
     6. Miscellaneous.
          (a) All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopy, sent by nationally recognized, overnight courier service, or sent by registered or certified mail, postage prepaid, as follows:
If to the Holder:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Attn: H.F. Lenfest
Telecopier: (610) 940-0602
with a copy to:
Royer & Associates LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attn: John E. Royer, Jr., Esquire
Telecopier: (610) 354-8896

(3)

If to the Company:
Environmental Tectonics Corporation
County Line Industrial Park
125 James Way
Southampton, PA 18966-3877
Attn: Chief Financial Officer
Telecopier: (215) 357-4000
with a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attn: William W. Matthews, Esquire
Telecopier: (215) 568-6603
Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be effective on the earlier of (i) the date of delivery to the addressee, or (ii) five business days after it has been mailed, or (iii) three business days after delivery by a nationally recognized courier service.
          (b) The Lender shall have the right, without obligation, to grant extensions of time or indulgences without affecting the liability of the Company, including periods when payment is not permitted under the Subordination Agreement.
          (c) Upon receipt by the Company from a Holder of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of any Note, the Company shall execute and deliver a new Note of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Note if the Holder contemporaneously requests the Company to convert such Note.
          (d) Nothing contained in this Note shall be construed as confessing upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder of the Borrower.
          (e) This Note shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof. The Company irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Note may be brought in the courts of record in Montgomery County, Commonwealth of Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania; consents to personal jurisdiction in each such court in any such suit, action or proceeding; and waives any objection concerning venue with respect to any suit, action or proceeding in any of such courts.

(4)

          (f) Notwithstanding any provision contained in this Note to the contrary, the Company’s liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision hereof requires interest payments in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require such payment at the then legally permitted maximum rate; provided, however, that in such event the Conversion Price shall be adjusted to preserve the economic effects of the transaction contemplated by the Purchase Agreement.
          (g) Subject to Section 4 hereof, this Note shall be binding on the Company, its successors and assigns, and shall inure to the benefit of the Holder and the Holder’s successors, assigns, legal representatives, heirs and guardians.
          (h) In the event of the commencement of a lawsuit or other proceeding to enforce any of the terms of this Note, the prevailing party shall be entitled to recover reasonable attorney’s fees and related out-of-pocket expenses.
          (i) WAIVER OF JURY TRIAL. THE COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE COMPANY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
          (j) CONFESSION OF JUDGMENT. THE COMPANY HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR THE COMPANY AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS NOTE, THE PURCHASE AGREEMENT OR THE SECURITY AGREEMENT, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST THE COMPANY BY THE LENDER WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE COMPANY FOR ALL SUMS PAYABLE BY THE COMPANY TO THE LENDER HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF THE LENDER SETTING FORTH SUCH AMOUNT THEN DUE FROM THE COMPANY TO THE LENDER, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS NOTE OR THE PURCHASE AGREEMENT, BUT IN NO EVENT LESS THAN $25,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS NOTE AND/OR THE PURCHASE AGREEMENT, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE COMPANY WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND

(5)

HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO THE LENDER HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY THE LENDER OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY THE LENDER UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO THE LENDER, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE.
THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT.” FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY, HOLDERS SHOULD CONTACT ENVIRONMENTAL TECTONICS CORP., ATTENTION: CHIEF FINANCIAL OFFICER, 125 JAMES WAY, SOUTHAMPTON, PENNSYLVANIA 18966-3877, TELEPHONE NUMBER: (215) 355-9100.
* * *

(6)

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer as of the day and year first above written.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

(7)

EXHIBIT B-1
FORM OF INITIAL STOCK PURCHASE WARRANT
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

, 2009	Warrant to Purchase
Shares of Common Stock
ENVIRONMENTAL TECTONICS CORPORATION
STOCK PURCHASE WARRANT
     THIS CERTIFIES THAT, for value received, H.F. Lenfest, or his registered assigns (each, a “Holder”), is entitled to purchase from Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), at any time or from time to time during the Exercise Period (as hereinafter defined), the number of fully paid and nonassessable shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), set forth in Section 1 hereof, at the exercise price set forth in Section 2 hereof, subject to adjustment as provided herein. The term “Warrant Shares”, as used herein, refers to the shares of Common Stock purchasable hereunder. This Stock Purchase Warrant (this “Warrant”) has been issued pursuant to, and subject to the terms of, that certain Secured Credit Facility and Warrant Purchase Agreement, dated as of April 24, 2009, by and between the Company and H.F. Lenfest (the “Purchase Agreement”). The term “Warrants” means this Warrant and any warrants issued as a result of the transfer, exchange or replacement of such warrants. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.
     This Warrant is subject to the following terms, provisions and conditions:
     1. Number of Shares. During the Exercise Period, the Holder shall be entitled to purchase                      shares of Common Stock under this Warrant, which number of shares of Common Stock was determined by multiplying the principal amount of the applicable Note to which this Warrant relates by 10% and dividing that number by the Market Price (as hereinafter defined) as of the Issue Date (as hereinafter defined); provided, however, that if the Shareholder Approval is not obtained by the Shareholder Approval Date, the Holder shall be entitled to purchase                      shares of Common Stock, which number of shares was determined by multiplying the principal amount of the applicable Note to which this Warrant relates by 50% and dividing by the Market Price as of the Issue Date for the Company’s Common Stock for which this Note and this Warrant relate.
     2. Exercise Price. The exercise price of this Warrant (the “Exercise Price”) shall be a price per share equal to $          , which is the Market Price as of the Issue Date; provided,

however, that if the Shareholder Approval is not obtained by the Shareholder Approval Date, the Exercise Price shall be $          , which is 50% of the foregoing Market Price.
     3. Period of Exercise. This Warrant is exercisable at any time or from time to time beginning on the date of issuance (the “Issue Date”) and ending at 5:00 p.m., Philadelphia, Pennsylvania time on the seventh (7th) anniversary of the Issue Date (the “Exercise Period”).
     4. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within fifteen (15) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, as soon as practicable after the date of exercise, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.
     5. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:
          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.
          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.
          (c) Listing. The Company shall use its reasonable best efforts to secure the listing of the Warrant Shares upon each securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall use its reasonable best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares.
          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution,

2

issue or sale of securities, or any other voluntary action, directly or indirectly, by operation of law or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
          (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company or its assets.
     6. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded off to the nearest cent.
          (a) Sale of Securities Below Current Exercise Price. Except as otherwise provided in Sections 6(b) and 6(d), if at any time the Company shall issue or, pursuant to the provisions hereof, be deemed to have issued (other than as set forth in Section 6(a)(vi) hereof) any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined) (collectively, “Securities”) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Securities, then the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined in accordance with the following formula:
EP2 = EP1 * (A + B) ÷ (A + C).
     For purposes of the foregoing formula, the following definitions shall apply:
                    (a) “EP2” shall mean the Exercise Price for the Common Stock in effect immediately after such issuance of Securities;
                    (b) “EP1” shall mean the Exercise Price of the Common Stock in effect immediately prior to such issuance of Securities;
                    (c) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Securities (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);
                    (d) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Securities had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and
                    (e) “C” shall mean the number of such Securities issued in such transaction.

3

For the purpose of this Section 6(a), the following definitions, procedures and exceptions shall be applicable:
          (i) Rights. In the case of the issuance of options, warrants or other rights to purchase or otherwise acquire shares of Common Stock, whether or not at the time exercisable (collectively, “Rights”), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Company upon the issuance of such Rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon exercise of such Rights.
          (ii) Convertible Securities and Related Rights. In the case of the issuance of any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, “Convertible Securities”), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities (collectively, “Related Rights”), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or exercise of such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of (A) the consideration, if any, received by the Company upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (B)(1) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or (2) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and (y) the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of the Convertible Securities issued upon the exercise of such Related Rights; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities or exercise of such Related Rights.
          (iii) Changes. On any change in the number of shares of Common Stock issuable upon the exercise of Rights or Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Exercise Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Exercise Price that would have been obtained had the adjustment which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of

4

consideration upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.
          (iv) Expiration or Cancellation. On the expiration or cancellation of any such Rights, Related Rights or Convertible Securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.
          (v) Cash. In the case of the issuance of such Securities for cash, the amount of consideration received by the Company shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of such Securities for consideration other than cash, the amount of consideration received by the Company shall be determined in good faith by the Company’s Board of Directors.
          (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date that are set forth on Schedule 5.1(f) of the Purchase Agreement in accordance with the terms of such securities as of such date; (ii) upon exercise of any stock or options which may hereafter be exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of the Warrants issued or issuable in accordance with the terms of the Purchase Agreement; (iv) upon exercise of the Warrants; (v) upon the issuance of any shares of Series E Preferred Stock in exchange for existing series of Preferred Stock of the Company as provided in the Purchase Agreement or the issuance of Common Stock in conversion thereof; (vi) upon the issuance of any shares of Series D Preferred Stock in payment of fees and/or interest on the Notes as provided in the Purchase Agreement or the issuance of Common Stock in conversion thereof; or (vi) upon the issuance of securities in connection with a strategic transaction that is approved by the Board of Directors of the Company, including the Holder if then a director.
          (b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

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          (c) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
          (d) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other company, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as the Holders of the Warrants would have received had the Warrants been exercised immediately prior to such consolidation, merger or sale or conveyance. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 6 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation, merger or sale or conveyance assumes by written instrument the obligations of the Company under this Warrant (including under this Section 6) and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. This Section 6(d) shall apply to any successive consolidations, mergers, sales or conveyances.
          (e) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.
          (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.
          (g) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried

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forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.
          (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.
          (i) Other Notices. In case at any time:
          (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;
          (ii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all, substantially all or a material portion of its assets to, another Company or entity; or
          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in each such case, the Company shall give to the Holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend or distribution or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) business days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii) and (iii) above; provided that if notice is not given in accordance with this Section 4(i), the Company will use its best efforts to insure that the Holder of this Warrant shall nevertheless receive the same rights and benefits received by other holders of securities of the Company from the proceedings referred to in clauses (i), (ii) and (iii) above, unless the Holder of this Warrant chooses not to receive such rights and benefits.
          (j) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 6 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 6(i) hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of

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shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.
          (k) Definition of Market Price. “Market Price,” as of any date, (i) means the closing sale price for the shares of Common Stock as reported on the American Stock Exchange (“AMEX”) by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if the AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) day period immediately preceding such date, (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors.
     7. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof.
     8. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights, rights to dividends, or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     9. Transfer, Exchange and Replacement of Warrant.
          (a) Restriction on Transfer. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 9(e) below; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 9(f). Notwithstanding the foregoing, this Warrant, the shares of Common Stock issuable upon exercise hereof, and the rights granted hereunder may not be transferred to a competitor of the Company or any Subsidiary or affiliate of the Company.
          (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 9(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.
          (c) Replacement of Warrant. Upon receipt of evidence of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

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          (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 9, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 9.
          (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.
          (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws; provided however, that no legal opinion shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act unless in the opinion of counsel to the Company, such transfer does not comply with the provisions of Rule 144. Notwithstanding the foregoing, the initial Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a present view to the distribution thereof.
     10. Notices. Any notice which is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy (if a copy of such confirmed telecopy transmission shall be contemporaneously sent by first class mail), or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:
     If to the Company:
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966
Attention: Chief Financial Officer
Facsimile: (215) 357-4000

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     With a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attention: William Matthews, Esquire
Facsimile: (215) 568-6603
     If to a Holder hereof, at the address shown for such Holder on the books of the Company; or, with respect to any party hereto, at any other address designated in writing by such party in accordance with the provisions of this Section 10.
     11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). The Company and the Holder hereof consent to the jurisdiction of the United States federal courts and the state courts located in the Commonwealth of Pennsylvania with respect to any suit or proceeding based on or arising under this Warrant or the transactions contemplated hereby and agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Holder hereof waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.
     12. Miscellaneous.
          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and a majority in interest of the outstanding Warrants.
          (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:
Dated as of , 2009

FORM OF EXERCISE AGREEMENT
Dated:                           , 20

To:	[Company] [Address]
     The undersigned, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase                      shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash, by wire transfer or by certified or official bank check in the amount of $                    . Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:
Signature:
Address:

Note: The above signature should correspond exactly with the name on the face of the within Warrant.
and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints                                                              as agent and attorney-in-fact to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.
Dated:                           , 20
In the presence of:

Name:
Signature:
Title of Signing Officer or Agent (if any):

Address:

Note: The above signature should correspond exactly with the name on the face of the within Warrant.

EXHIBIT B-2
FORM OF ADDITIONAL STOCK PURCHASE WARRANT
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

, 2009	Warrant to Purchase
Shares of Common Stock
ENVIRONMENTAL TECTONICS CORPORATION
STOCK PURCHASE WARRANT
     THIS CERTIFIES THAT, for value received, H.F. Lenfest, or his registered assigns (each, a “Holder”), is entitled to purchase from Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), at any time or from time to time during the Exercise Period (as hereinafter defined), the number of fully paid and nonassessable shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), set forth in Section 1 hereof, at the exercise price set forth in Section 2 hereof, subject to adjustment as provided herein. The term “Warrant Shares”, as used herein, refers to the shares of Common Stock purchasable hereunder. This Warrant has been issued pursuant to, and subject to the terms of, that certain Secured Credit Facility and Warrant Purchase Agreement, dated as of April 24, 2009, by and between the Company and H.F. Lenfest (the “Purchase Agreement”). The term “Warrants” means this Warrant and any warrants issued as a result of the transfer, exchange or replacement of such warrants. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.
     This Warrant is subject to the following terms, provisions and conditions:
     1. Number of Shares. During the Exercise Period, the Holder shall be entitled to purchase                      shares of Common Stock, which number of shares of Common Stock was determined by multiplying the principal amount of the applicable Note to which this Warrant relates by 10% and dividing that number by the Market Price (as hereinafter defined) as of the Issue Date (as hereinafter defined).
     2. Exercise Price. The exercise price (the “Exercise Price”) shall be a price per share equal to $          , which is the Market Price as of the Issue Date.
     3. Period of Exercise. This Warrant is exercisable at any time or from time to time beginning on the date of issuance (the “Issue Date”) and ending at 5:00 p.m., Philadelphia, Pennsylvania time on the seventh (7th) anniversary of the Issue Date (the “Exercise Period”).

     4. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within fifteen (15) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, as soon as practicable after the date of exercise, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.
     5. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:
          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.
          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.
          (c) Listing. The Company shall use its reasonable best efforts to secure the listing of the Warrant Shares upon each securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall use its reasonable best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares.
          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, directly or indirectly, by operation of law or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of

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this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
          (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company or its assets.
     6. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded off to the nearest cent.
          (a) Sale of Securities Below Current Exercise Price. Except as otherwise provided in Sections 6(b) and 6(d), if at any time the Company shall issue or, pursuant to the provisions hereof, be deemed to have issued (other than as set forth in Section 6(a)(vi) hereof) any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined) (collectively, “Securities”) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Securities, then the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined in accordance with the following formula:
EP2 = EP1 * (A + B) ÷ (A + C).
     For purposes of the foregoing formula, the following definitions shall apply:
                    (a) “EP2” shall mean the Exercise Price for the Common Stock in effect immediately after such issuance of Securities;
                    (b) “EP1” shall mean the Exercise Price of the Common Stock in effect immediately prior to such issuance of Securities;
                    (c) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Securities (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);
                    (d) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Securities had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and
                    (e) “C” shall mean the number of such Securities issued in such transaction.
For the purpose of this Section 6(a), the following definitions, procedures and exceptions shall be applicable:

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          (i) Rights. In the case of the issuance of options, warrants or other rights to purchase or otherwise acquire shares of Common Stock, whether or not at the time exercisable (collectively, “Rights”), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Company upon the issuance of such Rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon exercise of such Rights.
          (ii) Convertible Securities and Related Rights. In the case of the issuance of any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, “Convertible Securities”), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities (collectively, “Related Rights”), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or exercise of such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of (A) the consideration, if any, received by the Company upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (B)(1) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or (2) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and (y) the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of the Convertible Securities issued upon the exercise of such Related Rights; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities or exercise of such Related Rights.
          (iii) Changes. On any change in the number of shares of Common Stock issuable upon the exercise of Rights or Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Exercise Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Exercise Price that would have been obtained had the adjustment which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of consideration upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

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          (iv) Expiration or Cancellation. On the expiration or cancellation of any such Rights, Related Rights or Convertible Securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.
          (v) Cash. In the case of the issuance of such Securities for cash, the amount of consideration received by the Company shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of such Securities for consideration other than cash, the amount of consideration received by the Company shall be determined in good faith by the Company’s Board of Directors.
          (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date that are set forth on Schedule 5.1(f) of the Purchase Agreement in accordance with the terms of such securities as of such date; (ii) upon exercise of any stock or options which may hereafter be exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of the Warrants issued or issuable in accordance with the terms of the Purchase Agreement; (iv) upon exercise of the Warrants; (v) upon the issuance of any shares of Series E Preferred Stock in exchange for existing series of Preferred Stock of the Company as provided in the Purchase Agreement or the issuance of Common Stock in conversion thereof; (vi) upon the issuance of any shares of Series D Preferred Stock in payment of fees and/or interest on the Notes as provided in the Purchase Agreement or the issuance of Common Stock in conversion thereof; or (vi) upon the issuance of securities in connection with a strategic transaction that is approved by the Board of Directors of the Company, including the Holder if then a director.
          (b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

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          (c) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
          (d) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other company, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as the Holders of the Warrants would have received had the Warrants been exercised immediately prior to such consolidation, merger or sale or conveyance. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 6 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation, merger or sale or conveyance assumes by written instrument the obligations of the Company under this Warrant (including under this Section 6) and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. This Section 6(d) shall apply to any successive consolidations, mergers, sales or conveyances.
          (e) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.
          (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

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          (g) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.
          (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.
          (i) Other Notices. In case at any time:
          (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;
          (ii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all, substantially all or a material portion of its assets to, another Company or entity; or
          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in each such case, the Company shall give to the Holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend or distribution or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) business days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii) and (iii) above; provided that if notice is not given in accordance with this Section 4(i), the Company will use its best efforts to insure that the Holder of this Warrant shall nevertheless receive the same rights and benefits received by other holders of securities of the Company from the proceedings referred to in clauses (i), (ii) and (iii) above, unless the Holder of this Warrant chooses not to receive such rights and benefits.

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     (j) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 6 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 6(i) hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.
     (k) Definition of Market Price. “Market Price,” as of any date, (i) means the closing sale price for the shares of Common Stock as reported on the on the NYSE AMEX LLC, the successor to the American Stock Exchange (“AMEX”), by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if the AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) day period immediately preceding such date, (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors.
     7. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof.
     8. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights, rights to dividends, or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     9. Transfer, Exchange and Replacement of Warrant.
          (a) Restriction on Transfer. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 9(e) below; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 9(f). Notwithstanding the foregoing, this Warrant, the shares of Common Stock issuable upon exercise hereof, and the rights granted hereunder may not be transferred to a competitor of the Company or any Subsidiary or affiliate of the Company.
          (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 9(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

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          (c) Replacement of Warrant. Upon receipt of evidence of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
          (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 9, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 9.
          (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.
          (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws; provided however, that no legal opinion shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act unless in the opinion of counsel to the Company, such transfer does not comply with the provisions of Rule 144. Notwithstanding the foregoing, the initial Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a present view to the distribution thereof.
     10. Notices. Any notice which is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy (if a copy of such confirmed telecopy transmission shall be contemporaneously sent by first class mail), or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:
     If to the Company:
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

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Attention: Chief Financial Officer
Facsimile: (215) 357-4000
     With a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attention: William Matthews, Esquire
Facsimile: (215) 568-6603
     If to a Holder hereof, at the address shown for such Holder on the books of the Company; or, with respect to any party hereto, at any other address designated in writing by such party in accordance with the provisions of this Section 10.
     11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). The Company and the Holder hereof consent to the jurisdiction of the United States federal courts and the state courts located in the Commonwealth of Pennsylvania with respect to any suit or proceeding based on or arising under this Warrant or the transactions contemplated hereby and agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Holder hereof waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.
     12. Miscellaneous.
          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and a majority in interest of the outstanding Warrants.
          (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:
Dated as of , 2009

FORM OF EXERCISE AGREEMENT
Dated:                           , 20

To:	[Company] [Address]
     The undersigned, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase            shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash, by wire transfer or by certified or official bank check in the amount of $                    . Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:
Signature:
Address:

Note: The above signature should correspond exactly with the name on the face of the within Warrant.
and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints                                                              as agent and attorney-in-fact to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.
Dated:                           , 20
In the presence of:

Name:
Signature:
Title of Signing Officer or Agent (if any):

Address:

Note: The above signature should correspond exactly with the name on the face of the within Warrant.

EXHIBIT B-3
FORM OF GUARANTY WARRANT
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

_________ ___, 2009	Warrant to Purchase Shares of Common Stock
ENVIRONMENTAL TECTONICS CORPORATION
STOCK PURCHASE WARRANT
     THIS CERTIFIES THAT, for value received, H.F. Lenfest, or his registered assigns (each, a “Holder”), is entitled to purchase from Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), at any time or from time to time during the Exercise Period (as hereinafter defined), the number of fully paid and nonassessable shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), set forth in Section 1 hereof, at the exercise price set forth in Section 2 hereof, subject to adjustment as provided herein. The term “Warrant Shares”, as used herein, refers to the shares of Common Stock purchasable hereunder. This Warrant has been issued pursuant to, and subject to the terms of, that certain Secured Credit Facility and Warrant Purchase Agreement, dated as of April 24, 2009, by and between the Company and H.F. Lenfest (the “Purchase Agreement”). The term “Warrants” means this Warrant and any warrants issued as a result of the transfer, exchange or replacement of such warrants. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.
     This Warrant is subject to the following terms, provisions and conditions:
     1. Number of Shares. During the Exercise Period, the Holder shall be entitled to purchase _________ shares of Common Stock, which number of shares of Common Stock was determined by dividing $500,000 by the Market Price (as hereinafter defined) as of the Issue Date (as hereinafter defined).
     2. Exercise Price. The exercise price (the “Exercise Price”) shall be a price per share equal to $______, which is the Market Price as of the Issue Date.
     3. Period of Exercise. This Warrant is exercisable at any time or from time to time beginning on the date of issuance (the “Issue Date”) and ending at 5:00 p.m., Philadelphia, Pennsylvania time on the seventh (7th) anniversary of the Issue Date (the “Exercise Period”).

     4. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within fifteen (15) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, as soon as practicable after the date of exercise, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.
     5. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:
          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.
          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.
          (c) Listing. The Company shall use its reasonable best efforts to secure the listing of the Warrant Shares upon each securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall use its reasonable best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares.
          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, directly or indirectly, by operation of law or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of

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this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
          (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company or its assets.
     6. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded off to the nearest cent.
          (a) Sale of Securities Below Current Exercise Price. Except as otherwise provided in Sections 6(b) and 6(d), if at any time the Company shall issue or, pursuant to the provisions hereof, be deemed to have issued (other than as set forth in Section 6(a)(vi) hereof) any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined) (collectively, “Securities”) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Securities, then the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined in accordance with the following formula:
EP2 = EP1 * (A + B) ÷ (A + C).
     For purposes of the foregoing formula, the following definitions shall apply:
               (a) “EP2” shall mean the Exercise Price for the Common Stock in effect immediately after such issuance of Securities;
               (b) “EP1” shall mean the Exercise Price of the Common Stock in effect immediately prior to such issuance of Securities;
               (c) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Securities (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);
               (d) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Securities had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and
               (e) “C” shall mean the number of such Securities issued in such transaction.
For the purpose of this Section 6(a), the following definitions, procedures and exceptions shall be applicable:

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          (i) Rights. In the case of the issuance of options, warrants or other rights to purchase or otherwise acquire shares of Common Stock, whether or not at the time exercisable (collectively, “Rights”), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Company upon the issuance of such Rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon exercise of such Rights.
          (ii) Convertible Securities and Related Rights. In the case of the issuance of any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, “Convertible Securities”), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities (collectively, “Related Rights”), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or exercise of such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of (A) the consideration, if any, received by the Company upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (B)(1) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or (2) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and (y) the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of the Convertible Securities issued upon the exercise of such Related Rights; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities or exercise of such Related Rights.
          (iii) Changes. On any change in the number of shares of Common Stock issuable upon the exercise of Rights or Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Exercise Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Exercise Price that would have been obtained had the adjustment which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of consideration upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.

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          (iv) Expiration or Cancellation. On the expiration or cancellation of any such Rights, Related Rights or Convertible Securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.
          (v) Cash. In the case of the issuance of such Securities for cash, the amount of consideration received by the Company shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of such Securities for consideration other than cash, the amount of consideration received by the Company shall be determined in good faith by the Company’s Board of Directors.
          (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date that are set forth on Schedule 5.1(f) of the Purchase Agreement in accordance with the terms of such securities as of such date; (ii) upon exercise of any stock or options which may hereafter be exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon the issuance of the Warrants issued or issuable in accordance with the terms of the Purchase Agreement; (iv) upon exercise of the Warrants; (v) upon the issuance of any shares of Series E Preferred Stock in exchange for existing series of Preferred Stock of the Company as provided in the Purchase Agreement or the issuance of Common Stock in conversion thereof; (vi) upon the issuance of any shares of Series D Preferred Stock in payment of fees and/or interest on the Notes as provided in the Purchase Agreement or the issuance of Common Stock in conversion thereof; or (vi) upon the issuance of securities in connection with a strategic transaction that is approved by the Board of Directors of the Company, including the Holder if then a director.
          (b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

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          (c) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
          (d) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other company, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as the Holders of the Warrants would have received had the Warrants been exercised immediately prior to such consolidation, merger or sale or conveyance. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 6 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation, merger or sale or conveyance assumes by written instrument the obligations of the Company under this Warrant (including under this Section 6) and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. This Section 6(d) shall apply to any successive consolidations, mergers, sales or conveyances.
          (e) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.
          (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

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          (g) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.
          (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.
          (i) Other Notices. In case at any time:
          (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;
          (ii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all, substantially all or a material portion of its assets to, another Company or entity; or
          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in each such case, the Company shall give to the Holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend or distribution or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) business days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii) and (iii) above; provided that if notice is not given in accordance with this Section 4(i), the Company will use its best efforts to insure that the Holder of this Warrant shall nevertheless receive the same rights and benefits received by other holders of securities of the Company from the proceedings referred to in clauses (i), (ii) and (iii) above, unless the Holder of this Warrant chooses not to receive such rights and benefits.

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          (j) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 6 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 6(i) hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.
          (k) Definition of Market Price. “Market Price,” as of any date, (i) means the closing sale price for the shares of Common Stock as reported on the NYSE AMEX LLC, the successor to the American Stock Exchange (“AMEX”), by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if the AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) day period immediately preceding such date, (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors.
     7. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof.
     8. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights, rights to dividends, or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     9. Transfer, Exchange and Replacement of Warrant.
          (a) Restriction on Transfer. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 9(e) below; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 9(f). Notwithstanding the foregoing, this Warrant, the shares of Common Stock issuable upon exercise hereof, and the rights granted hereunder may not be transferred to a competitor of the Company or any Subsidiary or affiliate of the Company.
          (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 9(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

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          (c) Replacement of Warrant. Upon receipt of evidence of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
          (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 9, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 9.
          (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.
          (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws; provided however, that no legal opinion shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act unless in the opinion of counsel to the Company, such transfer does not comply with the provisions of Rule 144. Notwithstanding the foregoing, the initial Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a present view to the distribution thereof.
     10. Notices. Any notice which is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy (if a copy of such confirmed telecopy transmission shall be contemporaneously sent by first class mail), or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

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If to the Company:
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966
Attention: Chief Financial Officer
Facsimile: (215) 357-4000
With a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attention: William Matthews, Esquire
Facsimile: (215) 568-6603
     If to a Holder hereof, at the address shown for such Holder on the books of the Company; or, with respect to any party hereto, at any other address designated in writing by such party in accordance with the provisions of this Section 10.
     11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). The Company and the Holder hereof consent to the jurisdiction of the United States federal courts and the state courts located in the Commonwealth of Pennsylvania with respect to any suit or proceeding based on or arising under this Warrant or the transactions contemplated hereby and agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Holder hereof waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.
     12. Miscellaneous.
          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and a majority in interest of the outstanding Warrants.
          (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

Dated as of _________ ___, 2009

FORM OF EXERCISE AGREEMENT
Dated: ________ __, 20__

To:	[Company] [Address]
     The undersigned, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase ______ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash, by wire transfer or by certified or official bank check in the amount of $_________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:
Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant.
and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints _____________________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.
Dated: __________ ___, 20___
In the presence of:

Name:

Signature:
Title of Signing Officer or Agent (if any):

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant.

Exhibit C
Statement With Respect to Shares
of
Series E Convertible Preferred Stock
of
Environmental Tectonics Corporation
Pursuant to Section 1522(b) of the
Business Corporation Law of the Commonwealth of Pennsylvania

     In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statements with respect to shares), Environmental Tectonics Corporation, a Pennsylvania corporation (the “Corporation”), desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:
     FIRST: The name of the Corporation is Environmental Tectonics Corporation.
     SECOND: The resolution amending the Articles of Incorporation of the Corporation under 15 Pa. C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:
     WHEREAS, the Articles of Incorporation of the Corporation authorizes Preferred Stock consisting of 1,000,000 shares issuable from time to time in one or more series; and
     WHEREAS, the Board of Directors of the Corporation (or an authorized committee thereof) is authorized, subject to limitations prescribed by law and by the Articles of Incorporation to establish and fix the number of shares to be included in any series of Preferred Stock and the par value, designation, rights, preferences and limitations of the shares of such series; and
     WHEREAS, the Board of Directors, acting through its Audit Committee, intends to establish a new series of Preferred Stock, called Series E Convertible Preferred Stock.
     NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article 6 of the Corporation’s Articles of Incorporation, the designation, rights, preferences, powers, restrictions and limitations applicable to the Series E Preferred Stock be and hereby are set forth below:
     1. Designation. The designation of this series, which consists of 25,000 shares of Preferred Stock, $0.05 par value per share, is the Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the stated value shall be One Thousand U.S. Dollars ($1,000.00) per share (the “Stated Value”).
     2. Certain Definitions. For purposes of this Statement With Respect to Shares, the following terms shall have the following meanings:
          “Common Stock” means the common stock of the Corporation, $0.05 par value per share.

          “Conversion Date” means, for any Optional Conversion (as defined below), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 4:59 p.m., Philadelphia, Pennsylvania time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.
          “Conversion Price” means, with respect to each share of Series E Preferred Stock, $2.00, provided that such Conversion Price shall be subject to adjustment as provided herein.
     3. Dividends.
          (a) Accruing Dividends. From and after the date any shares of Series E Preferred Stock are issued, the holder of any issued and outstanding shares of Series E Preferred Stock (each a “Holder” and collectively, the “Holders”) shall be entitled to receive, out of funds legally available therefor, cumulative dividends at a rate of ten percent (10%) per annum of the Stated Value on each share of Series E Preferred Stock (the “Accruing Dividends”) in preference to the holders of Common Stock or any other series of Preferred Stock issued by the Corporation after the date hereof and pari passu to the holders of the Series D Preferred Stock of the Corporation (the “Series D Preferred Stock”). The Accruing Dividends shall accrue on each issued and outstanding share of Series E Preferred Stock from the date such share was issued, from day to day, whether or not earned or declared, and shall compound annually and be cumulative. The Corporation shall only pay the Holder the Accruing Dividends upon a Liquidation Event (as hereinafter defined) or when otherwise declared by the Board of Directors of the Corporation.
          (b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series E Preferred Stock then outstanding shall first receive a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to the amount of the aggregate Accruing Dividends then accrued on such share of Series E Preferred Stock and not previously paid.
          (c) The Holders shall be entitled to receive, if and when declared by the Board of Directors and paid by the Corporation, any dividends paid with respect to the Common Stock (other than any dividends paid in additional shares of Common Stock). In the case of any such dividend, each Holder shall be entitled to receive an amount per share of Series E Preferred Stock held by such Holder as of the record date for such dividend equal to the product of: (i) the amount of the dividend payable with respect to one share of Common Stock and (ii) the number of shares of Common Stock that would be issued to a Holder if one share of Series E Preferred Stock were converted by the Holder on the record date.

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     4. Conversion.
          (a) Conversion at the Option of the Holder. Each Holder may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series E Preferred Stock plus all accrued but unpaid Accruing Dividends into a number of fully paid and nonassessable shares of the Common Stock determined by dividing the Stated Value plus the aggregate amount of the Accruing Dividends by the Conversion Price for such shares of Series E Preferred Stock.
          (b) Mechanics of Conversion. In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series E Preferred Stock being converted (the “Series E Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series E Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such Series E Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Section 10(b) hereof.
               (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Series E Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the third (3rd) business day following the Conversion Date and (b) the (2nd) second business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 10(b)) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series E Preferred Stock and Accruing Dividends being converted and (y) a certificate representing the number of shares of Series E Preferred Stock not being converted, if any. If the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

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               (ii) No Fractional Shares. If any conversion of Series E Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded, and the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be rounded off to the nearest whole number of shares.
               (iii) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant within two (2) business days of receipt of the Notice of Conversion. The accountant, at the Corporation’s expense, shall review the calculations and notify the Corporation and the Holder of the results. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above no later than two (2) business days from the date it receives the determination from the independent outside accountant.
     5. Rank. The Series E Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to the Series B Preferred Stock; (iii) prior to the Series C Preferred Stock; (iv) prior to any class or series of capital stock of the Corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series E Preferred Stock (collectively with the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock, “Junior Securities”); (v) pari passu with the Series D Preferred Stock and any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks on parity with the Series D Preferred Stock and Series E Preferred Stock (the “Pari Passu Securities”); and (vi) junior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks senior to the Series E Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.
     6. Liquidation Preference.
          (a) If the Corporation shall commence a voluntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety (90) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a “Liquidation Event”), no distribution shall be made to the holders of any shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation unless prior thereto the Holders shall have received the Liquidation Preference (as defined below) with respect to each share of Series

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E Preferred Stock then outstanding. Any acquisition of the Corporation by means of a merger or other form of corporate reorganization approved by the Board of Directors of the Corporation in which all outstanding shares of Common Stock are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary or the effectuation by the Corporation of a transaction or series of related transactions approved by the Board of Directors of the Corporation in which more than 50% of the voting power is disposed of or the sale, lease or other disposition of all or substantially all of the assets of the Corporation, shall be deemed a Liquidation Event unless the holders of a majority of the outstanding shares of Series E Preferred Stock elect to the contrary; such election to be made by giving written notice thereof to the Corporation at least three (3) days before the closing of such event. For clarification, none of the transactions described in the preceding sentence shall be deemed a Liquidation Event unless any such transaction is approved by the Board of Directors of the Corporation. In such event, the Holders will be entitled to receive in preference to the holders of Junior Securities, the Liquidation Preference with respect to shares of Series E Preferred Stock in the form of cash, securities or other property as is payable in connection with the transaction deemed to be a Liquidation Event. In the event that the Corporation sells, conveys or disposes of all or substantially all of its assets, the Holders will be entitled to receive, prior to the holders of the Junior Securities, if and when the Board of Directors declares a distribution of the consideration received by the Corporation in such asset sale, the Liquidation Preference with respect to the shares of Series E Preferred Stock. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series E Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. Following payments of preferences to all holders of preferred stock of the Corporation, all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of Common Stock, Series E Preferred Stock (on an as-if converted to Common Stock basis) and any other capital stock of the Corporation entitled to share in such distribution.
          (b) The “Liquidation Preference” with respect to a share of Series E Preferred Stock means an amount equal to the Stated Value thereof plus any accrued and unpaid dividends thereon, including the Accruing Dividends. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Statement With Respect to Shares filed in respect thereof.
     7. Adjustments to the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:
          (a) Stock Splits, Stock Dividends, Etc. If, at any time on or after the date hereof, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price for each share of Series E Preferred Stock shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price for each share of Series E Preferred Stock shall be proportionately increased.

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          (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time after the date hereof, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a “Corporate Change”), and, if such Corporate Change is not a Liquidation Event pursuant to the terms of Section 6(a), then the Holders shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the Series E Preferred Stock then outstanding) shall be made with respect to the rights and interests of the Holders to the end that the economic value of the shares of Series E Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price for each share of Series E Preferred Stock so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Common Stock immediately prior to such Corporate Change).
          (c) Adjustment Due to New Issuances of Equity Securities Below the Conversion Price.
               (i) Weighted Average Anti-Dilution Formula.
                    (A) If the Corporation issues, after the date hereof (the “Effective Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series E Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 7(c)(i)) be reduced to a price determined in accordance with the following formula:
CP2 = CP1 * (A + B) ÷ (A + C).
          For purposes of the foregoing formula, the following definitions shall apply:
          (1) “CP2” shall mean the Conversion Price for the Series E Preferred Stock in effect immediately after such issue of Additional Stock

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          (2) “CP1” shall mean the Conversion Price of the Series E Preferred Stock in effect immediately prior to such issue of Additional Stock;
          (3) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Additional Stock (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);
          (4) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Additional Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
          (5) “C” shall mean the number of such Additional Stock issued in such transaction.
                    (B) No adjustment of the Conversion Price for any series of Series E Preferred Stock will be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence will be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or will be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 7(c)(i)(E)(3) and 7(c)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 7(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
                    (C) In the case of the issuance of Common Stock for cash, the consideration will be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
                    (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.
                    (E) In the case of the issuance (whether before, on or after the Effective Date) of warrants, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or warrants, options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions will apply for all purposes of this Section 7(c)(i) and Section 7(c)(ii):
          (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such warrants, options to purchase or rights to subscribe for Common Stock will be deemed to have been issued at the time such warrants, options or rights were issued and for a consideration equal to the

7

consideration (determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)), if any, received by the Corporation upon the issuance of such warrants, options or rights plus the minimum exercise price provided in such warrants, options or rights the Common Stock covered thereby.
          (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof will be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)).
          (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, will be recomputed to reflect such change, but no further adjustment will be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
          (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, will be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
          (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 7(c)(i)(E)(1) and 7(c)(i)(E)(2) will be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 7(c)(i)(E)(3) or 7(c)(i)(E)(4).
               (ii) Definition of Additional Stock. “Additional Stock” means any shares of Common Stock issued (or deemed to have been issued pursuant to Section 7(c)(i)(E)) by the Corporation after the date hereof other than:

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                    (a) shares of Common Stock issued pursuant to a transaction described in Section 7(a) hereof;
                    (b) shares of Common Stock issued or issuable to any employee, officer, director, consultant or advisor of the Corporation for services provided to the Corporation directly or pursuant to any employee benefit plan which has been approved by the Board of Directors of the Corporation, so long as the total number of shares of Common Stock so issued or issuable (and not repurchased at cost by the Corporation in connection with the termination of employment or other provision of services to the Corporation and not subject to options that expire unexercised) does not exceed 1,366,890 shares;
                    (c) shares of Common Stock issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter that generates gross proceeds in excess of $30,000,000 and that is approved by the Board of Directors of the Corporation, including the Series E Director Nominee;
                    (d) shares of Common Stock issued pursuant to the conversion, exchange or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section 7(c)(ii);
                    (e) shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that is approved by the Board of Directors of the Corporation, including the Series E Director Nominee;
                    (f) shares of Common Stock issuable upon conversion of any shares of Series E Preferred Stock;
                    (g) shares of Common Stock issuable upon conversion of any shares of any sub-series of Series D Preferred Stock issued in payment of fees or interest under that certain Secured Credit Facility and Warrant Purchase Agreement dated as of April ___, 2009, by and between the Corporation and H.F. Lenfest (the “Purchase Agreement”);
                    (h) shares of Common Stock issuable upon exercise of those certain warrants to purchase common stock issued or issuable in connection with the transactions contemplated by the Purchase Agreement; or
                    (i) shares of Common Stock issued pursuant to a transaction in which the Conversion Price adjustments set forth in this Section 7(c) are waived by the holders of at least a majority of the then outstanding shares of Series E Preferred Stock.
          (d) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

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     8. Voting Rights.
          (a) General. The Holders shall be entitled to vote with the holders of Common Stock, voting together as one class, on all matters submitted to a vote of the holders of Common Stock, and each share of Series E Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which each such share is convertible as of the record date for the applicable vote. To the extent that under the Pennsylvania Business Corporation Law the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series E Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series E Preferred Stock shall constitute the approval of such action by the class.
          (b) Election of Directors. So long as any shares of Series E Preferred Stock remain outstanding, the Board of Directors will consist of five (5) members, one of which shall be the Chief Executive Officer, or similar position, of the Corporation and one of which shall be nominated by the holders of shares of Series E Preferred Stock, voting separately as a single class (the “Series E Director Nominee”), which director may be removed from office, and any vacancy caused by the resignation, death or removal of the Series E Director Nominee shall be filled by the holders of a majority of the then outstanding shares of Series E Preferred Stock.
     9. Protective Provisions. So long as any of the shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the Holders of a majority of the then outstanding shares of Series E Preferred Stock (i) amend the rights, preferences or privileges of the Series E Preferred Stock set forth in this Statement With Respect to Shares; (ii) create any new class or series of capital stock that would constitute Senior Securities or Pari Passu Securities; (iii) redeem, or declare or pay any dividend or other distribution on account of, any shares of Common Stock or Junior Securities (other than pursuant to the terms of any stock option plan for directors, officers, employees, advisors or consultants approved by the Board of Directors); (iv) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation; (v) effect any transaction that would be deemed a Liquidation Event (as defined in Section 6(a)) or Corporate Change (as defined in Section 7(b) hereof); (vi) authorize or enter into any transaction or series or related transactions in which the holder or holders of capital stock of the Corporation immediately prior to such transaction or series of transactions will hold, immediately after such transaction or series of transactions, less than a majority of the aggregate voting power of the outstanding capital stock of the surviving entity; (vii) increase or decrease the authorized number of directors constituting the Board of Directors; (viii) decrease the number of authorized shares of Preferred Stock; (ix) redeem or offer to redeem any shares of Series E Preferred Stock; (x) authorize or effect a transaction in which the Corporation would incur any debt secured by the assets of the Corporation or amend its current secured debt facility; or (xi) enter into any transaction, other than employment or consulting agreements in the ordinary course of business on a basis consistent with past practices, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any affiliate of the foregoing. Notwithstanding the foregoing, no consent or approval of the Holders will be required for, and the Board of Directors is expressly authorized to provide for, the issuance of shares of Preferred Stock if such series would constitute Junior Securities, by filing a certificate pursuant to the applicable law of the

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Commonwealth of Pennsylvania, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.
     10. Miscellaneous.
          (a) Cancellation of Series E Preferred Stock. If any shares of Series E Preferred Stock are converted pursuant to Section 4, the shares so converted shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series E Preferred Stock.
          (b) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series E Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series E Preferred Stock Certificate(s), the Corporation shall execute and deliver new Series E Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series E Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series E Preferred Stock.
          (c) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby and any accrued and unpaid Accruing Dividends thereon shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series E Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Statement With Respect to Shares.
     THIRD: With respect to the Series E Preferred Stock, the aggregate number of shares of such class or series established and designated by (a) such resolutions, (b) all prior statements, if any, filed under 15 Pa. C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles of Incorporation is 25,000 shares.
     FOURTH: The resolution was adopted by the Audit Committee of the Board of Directors effective as of ______ ___, 2009.
     FIFTH: The resolution shall be effective upon the filing of this Statement With Respect to Shares in the Department of State.
* * * * * *
[Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned has caused this Statement With Respect to Shares to be signed by a duly authorized officer this ______ day of _______________, 2009.

ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation
By:
Name:
Title:

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Series E Preferred Stock)
The undersigned hereby irrevocably elects to convert _________ shares of Series E Preferred Stock, represented by stock certificate No(s). _________ (the “Series E Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of Environmental Tectonics Corporation (the “Corporation”) according to the conditions of the Statement With Respect to Shares of Series E Convertible Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series E Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
[The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is _________) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).]
The undersigned acknowledges that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series E Preferred Stock may only be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.
☐	In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.]
Date of Conversion: ______________________________
Conversion Price: ________________________________
Number of Shares of Common
Stock to be Issued: _______________________________
[Holder]

By:
Name:
Title:

Addres:

Exhibit D
Statement With Respect to Shares
of
Series D Convertible Preferred Stock
of
Environmental Tectonics Corporation
Pursuant to Section 1522(b) of the
Business Corporation Law of the Commonwealth of Pennsylvania

     In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statements with respect to shares), Environmental Tectonics Corporation, a Pennsylvania corporation (the “Corporation”), desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:
     FIRST: The name of the Corporation is Environmental Tectonics Corporation.
     SECOND: The resolution amending the Articles of Incorporation of the Corporation under 15 Pa. C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:
     WHEREAS, the Articles of Incorporation of the Corporation authorizes Preferred Stock consisting of 1,000,000 shares issuable from time to time in one or more series; and
     WHEREAS, the Board of Directors of the Corporation (or an authorized committee thereof) is authorized, subject to limitations prescribed by law and by the Articles of Incorporation to establish and fix the number of shares to be included in any series of Preferred Stock and the par value, designation, rights, preferences and limitations of the shares of such series; and
     WHEREAS, the Board of Directors, acting through its Audit Committee, intends to establish a new series of Preferred Stock, called Series D Convertible Preferred Stock.
     NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article 6 of the Corporation’s Articles of Incorporation, the designation, rights, preferences, powers, restrictions and limitations applicable to the Series D Preferred Stock be and hereby are set forth below:
     1. Designation. The designation of this series, which consists of 11,000 shares of Preferred Stock, $0.05 par value per share, is the Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and the stated value shall be One Thousand U.S. Dollars ($1,000.00) per share (the “Stated Value”). The Series D Preferred Stock may be issued in one or more sub-series of Series D Preferred Stock to be designated: Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, and so on and so forth, the number of shares of each such series to be determined by resolution of the Board of Directors of the Corporation, including the Series D Director Nominee (as hereinafter defined). Each sub-series of Series D Preferred Stock shall have all of the same rights, preferences and privileges as each other sub-series of Series D Preferred Stock, except that the Conversion Price (as hereinafter defined) shall differ based on the Market Price (as hereinafter defined) on the date of issuance of such sub-series of Series D Preferred Stock.
     2. Certain Definitions. For purposes of this Statement With Respect to Shares, the following terms shall have the following meanings:
          “Common Stock” means the common stock of the Corporation, $0.05 par value per share.
          “Conversion Date” means, for any Optional Conversion (as defined below), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 4:59 p.m., Philadelphia, Pennsylvania time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.
          “Conversion Price” means, with respect to each share of Series D Preferred Stock, the Market Price as of the date of issuance of such shares of Series D Preferred Stock, provided that such Conversion Price shall be subject to adjustment as provided herein.
          “Market Price” means, as of any date, (i) the closing sale price for the shares of Common Stock as reported on NYSE AMEX LLC, the successor to the American Stock Exchange (“AMEX”) by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) day period immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors of the Corporation.
     3. Dividends.
          (a) Accruing Dividends. From and after the date a share of Series D Preferred Stock is issued (the “Applicable Issue Date”), the holder of such issued and outstanding share of Series D Preferred Stock (each a “Holder” and collectively, the “Holders”) shall be entitled to receive, out of funds legally available therefor, cumulative dividends at a rate of ten percent (10%) per annum of the Stated Value on each such share of Series D Preferred Stock (the “Accruing Dividends”) in preference to the holders of Common Stock or any other series of Preferred Stock issued by the Corporation after the date hereof which does not, by its terms, provide that it is senior to or pari passu with the Series D Preferred Stock with respect to dividends. The Accruing Dividends shall accrue on each issued and outstanding share of Series D Preferred Stock from the Applicable Issue Date, from day to day, whether or not earned or declared, and shall compound annually and be cumulative. The Corporation shall only pay the Holder the Accruing Dividends upon a Liquidation Event (as hereinafter defined) or when otherwise declared by the Board of Directors of the Corporation.

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          (b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive a dividend on each outstanding share of Series D Preferred Stock in an amount at least equal to the amount of the aggregate Accruing Dividends then accrued on such share of Series D Preferred Stock and not previously paid.
          (c) The Holders shall be entitled to receive, if and when declared by the Board of Directors and paid by the Corporation, any dividends paid with respect to the Common Stock (other than any dividends paid in additional shares of Common Stock). In the case of any such dividend, each Holder shall be entitled to receive an amount per share of Series D Preferred Stock held by such Holder as of the record date for such dividend equal to the product of: (i) the amount of the dividend payable with respect to one share of Common Stock and (ii) the number of shares of Common Stock that would be issued to a Holder if one share of Series D Preferred Stock were converted by the Holder on the record date.
     4. Conversion.
          (a) Conversion at the Option of the Holder. Each Holder may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series D Preferred Stock plus all accrued but unpaid Accruing Dividends into a number of fully paid and nonassessable shares of the Common Stock determined by dividing the Stated Value plus the aggregate amount of the Accruing Dividends by the Conversion Price for such shares of Series D Preferred Stock.
          (b) Mechanics of Conversion. In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series D Preferred Stock being converted (the “Series D Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series D Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such Series D Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Section 10(b) hereof.
               (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Series D Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the third (3rd) business day following the Conversion Date and (b) the (2nd) second business day following the date of such surrender (or, in the case of lost,

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stolen or destroyed certificates, after provision of indemnity pursuant to Section 10(b)) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock and Accruing Dividends being converted and (y) a certificate representing the number of shares of Series D Preferred Stock not being converted, if any. If the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.
               (ii) No Fractional Shares. If any conversion of Series D Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded, and the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be rounded off to the nearest whole number of shares.
               (iii) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant within two (2) business days of receipt of the Notice of Conversion. The accountant, at the Corporation’s expense, shall review the calculations and notify the Corporation and the Holder of the results. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above no later than two (2) business days from the date it receives the determination from the independent outside accountant.
     5. Rank. The Series D Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to the Series B Preferred Stock; (iii) prior to the Series C Preferred Stock; (iv) prior to any class or series of capital stock of the Corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series D Preferred Stock (collectively with the Common Stock, the Series B Preferred Stock and the Series C Preferred Stock, “Junior Securities”); (v) pari passu with any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks on parity with the Series D Preferred Stock (the “Pari Passu Securities”); and (vi) junior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks senior to the Series D Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

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     6. Liquidation Preference.
          (a) If the Corporation shall commence a voluntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety (90) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a “Liquidation Event”), no distribution shall be made to the holders of any shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation unless prior thereto the Holders shall have received the Liquidation Preference (as defined below) with respect to each share of Series D Preferred Stock then outstanding. Any acquisition of the Corporation by means of a merger or other form of corporate reorganization approved by the Board of Directors of the Corporation in which all outstanding shares of Common Stock are exchanged for securities or other consideration issued by the acquiring corporation or its subsidiary or the effectuation by the Corporation of a transaction or series of related transactions approved by the Board of Directors of the Corporation in which more than 50% of the voting power is disposed of or the sale, lease or other disposition of all or substantially all of the assets of the Corporation, shall be deemed a Liquidation Event unless the holders of a majority of the outstanding shares of Series D Preferred Stock elect to the contrary; such election to be made by giving written notice thereof to the Corporation at least three (3) days before the closing of such event. For clarification, none of the transactions described in the preceding sentence shall be deemed a Liquidation Event unless any such transaction is approved by the Board of Directors of the Corporation. In such event, the Holders will be entitled to receive in preference to the holders of Junior Securities, the Liquidation Preference with respect to shares of Series D Preferred Stock in the form of cash, securities or other property as is payable in connection with the transaction deemed to be a Liquidation Event. In the event that the Corporation sells, conveys or disposes of all or substantially all of its assets, the Holders will be entitled to receive, prior to the holders of the Junior Securities, if and when the Board of Directors declares a distribution of the consideration received by the Corporation in such asset sale, the Liquidation Preference with respect to the shares of Series D Preferred Stock. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. Following payments of preferences to all holders of preferred stock of the Corporation, all remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably to the

5

holders of Common Stock, Series D Preferred Stock (on an as-if converted to Common Stock basis) and any other capital stock of the Corporation entitled to share in such distribution.
          (b) The “Liquidation Preference” with respect to a share of Series D Preferred Stock means an amount equal to the Stated Value thereof plus any accrued and unpaid dividends thereon, including the Accruing Dividends. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Statement With Respect to Shares filed in respect thereof.
     7. Adjustments to the Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:
          (a) Stock Splits, Stock Dividends, Etc. If, at any time on or after the date hereof, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price for each share of Series D Preferred Stock shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price for each share of Series D Preferred Stock shall be proportionately increased.
          (b) Adjustment Due to Merger, Consolidation, Etc. If, at any time after the date hereof, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a “Corporate Change”), and, if such Corporate Change is not a Liquidation Event pursuant to the terms of Section 6(a), then the Holders shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Holders of a majority of the Series D Preferred Stock then outstanding) shall be made with respect to the rights and interests of the Holders to the end that the economic value of the shares of Series D Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price for each share of Series D Preferred Stock so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Common Stock immediately prior to such Corporate Change).

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          (c) Adjustment Due to New Issuances of Equity Securities Below the Conversion Price.
               (i) Weighted Average Anti-Dilution Formula.
                    (A) If the Corporation issues, after the date hereof (the “Effective Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for any sub-series of the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such sub-series of the Series D Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 7(c)(i)) be reduced to a price determined in accordance with the following formula:
CP2 = CP1 * (A + B) ÷ (A + C).
               For purposes of the foregoing formula, the following definitions shall apply:
               (1) “CP2” shall mean the Conversion Price for the Series D Preferred Stock in effect immediately after such issue of Additional Stock
               (2) “CP1” shall mean the Conversion Price of the Series D Preferred Stock in effect immediately prior to such issue of Additional Stock;
               (3) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Additional Stock (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);
               (4) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Additional Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
               (5) “C” shall mean the number of such Additional Stock issued in such transaction.
                    (B) No adjustment of the Conversion Price for any series of Series D Preferred Stock will be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence will be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or will be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 7(c)(i)(E)(3) and 7(c)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 7(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

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                    (C) In the case of the issuance of Common Stock for cash, the consideration will be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
                    (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash will be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.
                    (E) In the case of the issuance (whether before, on or after the Effective Date) of warrants, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or warrants, options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions will apply for all purposes of this Section 7(c)(i) and Section 7(c)(ii):
          (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such warrants, options to purchase or rights to subscribe for Common Stock will be deemed to have been issued at the time such warrants, options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)), if any, received by the Corporation upon the issuance of such warrants, options or rights plus the minimum exercise price provided in such warrants, options or rights the Common Stock covered thereby.
          (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof will be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(c)(i)(C) and 7(c)(i)(D)).
          (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, will be recomputed to reflect such change, but no further adjustment will be made for the

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actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
          (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, will be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
          (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 7(c)(i)(E)(1) and 7(c)(i)(E)(2) will be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 7(c)(i)(E)(3) or 7(c)(i)(E)(4).
               (ii) Definition of Additional Stock. “Additional Stock” means any shares of Common Stock issued (or deemed to have been issued pursuant to Section 7(c)(i)(E)) by the Corporation after the date hereof other than:
                    (a) shares of Common Stock issued pursuant to a transaction described in Section 7(a) hereof;
                    (b) shares of Common Stock issued or issuable to any employee, officer, director, consultant or advisor of the Corporation for services provided to the Corporation directly or pursuant to any employee benefit plan which has been approved by the Board of Directors of the Corporation, so long as the total number of shares of Common Stock so issued or issuable (and not repurchased at cost by the Corporation in connection with the termination of employment or other provision of services to the Corporation and not subject to options that expire unexercised) does not exceed 1,366,890 shares;
                    (c) shares of Common Stock issued or issuable pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter that generates gross proceeds in excess of $30,000,000 and that is approved by the Board of Directors of the Corporation, including the Series D Director Nominee;
                    (d) shares of Common Stock issued pursuant to the conversion, exchange or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section 7(c)(ii);
                    (e) shares of Common Stock issued or issuable in connection with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that is approved by the Board of Directors of the Corporation, including the Series D Director Nominee;

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                    (f) shares of Common Stock issuable upon conversion of any shares of any sub-series of Series D Preferred Stock;
                    (g) shares of Common Stock issuable upon exercise of those certain warrants to purchase common stock issued or issuable in connection with the transactions contemplated by that certain Secured Credit Facility and Warrant Purchase Agreement dated as of April ___, 2009 by and between the Corporation and H.F. Lenfest ) (the “2009 Purchase Agreement”);
                    (h) shares of Preferred Stock issued to H.F. Lenfest (or his designee) pursuant to the terms of the 2009 Purchase Agreement; or
                    (i) shares of Common Stock issued pursuant to a transaction in which the Conversion Price adjustments set forth in this Section 7(c) are waived by the holders of at least a majority of the then outstanding shares of Series D Preferred Stock.
          (d) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
     8. Voting Rights.
          (a) General. The Holders shall be entitled to vote with the holders of Common Stock, voting together as one class, on all matters submitted to a vote of the holders of Common Stock, and each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which each such share is convertible as of the record date for the applicable vote. To the extent that under the Pennsylvania Business Corporation Law the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series D Preferred Stock shall constitute the approval of such action by the class. On all matters submitted to vote or consent of the holders of Series D Preferred Stock, all sub-series of Series D Preferred Stock shall vote together as one class.
          (b) Election of Directors. So long as any shares of Series D Preferred Stock remain outstanding, the Board of Directors will consist of five (5) members, one of which shall be the Chief Executive Officer, or similar position, of the Corporation and one of which shall be nominated by the holders of shares of Series D Preferred Stock, voting separately as a single class (the “Series D Director Nominee”), which director may be removed from office, and any vacancy caused by the resignation, death or removal of the Series D Director Nominee shall be filled by the holders of a majority of the then outstanding shares of Series D Preferred Stock.
     9. Protective Provisions. So long as any of the shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written

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consent) of the Holders of a majority of the then outstanding shares of Series D Preferred Stock (i) amend the rights, preferences or privileges of the Series D Preferred Stock set forth in this Statement With Respect to Shares; (ii) create any new class or series of capital stock that would constitute Senior Securities or Pari Passu Securities (except as contemplated under the terms of the 2009 Purchase Agreement); (iii) redeem, or declare or pay any dividend or other distribution on account of, any shares of Common Stock or Junior Securities (other than pursuant to the terms of any stock option plan for directors, officers, employees, advisors or consultants approved by the Board of Directors); (iv) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation; (v) effect any transaction that would be deemed a Liquidation Event (as defined in Section 6(a)) or Corporate Change (as defined in Section 7(b) hereof); (vi) authorize or enter into any transaction or series or related transactions in which the holder or holders of capital stock of the Corporation immediately prior to such transaction or series of transactions will hold, immediately after such transaction or series of transactions, less than a majority of the aggregate voting power of the outstanding capital stock of the surviving entity; (vii) increase or decrease the authorized number of directors constituting the Board of Directors; (viii) decrease the number of authorized shares of Preferred Stock; (ix) redeem or offer to redeem any shares of Series D Preferred Stock; (x) authorize or effect a transaction in which the Corporation would incur any debt secured by the assets of the Corporation or amend its current secured debt facility; or (xi) enter into any transaction, other than employment or consulting agreements in the ordinary course of business on a basis consistent with past practices, with any officer, director or beneficial owner of five percent (5%) or more of the Common Stock or any affiliate of the foregoing. Notwithstanding the foregoing, no consent or approval of the Holders will be required for, and the Board of Directors is expressly authorized to provide for, the issuance of shares of Preferred Stock if such series would constitute Junior Securities, by filing a certificate pursuant to the applicable law of the Commonwealth of Pennsylvania, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon.
     10. Miscellaneous.
          (a) Cancellation of Series D Preferred Stock. If any shares of Series D Preferred Stock are converted pursuant to Section 4, the shares so converted shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series D Preferred Stock.
          (b) Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series D Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series D Preferred Stock Certificate(s), the Corporation shall execute and deliver new Series D Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series D Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series D Preferred Stock.
          (c) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby and any accrued and unpaid Accruing Dividends thereon

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shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series D Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Statement With Respect to Shares.
     THIRD: With respect to the Series D Preferred Stock, the aggregate number of shares of such class or Series established and designated by (a) such resolutions, (b) all prior statements, if any, filed under 15 Pa. C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles of Incorporation is 11,000 shares.
     FOURTH: The resolution was adopted by the Audit Committee of the Board of Directors effective as of April ___, 2009.
     FIFTH: The resolution shall be effective upon the filing of this Statement With Respect to Shares in the Department of State.
* * * * * *
[Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned has caused this Statement With Respect to Shares to be signed by a duly authorized officer this                 day of April, 2009.

ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation
By:
Name:
Title:

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Series D Preferred Stock)
The undersigned hereby irrevocably elects to convert                      shares of Series D Preferred Stock, represented by stock certificate No(s).                      (the “Series D Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of Environmental Tectonics Corporation (the “Corporation”) according to the conditions of the Statement With Respect to Shares of Series D Convertible Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series D Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
[The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is                     ) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).]
The undersigned acknowledges that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series D Preferred Stock may only be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.
☐	[In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.]

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock to be Issued: _______________________________

[Holder]
By:
Name:
Title:

Address:

EXHIBIT E
FORM OF SECURITY AGREEMENT
SECURITY AGREEMENT
          This SECURITY AGREEMENT (this “Agreement”) is made and entered into as of April 24, 2009, by and among ENVIRONMENTAL TECTONICS CORPORATION (the “Borrower”), ENTERTAINMENT TECHNOLOGY CORPORATION (the “Guarantor” and, together with the Borrower, the “Debtors”), and H.F. LENFEST (the “Lender”), in connection with the transactions contemplated by that certain Secured Credit Facility and Warrant Purchase Agreement of even date herewith by and between the Borrower and the Lender (the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
WITNESSETH:
          WHEREAS, the Guarantor has delivered to the Lender a Guaranty, dated as of the date hereof, in respect of the obligations of the Borrower under the Purchase Agreement (the “Guaranty”);
          WHEREAS, pursuant to the provisions of the Purchase Agreement and upon the terms and subject to the conditions set forth therein, the Lender has agreed to provide (i) advances under a credit facility (the “Credit Facility”) to the Borrower to be evidenced by one or more senior subordinated promissory notes issued by the Borrower thereunder in the aggregate principal amount of up to $7,500,000 (the “Notes”) and/or (ii) guaranties of an additional $5,000,000 of Senior Debt as part of an amendment to the Senior Credit Agreement (the “Purchaser Guaranties”);
          WHEREAS, it is a condition precedent to the obligation of the Lender to provide the Credit Facility and the Purchaser Guaranties to the Borrower under the Purchase Agreement, that the Debtors shall have executed and delivered this Agreement to the Lender;
          WHEREAS, the rights granted to the Lender herein shall be subject to the terms and conditions of the Subordination Agreement.
          NOW, THEREFORE, in consideration of the premises contained herein and to induce the Lender to enter into the Purchase Agreement and to induce the Lender to provide the Credit Facility and/or the Purchaser Guaranties to the Borrower under the Purchase Agreement, the Debtors hereby agree with the Lender, as follows:
     1. Defined Terms. Unless otherwise defined herein or in the Purchase Agreement, the following terms which are defined in the Code are used herein as so defined: Accounts (including Health-Care-Insurance Receivables), Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, General Intangibles, Instruments, Inventory, Investment Property (including Securities Entitlements, Securities Accounts, Commodity Accounts and Commodity Contracts), Letter-of-Credit Rights, Payment Intangibles, Software,

Supporting Obligations and Proceeds; and the following terms shall have the following meanings:
          “Code” shall mean the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania.
          “Collateral” shall have the meaning assigned to it in Section 2 of this Agreement.
          “Contracts” shall mean all contracts and other agreements between any Debtor and any other Person, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of each Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of each Debtor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of each Debtor to perform and to exercise all remedies thereunder.
          “Copyrights” shall mean (a) all copyrights, registrations and applications for registration, issued or filed, including any reissues, extensions or renewals thereof, by or with the United States Copyright Office or any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, or otherwise, including, all rights in and to the material constituting the subject matter thereof, including, without limitation, any referred to in Schedule I hereto, and (b) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws or any law of any State, including, without limitation, any thereof referred to in Schedule I hereof.
          “Copyright License” shall mean any agreement, written or oral, providing for a grant by any of the Debtors of any right in any Copyright, including, without limitation, any thereof referred to in Schedule I hereof.
          “Obligations” shall mean the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Credit Facility and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Debtors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes, any and all amounts guaranteed under the Purchaser Guaranties and all other obligations and liabilities of the Debtors to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Notes, this Agreement, the Guaranty, the other Transaction Documents, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Debtors pursuant to the terms of the Purchase Agreement or any other Transaction Document) or otherwise.
          “Patents” shall mean (a) all letters patent of the United States or any other country or any political subdivision thereof, and all reissues and extensions thereof, including, without limitation, any thereof referred to in Schedule II hereto, and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part

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thereof or any other country or any political subdivision, including, without limitation, any thereof referred to in Schedule II hereto.
          “Patent License” shall mean all agreements, whether written or oral, providing for the grant by any of the Debtors of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule II hereto.
          “Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule III hereto, and (b) all reissues, extensions or renewals thereof.
          “Trademark License” shall mean any agreement, written or oral, providing for the grant by any of the Debtors of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule III hereto.
     2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each of the Debtors hereby grants to the Lender a security interest in all of the following property now owned or at any time hereafter acquired by such Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
          (i) all Accounts (including Health-Care-Insurance Receivables);
          (ii) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);
          (iii) all Contracts;
          (iv) all Copyrights and Copyright Licenses;
          (v) all Deposit Accounts;
          (vi) all Documents;
          (vii) all Equipment;
          (viii) all General Intangibles and Commercial Tort Claims;
          (ix) all Instruments;
          (x) all Inventory;

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          (xi) all Investment Property, (including Securities Entitlements, Securities Accounts, Commodity Accounts, and Commodity Contracts);
          (xii) all Letter-of-Credit Rights;
          (xiii) all Patents and Patent Licenses;
          (xiv) all Payment Intangibles;
          (xv) all Software (in whatever form);
          (xvi) Supporting Obligations;
          (xvii) Trademarks and Trademark Licenses; and
          (xviii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.
     3. Rights of Lender; Limitations on Lender’s Obligations.
          (a) Debtors Remain Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Debtors shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. The Lender shall have no obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Debtors under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Lender at any time after the occurrence and during the continuance of an Event of Default, the Debtors shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Lender and shall indicate on all billings that payments in respect thereof shall be made directly to the Lender. The Lender may in the name of the Debtors or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.
          (c) Analysis of Accounts. The Lender shall have the right to make test verifications of the Accounts through periodic site visits as provided in Section 7.1(i) of the Purchase Agreement, and the Debtors shall furnish all such assistance and information as the

4

Lender may reasonably require in connection therewith. At any time, and from time to time, but in no event more than twice in any given twelve month period, upon the Lender’s request and at the expense of the Debtors, the Debtors shall cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided that any such reconciliation, aging or test verification performed at the request of PNC Bank, National Association (“PNC”) and delivered to the Lender shall satisfy a like request from the Lender if made within six (6) months of the request from PNC.
          (d) Collections on Accounts. Subject to the further provisions of this Section 3(d), the Lender hereby authorizes the Debtors to collect the Accounts from the account debtors. Prior to the occurrence of an Event of Default, the Proceeds of Accounts so collected by the Debtors shall be received and held by the Debtors in trust for the Lender but may be applied by the Debtors in their discretion towards payment of the Obligations or other corporate purposes. Upon the occurrence of an Event of Default which has not been waived by or cured to the satisfaction of the Lender and subject to the direction of the Lender, (i) the authority hereby given to the Debtors to collect the Proceeds of Accounts may be terminated by the Lender at any time and after being notified of such termination, the Debtors shall deliver to the Lender on the date of receipt thereof by the Debtors all Proceeds in the form of cash, checks, drafts, notes and other remittances received in payment of or on account of the Debtors’ Accounts; (ii) following receipt by the Lender any such Proceeds shall be deposited in a special bank account (the “Cash Collateral Account”) of the Debtors maintained at a commercial bank chosen by the Lender over which the Lender alone shall have power of withdrawal; (iii) all Proceeds other than cash shall be deposited in precisely the form in which received, except for the addition thereto of the endorsement of the Debtors when necessary to permit collection of the items, which endorsement the Debtors agree to make; and (iv) the Debtors will not commingle any such Proceeds with any of the Debtors’ other funds or property but will hold them separate and apart from any other funds or property and upon an express trust for the Lender until deposit thereof is made in the Cash Collateral Account.
     4. Representations and Warranties. The Debtors hereby jointly and severally represent and warrant that:
          (a) Title; No Other Liens. Except for the Liens granted hereby, the Liens granted to PNC pursuant to the PNC Security Agreement and any other Permitted Liens, one or more of the Debtors own each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender, pursuant to this Agreement or as may be permitted pursuant to the Purchase Agreement.
          (b) Perfected Second Priority Liens. Upon the Lender taking all action necessary under the UCC to perfect its security interest in and to the Collateral, the Liens granted pursuant to this Agreement constitute perfected Liens on the Collateral in favor of the Lender, which are prior to all other Liens on the Collateral in existence on the date hereof (other than Permitted Liens) and are enforceable as such against all creditors of and purchasers from the

5

Debtors and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.
          (c) Accounts. The amount represented by the Debtors to the Lender in any accounts receivable aging and in other reports requested by or furnished to the Lender as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder except for normal cash discounts and allowances where applicable. No amount payable to the Debtors under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender. The Debtors keep their records concerning the Accounts at the location or locations set forth in Schedule IV.
          (d) Contracts. Except as contemplated hereby, no consent of any party (other than the Debtors) to any material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement. Each material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Debtors nor (to the best of the Debtors’ knowledge) any other party to any Contract are in default of any material provision thereof or are likely to become in default in the performance or observance of any of the material provisions thereof. The Debtors have fully performed all their material obligations under each Contract. The right, title and interest of each Debtor in, to and under each Contract to which such Debtor is a party are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Debtors as to any Contract. No amount payable to the Debtors under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.
          (e) Inventory. The types, amounts and valuations of the Inventory or any other information regarding the same represented by the Debtors in any reports requested by or furnished to the Lender, or any other holders of the Obligations will at such time be accurate to the best of the Debtors’ knowledge. The Debtors keep records concerning the Inventory at the location or locations listed on Schedule V. Except for Inventory in transit, work in progress at other locations and consigned Inventory, the Inventory is kept at the locations listed on Schedule VI hereto.
          (f) Equipment. The Equipment is kept at the locations listed on Schedule VII hereto.
          (g) Chief Executive Office; Place of Organization. The locations of each Debtor’s chief executive office, chief place of business, form of and place of organization are set forth on Schedule VIII.

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          (h) Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          (i) Patents, Trademarks and Copyrights. Schedule I hereto includes all Copyrights and Copyright Licenses (except licenses to use off-the-shelf software in the ordinary course of business) owned by the Debtors in its own name as of the date hereof. Schedule II hereto includes all Patents and Patent Licenses owned by each of the Debtors in its own name as of the date hereof. Schedule III hereto includes all Trademarks and Trademark Licenses owned by each of the Debtors in its own name as of the date hereof. To the best of the Debtors’ knowledge, each Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in any such Schedule, none of such Copyrights, Patents or Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark. Except as set forth in any such Schedule, no action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Copyright, Patent or Trademark.
          (j) Power and Authority; Authorization. The Debtors have the corporate or other power and authority and the legal right to execute and deliver, to perform their obligations under, and to grant the Liens on the Collateral pursuant to, this Agreement and have taken all necessary corporate or other action to authorize its execution, delivery and performance of, and grant of the Liens on the Collateral pursuant to, this Agreement.
          (k) Enforceability. This Agreement constitutes a legal, valid and binding obligation of each of the Debtors enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.
          (l) No Conflict. The execution, delivery and performance of this Agreement will not violate any provision of any Law or any obligation under any agreement, instrument, document or contract to which any of the Debtors is a party (each, a “Contractual Obligation”) and will not result in the creation or imposition of any Lien on any of the properties or revenues of any of the Debtors pursuant to any Law or Contractual Obligation of any of the Debtors, except as contemplated hereby.
          (m) No Consents, etc. Except as contemplated hereby, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of any of the Debtors), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement (except for the filing of the UCC financing statements).
          (n) No Litigation. Except as set forth on Schedule 5.1(j) to the Purchase Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Debtors, threatened by or against any of the

7

Debtors or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.
     5. Covenants. Each of the Debtors covenants and agrees with the Lender that, from and after the date of this Agreement until the Obligations are paid in full and the Credit Facility is terminated, it will:
          (a) Notices; Further Documentation; Authorization to File Financing Statements. Notify the Lender in writing at any time that it opens, acquires, obtains, or becomes the beneficiary of any type of Collateral (or rights therein) to the extent the Lender will not at that time have, and continuously thereafter (subject to the filing of continuation statements, if necessary) maintain, a perfected priority security interest in (subject to solely Permitted Liens) such Collateral, including but not limited to: all Deposit Accounts, Securities Accounts and Commodity Accounts and other Investment Property; all Commercial Tort Claims; all Instruments, Documents, Tangible Chattel Paper and Electronic Chattel Paper; all other Collateral in the possession of a third party; and all Letter-of-Credit Rights and other Supporting Obligations. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Debtors, promptly (i) deliver to the Lender all letters of credit and other Supporting Obligations, Instruments, Chattel Paper, Documents and Investment Property (including any necessary endorsements) that at any time is part of the Collateral or becomes Proceeds of any Collateral unless in possession of a lien holder with a prior Permitted Lien, and (ii) execute and deliver such further instruments, agreements and documents and take such further action as the Lender may reasonably request for the purpose of obtaining, preserving and enforcing the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, executing and delivering and using commercially reasonable efforts to cause third parties to execute and deliver to the Lender security agreements, pledge agreements, control agreements, bailee acknowledgments, assignments and waivers, all in form and substance satisfactory to the Lender. The Debtors will mark all Chattel Paper with a legend indicating that the Lender has a security interest in the Chattel Paper.
     The Debtors also hereby authorize the Lender to file any Uniform Commercial Code financing or continuation statement without the signature of the Debtors to the extent permitted by applicable law. The Debtors hereby ratify any filing by the Lender of financing statements prior to the date hereof with respect to the Collateral. A carbon, photographic, facsimile or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.
          (b) Indemnification. Pay, and save the Lender and any other holders of the Obligations harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Law applicable to any of the Collateral or (iii) in connection with protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all reasonable costs, fees and expenses of creating, perfecting, maintaining and enforcing the security interests created by this Agreement, and any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect

8

to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. In any suit, proceeding or action brought by the Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtors will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtors of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtors; provided, however, that such expense, loss or damage does not arise from the gross negligence or willful misconduct of the Lender.
          (c) Maintenance of Records. Keep and maintain at its own cost and expense true, correct and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Lender’s further security, the Lender shall have a security interest in the Debtors’ books and records pertaining to the Collateral, and the Debtors shall turn over copies of any such books and records to the Lender or to its representatives during normal business hours at the request of the Lender.
          (d) Right of Inspection and Audit. Give to the Lender, no more than two (2) times during any twelve (12) month period, upon reasonable prior notice full and free access during normal business hours (or following the occurrence and during the continuance of an Event of Default, at any time) to all of its books, correspondence and records and the Lender and its respective representatives may examine, inspect or audit the same, take extracts therefrom and make photocopies thereof, and the Debtors agree to render to the Lender, at the Debtors’ cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Lender and its respective representatives shall at all times during normal business hours (or following the occurrence of an Event of Default, at any time) also have the right without breach of the peace to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of examining, inspecting or auditing the same, observing its use or otherwise protecting their interests therein.
          (e) Compliance with Laws, etc. Comply in all material respects with all Laws applicable to the Collateral or any part thereof or to the operation of its business; provided, however, that the Debtors may contest any Law in any reasonable manner which shall not, in the sole opinion of the Lender, adversely affect the Lender’s rights or the priority of his Liens on the Collateral.
          (f) Compliance with Terms of Contracts, etc. Perform and comply in all material respects with all of its material obligations under the Contracts and all of its other Contractual Obligations relating to the Collateral.
          (g) Payment of Obligations. Pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or

9

loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtors’ books in accordance with GAAP.
          (h) Limitation on Liens on Collateral. Not create, incur or permit to exist, will defend the Collateral against, and take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Permitted Liens, and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all Persons whomsoever.
          (i) Limitations on Dispositions of Collateral. Not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as expressly permitted pursuant to the Purchase Agreement or otherwise agreed to in writing by the Lender.
          (j) Limitations on Discounts, Compromises, Extensions of Accounts. Not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon (other than adjustments, settlements, compromises, releases, credits and discounts in the ordinary course of business and in amounts which are not material to the Debtors) without the prior consent of the Lender.
          (k) Further Identification of Collateral. Furnish to the Lender, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.
          (l) Notices. Advise the Lender promptly, in reasonable detail, at its address set forth in the Purchase Agreement, (i) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.
          (m) Changes in Locations, Name, Place of Organization, etc. Unless it shall have given the Lender at least 30 days prior written notice thereof, none of the Debtors will (i) change the location of its chief executive office or chief place of business from that specified in Schedule VIII attached hereto or remove its books and records from the location specified in Section 4(g), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule VI and Schedule VII hereto, (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become seriously misleading or (iv) change the state of its organization.
          (n) Patents, Trademarks and Copyrights.
               (i) Unless any of the Debtors deems it appropriate in the exercise of its reasonable business judgment to do otherwise and, if after the occurrence of an Event of Default which has not been waived or cured to the satisfaction of the Lender with the prior written consent of the Lender, (i) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment

10

for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark or Copyright with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark or Copyright may become invalidated.
               (ii) Not, unless any of the Debtors deems it appropriate in the exercise of its reasonable business judgment to do otherwise and, if after the occurrence of an Event of Default which has not been waived by or cured to the satisfaction of the Lender with the prior written consent of the Lender, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.
               (iii) Notify the Lender immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding its ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.
               (iv) Whenever any of the Debtors, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, report such filing to the Lender within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, the Debtors shall execute and deliver any and all agreements, instruments, documents, and papers as the Lender may request to evidence the Lender’s security interest in any Patent, Trademark or Copyright and the goodwill and general intangibles of the Debtors relating thereto or represented thereby, and the Debtors hereby constitute the Lender, its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Credit Facility is terminated.
               (v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
               (vi) In the event that any Patent, Trademark or Copyright included in the Collateral is materially infringed, misappropriated or diluted by a third party, promptly notify the Lender after it learns thereof and shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to it, which determination it shall

11

promptly report to the Lender, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.
     6. Lender’s Appointment as Attorney-in-Fact.
          (a) Powers. The Debtors hereby irrevocably constitute and appoint the Lender and any agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtors and in the name of the Debtors or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Debtors hereby give the Lender the power and right, on behalf of the Debtors, without notice to or assent by the Debtors, to do the following:
               (i) in the case of any Account, at any time when the authority of the Debtors to collect the Accounts has been curtailed or terminated pursuant to Section 3(d) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Debtors or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;
               (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or procure any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;
               (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtors or any of them with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; (G) to assign any Patent or Trademark (along with the

12

goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; and (H) subject to the terms of Section 19, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Debtors’ expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Debtors might do; and
               (iv) execute in its own name or on behalf of the Debtors such UCC financing Statements forms and similar instruments as the Lender may from time to time deem reasonably necessary or desirable to protect the security interests of the Lender and any other holders of the Obligations.
The Debtors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
          (b) Other Powers. The Debtors also authorize the Lender, and any other holders of the Obligations, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
          (c) No Duty on the Lender’s Part. The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that Lender actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Debtors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     7. Performance by the Lender of Debtors’ Obligations. If any of the Debtors fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance shall be payable by the Debtors to the Lender on demand and shall constitute Obligations secured hereby, and if not promptly repaid to the Lender shall bear interest thereon at a rate per annum equal to the Default Rate (as defined in the Notes).
     8. Remedies.
          (a) If an Event of Default shall occur and be continuing and all applicable notice and cure periods shall have expired, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtors or any other Person (all and

13

each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtors, which right or equity is hereby waived or released. The Debtors further agree, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Debtors’ premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9615 of the Code, need the Lender account for the surplus, if any, to the Debtors. To the extent permitted by applicable law, each of the Debtors waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Debtors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.
          (b) The Debtors agree, upon the occurrence and during the continuation of an Event of Default, to take any actions that the Lender may request in order to enable the Lender to obtain and enjoy the full rights and benefits granted to the Lender under this Agreement and any other Transaction Documents. Without limiting the generality of the foregoing, the Debtors shall upon the occurrence and during the continuation of an Event of Default, at the Debtors’ sole cost and expense, assist in obtaining all approvals which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction.
     9. Limitation on Duties Regarding Preservation of Collateral. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. No holder of any Obligation, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtors or otherwise.

14

     10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.
     11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     12. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     13. No Waiver; Cumulative Remedies. No holder of any Obligation shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the any holder of the Obligations, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any holder of any Obligations of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
     14. Waivers and Amendments; Parties Bound; Governing Law. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtors and the Lender; provided that any provision of this Agreement may be waived by the Lender in a written letter or agreement executed by the Lender or by telex or facsimile transmission from the Lender. This Agreement shall be the joint and several obligation of the Debtors; each of the Debtors shall have made all of the representations, warranties, covenants and agreements contained herein. This Agreement shall be binding upon the respective successors and permitted assigns of the Debtors and shall inure to the benefit of the Lender and its successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.
     15. Notices. All notices hereunder to the Debtors or the Lender to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or sent in the manner and to the respective addresses as provided in Section 9.7 of the Purchase Agreement.
     16. Submission to Jurisdiction; Waivers.
          (a) Each of the Debtors hereby irrevocably and unconditionally:

15

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof to the exclusive jurisdiction of the courts of Montgomery County, Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;
               (ii) consents that any such action or proceeding shall be brought in such courts, and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in the Purchase Agreement or at such other address of which the Lender shall have been notified;
               (iv) waives and hereby acknowledges that it is estopped from raising any objections based on forum non conveniens, any claim that any of the above-referenced courts lack proper venue or any objection that any of such courts lack personal jurisdiction over it so as to prohibit such courts from adjudicating any issues raised in a complaint filed with such courts against it concerning this Agreement;
               (v) acknowledges and agrees that the choice of forum contained in this paragraph shall not be deemed to preclude the enforcement of any judgment contained in any forum or the taking of any action under this Agreement to enforce the same in any appropriate jurisdiction;
               (vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages; and
               (vii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
          (b) Each of the Debtors hereby unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above.
     17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Debtors and the Lender.
     18. Further Assurances. The parties acknowledge their intent that, upon the occurrence and during the continuation of an Event of Default, the Lender shall receive, to the fullest extent permitted by all Laws and governmental policy, all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to it under this

16

Agreement, the Uniform Commercial Code as in effect in any applicable jurisdiction, or other applicable law. The parties further acknowledge and agree that, in the event of any change in law or governmental policy occurring subsequent to the date hereof that affects in any manner the Lender’s rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Lender to obtain such rights of access, use or sale, the Lender and the Debtors shall amend this Agreement in such manner as the Lender shall request, in order to provide to the Lender such rights to the greatest extent possible consistent with all Laws and governmental policy.
     19. Release. This Agreement and related instruments delivered to the Lender hereunder shall be released by the Lender upon the date on which the Obligations are paid in full and the Credit Facility is terminated. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender or any holder of the Obligations upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Debtors or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for any of the Debtors or any substantial part of its property, or otherwise, all as though such payments had not been made.
     20. CONFESSION OF JUDGMENT. EACH DEBTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR SUCH DEBTOR AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS AGREEMENT, THE PURCHASE AGREEMENT OR ANY OF THE NOTES IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST SUCH DEBTOR BY THE LENDER WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE UNDER THE PURCHASE AGREEMENT AND/OR THE NOTES, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST SUCH DEBTOR FOR ALL SUMS PAYABLE BY SUCH DEBTOR TO THE LENDER UNDER THE PURCHASE AGREEMENT AND/OR THE NOTES, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF THE LENDER SETTING FORTH SUCH AMOUNT THEN DUE FROM SUCH DEBTOR TO THE LENDER, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS AGREEMENT AND THE NOTES, BUT IN NO EVENT LESS THAN $25,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS AGREEMENT, A NOTE AND/OR THE PURCHASE AGREEMENT, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. EACH DEBTOR WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE

17

FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO THE LENDER UNDER THE PURCHASE AGREEMENT AND/OR THE NOTES SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY THE LENDER OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY THE LENDER UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO THE LENDER, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE.
* * * * *

18

          IN WITNESS WHEREOF, the Debtors and the Lender have caused this Agreement to be duly executed and delivered as of the date first above written.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

ENTERTAINMENT TECHNOLOGY CORPORATION
By:
Name:
Title:

H.F. Lenfest

19

SCHEDULE I TO
Security Agreement
COPYRIGHTS AND COPYRIGHT LICENSES
None.

SCHEDULE II TO
Security Agreement
PATENTS AND PATENT LICENSES
Patents:
ETC presently holds the following patent:

Patent No.	Title	Expiration Date
6,818,178 B2	“Method for High Vacuum Sterilization of Closures”	2/8/2022

SCHEDULE III TO
Security Agreement
TRADEMARKS AND TRADEMARK LICENSES
Trademarks:
The following ETC trademarks are registered with the U.S. Patent and Trademark Office:

BARA-MED® Reg. No. 1,267,016	Medical Hyperbaric Chamber

ETC® Reg. No. 1,298,508	Logo for Environmental Tectonics Corporation

GAT-II® Reg. No. 2,602,364	General Aviation Trainer

G-LAB® Reg. No. 1,540,289	Human Centrifuge/USAF Type

G-POINTING® Reg. No. 3,424,619	Motion control algorithm feature; namely, a feature of Flight Simulators that duplicates G-force effects experienced during tactical flight in Class 9.

GYROLAB® Reg. No. 1,454,987	Spatial Disorientation Device

MRC Monster Roll Cage® Reg. No. 3,001,401	Interactive Simulator in the Nature of an Amusement Ride Machine that incorporates Virtual Reality Effects

NASTAR® CENTER Reg. No. 3,370,892	The National Aerospace Training & Research Center

THE RIDE WORKS® Reg. No. 2,618,917	(Facility for) Manufacture of Amusement and Entertainment Rides to the order and specification of others.
ETC also uses the following unregistered trademarks:

ADMS™	Advanced Disaster Management Simulator

ATFS™	Authentic Tactical Fighting System

Authentic Tactical Fighting System™	Authentic Tactical Fighting System

BARA-LAB™	Hyperbaric Chamber (other than medical)

ATFS-400 (stylized)	Authentic Tactical Fighting System

BARA•PRESS™	Hyperbaric Chamber Software

BIG MAC™	Entertainment ride based on a multi-armed Centrifuge Device

CAS™	Conditioned Air Supply

DMI™	Disaster Management Institute

EAGLE-VISION™	Visual Performance/Procedures Trainer

EPC™	Engine Pressure Controller/Environmental System

ETC™	ETC Biomedical Systems (Stylized “ETC” with caduceus.).

ETC™	Entertainment Technology Corporation (Stylized “ETC” and name in color.).

G-FET™	Human Centrifuge (U.S. Navy type)

G-FET-II™	Human Centrifuge (Malaysian Air Force type)

G-MAS™	Missile Avoidance System (Centrifuge feature)

GL-6000™	Disorientation Device

GRAPH MASTER PROGRAMMER™	Industrial Sterilizer Control

GUARDIAN MONITORING PACKAGE™	GMP features for Sterilizers

GYRO-1™	Multi-purpose basic Instrument Flight Trainer

GYRO-SAT™	Situational Awareness Trainer (feature of a Gyrolab)

GYROSIM™	Gyrolab as a Simulator

LANE MASTER™	Automobile Emissions Analyzer

MAC™	Entertainment Ride based on a Multi-Armed Centrifuge Device

OASIS™	Software-driven tool to build Test and Training Systems and scoring them; curriculum development, capability assessment, etc.

O.S.C.A.R.™	Operating System for Control Recordkeeping

Phoenix™	High fidelity, interactive, virtual tactical air combat maneuvering flight simulator that is integrated into a state-of-the-art high performance centrifuge motion platform.

ProFlyer™	Commercial Flight and Navigational Procedures Trainer meeting European regulations for civilian pilot training and certification

PRO-GENESIS™	Control Unit/column for Sterilizers

ProTrainer™	Commercial Instrument Procedures Trainer meeting FAA’s PCATD requirements

SENTRY 84™	Automobile Emissions Analyzer

SMOOTH RIDE™	Computer Control Profile for Hyperbaric Chambers

TACModule™	Tactical Aircraft Configuration Module

TNET™ and/or TRAINING NET™	Computer Software for training emergency personnel in firefighting, disaster management, etc.

TESS™	Total Emissions Suppression System, EtO Sterilizer

Thrills Without Ills™	Describing ETC’s entertainment rides, particularly those utilizing ETC’s Human Centrifuge Technology, which precludes motion sickness commonly associated with motion-based entertainment rides.

VPT-1000™	Visual Procedures Trainer

SCHEDULE IV TO
Security Agreement
LOCATIONS OF ACCOUNT RECORDS
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

SCHEDULE V TO
Security Agreement
LOCATIONS OF INVENTORY RECORDS
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966

SCHEDULE VI TO
Security Agreement
LOCATIONS OF INVENTORY
ETC Southampton and ETC Simulation, 2100 N. Alafaya Trail, Suite 900, Orlando, FL 32826

SCHEDULE VII TO
Security Agreement
LOCATIONS OF EQUIPMENT
ETC Southampton and ETC Simulation, 2100 N. Alafaya Trail, Suite 900, Orlando, FL 32826

SCHEDULE VIII TO
Security Agreement
LOCATIONS OF CHIEF EXECUTIVE OFFICE, STATE OF ORGANIZATION
Chief Executive Office:
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966
Chief Place of Business:
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966
Form of and Place of Organization: PA

EXHIBIT F
FORM OF REGISTRATION RIGHTS AGREEMENT
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 24, 2009, by and between Environmental Tectonics Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), and H.F. Lenfest (“Lenfest”), a resident of the Commonwealth of Pennsylvania. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Secured Credit Facility and Warrant Purchase Agreement of even date herewith by and between the Company and Lenfest (the “2009 Purchase Agreement”).
RECITALS
     A. To induce Lenfest to execute and deliver that certain Note and Warrant Purchase Agreement dated as of February 19, 2003 by and between the Company and Lenfest (the “2003 Note and Warrant Purchase Agreement”) pursuant to which the Company issued and sold to Lenfest subordinated notes (the “Subordinated Notes”) which are convertible into shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), and warrants to acquire shares of Common Stock (the “2003 Warrants”), the Company granted certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws, to Lenfest pursuant to that certain Registration Rights Agreement dated as of February 19, 2003 (the “2003 Registration Rights Agreement”).
     B. To induce Lenfest to execute and deliver that certain Preferred Stock Purchase Agreement dated as of April 6, 2006 by and between the Company and Lenfest (the “Series B Preferred Stock Purchase Agreement”) pursuant to which the Company issued and sold to Lenfest shares of Series B Cumulative Convertible Participating Preferred Stock of the Company, par value $0.05 per share (the “Series B Preferred Stock”), which are convertible into shares of the Common Stock, the Company granted certain registration rights under the Securities Act to Lenfest pursuant to that certain Registration Rights Agreement dated as of April 6, 2006 (the “2006 Registration Rights Agreement”).
     C. To induce Lenfest to execute and deliver that certain Preferred Stock Purchase Agreement dated as of August 23, 2007 by and between the Company and Lenfest (the “Series C Preferred Stock Purchase Agreement”) pursuant to which the Company issued and sold to Lenfest shares of Series C Cumulative Convertible Participating Preferred Stock of the Company, par value $0.05 per share (the “Series C Preferred Stock”), which are convertible into shares of the Common Stock, the Company granted certain registration rights under the Securities Act to Lenfest pursuant to that certain Registration Rights Agreement dated as of August 23, 2007 (the “2007 Registration Rights Agreement”).

     D. In connection with the 2009 Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue to Lenfest shares of Series D Convertible Preferred Stock of the Company, par value $0.05 per share (the “Series D Preferred Stock”), which are convertible into shares of the Common Stock, in payment of origination fees on the Credit Facility and the Lender Guaranties and payment of interest on the Notes in the event Lenfest elects to receive such interest in shares of Series D Preferred Stock in lieu of cash, and to issue and sell to Lenfest warrants to acquire shares of Common Stock (the “2009 Warrants”), all as provided and described in the 2009 Purchase Agreement.
     E. In connection with the 2009 Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions contained therein, that upon the occurrence of certain triggering events as specified in the 2009 Purchase Agreement (the “Triggering Events”), the Series B Preferred Stock and the Series C Preferred Stock will be exchanged automatically for, and the Subordinated Notes will be converted into and exchanged for, shares of the Company’s Series E Convertible Preferred Stock, par value $0.05 per share (the “Series E Preferred Stock”), which are convertible into shares of the Common Stock.
     F. To induce Lenfest to execute and deliver the 2009 Purchase Agreement, the Company has agreed to amend and restate the 2003 Registration Rights Agreement, the 2006 Registration Rights Agreement and the 2007 Registration Rights Agreement to provide certain registration rights under the Securities Act for the shares of Common Stock issuable upon (i) conversion of the Series D Preferred Stock; (ii) (a) in the event the Triggering Events described in the 2009 Purchase Agreement do not occur, the Subordinated Notes, the Series B Preferred Stock and the Series C Preferred Stock or (b) in the event the Triggering Events described in the 2009 Purchase Agreement do occur, the shares of Series E Preferred Stock that were issued in conversion of and exchange for the Series B Preferred Stock and the Series C Preferred Stock and in conversion of the Subordinated Notes; and (iii) exercise of the 2003 Warrants and the 2009 Warrants.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Company and Lenfest hereby agree to amend and restate the 2003 Registration Rights Agreement, the 2006 Registration Rights Agreement and the 2007 Registration Rights Agreement in their entirety as follows:
     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
          (a) “Investors” means Lenfest and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.
          (b) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Registration Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or

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ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).
          (c) “Registrable Securities” means (i) the Common Stock issuable upon conversion of the Subordinated Notes, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and/or the Series E Preferred Stock, as the case may be (collectively, the “Preferred Stock”); (ii) any Common Stock issued or issuable upon exercise of the 2003 Warrants and/or the 2009 Warrants; and (iii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof.
          (d) “Registration Statement” means a registration statement of the Company under the Securities Act.
     2. REGISTRATION.
          (a) Demand Registration. Upon receipt of a written request (a “Demand Request”) from Investors holding a majority of the Registrable Securities, which Demand Request shall set forth the number of Registrable Securities the Investors are seeking to have registered, the Company shall prepare and file with the SEC as soon as practicable, but in no event later than sixty (60) days from the date of its receipt of a Demand Request, a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities) covering the resale of the Registrable Securities which are the subject of the Demand Request. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Investors shall not be entitled to make more than six (6) Demand Requests pursuant to this Agreement; provided, however, the Investors shall not be entitled to make more than two (2) Demand Requests during any twelve (12) month period. A registration request pursuant to this Section 2(a) shall not be deemed to have been effected and shall not be considered a demand registration which may be requested pursuant to this Section 2(a) unless a registration statement filed pursuant to this Section 2(a) has been declared effective by the SEC.
          (b) Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined), the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than the amendment of a registration statement now on file, registration statements on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor written notice of such filing and, if within fifteen (15) days after the receipt of such notice, an Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering, the

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managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities contractually entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. If an offering in connection with which an Investor is entitled to registration under this Section 2(b) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.
          (c) Registrations on Form S-3. Upon receipt of a written request (an “S-3 Request”) from Investors holding a majority of the Registrable Securities, which S-3 Request shall set forth the number of Registrable Securities the Investors are seeking to have registered, if the Company is eligible at the time of such request to use Form S-3, the Company shall prepare and file with the SEC as soon as practicable, but in no event later than sixty (60) days from the date of its receipt of an S-3 Request, a Registration Statement on Form S-3 covering the resale of the Registrable Securities which are the subject of the S-3 Request. The Registration Statement filed hereunder, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Investors shall not be entitled to make more than two (2) S-3 Requests during any twelve (12) month period.
     3. OBLIGATIONS OF THE COMPANY.
          In connection with the registration of the Registrable Securities, the Company shall have the following obligations:
          (a) The Company shall prepare and file with the SEC the Registration Statement in accordance with Section 2, and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which

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all of the Registrable Securities (in the opinion of counsel to the Investors, which shall be sought upon the request of the Company) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and (iii) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).
          (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement or (ii) the expiration of the Registration Period.
          (c) The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

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          (d) The Company shall (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.
          (e) As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.
          (f) The Company shall use reasonable best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and (ii) to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).
          (g) The Company shall permit a single firm of counsel designated by the Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.
          (h) At the request of an Investor in the case of an underwritten public offering, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to each Investor and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company’s independent certified public

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accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and each Investor.
          (i) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by the Company or disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
          (j) The Company shall, prior to the declaration of effectiveness of any registration statement covering Registrable Securities, cause all of the Registrable Securities covered by the Registration Statement to be listed, at its option, on any national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.
          (k) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities.
          (l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within five (5) business days after the Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement), an opinion of such counsel in the form reasonably satisfactory to the transfer agent.
     4. OBLIGATIONS OF THE INVESTOR.
          In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

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          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding himself or itself, the Registrable Securities held by him or it and the intended method of disposition of the Registrable Securities held by him or it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.
          (b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder. The Company shall not be required to include in any Registration Statement the Registrable Securities of any Investor who fails to cooperate with the Company as reasonably requested in connection with the preparation and filing of the Registration Statement.
          (c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction at the Company’s request) all copies in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
          (d) No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under underwritten offerings for selling shareholders, (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below, and (iv) complies with all applicable laws in connection therewith.
          (e) In the event that in the judgment of the Company, it is advisable to suspend the use of a prospectus included in the Registration Statement due to pending material developments or other events which have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify each Investor to such effect, and, upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to the Registration Statement until such Investor receives copies of a supplemental or amended prospectus or until such Investor is advised in writing by the Company that the then current prospectus may be used and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus (a “Disclosure Delay Period”).

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Notwithstanding the foregoing, there shall not be more than an aggregate of ninety (90) days in any twelve (12) month period during which the Company is in a Disclosure Delay Period.
     5. EXPENSES OF REGISTRATION. All reasonable expenses incurred by the Company or the Investors in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and the reasonable fees and disbursements of counsel for the Investors shall be borne by the Company.
     6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:
          (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees and agents of such Investor and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for use in the Registration Statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 9 hereof.
          (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and

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defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable in the aggregate to all Indemnified Parties under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.
          (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the

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Indemnified Person or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the initial Investor if it holds Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.
     7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnified Person or Indemnified Party, as the case may be, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (i) no contribution shall be made under circumstances where the party would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in the aggregate amount to the net amount of proceeds actually received by such seller from the sale of such Registrable Securities.
     8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to each Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit each Investor to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:
          (a) use its best efforts to file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and
          (b) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit each Investor to sell such securities under Rule 144 without registration.

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     9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of Registrable Securities or any assignee of the 2009 Purchase Agreement, the Series C Preferred Stock Purchase Agreement, the Series B Preferred Stock Purchase Agreement and/or the 2003 Note and Warrant Purchase Agreement, as the case may be, if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment, (ii) the Company is furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, and (iii) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein.
     10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived only with written consent of the Company and Investors who hold a majority-in-interest of the Registrable Securities or, in the case of a waiver, with the written consent of the party charged with the enforcement of any such provision.
     11. MISCELLANEOUS.
          (a) Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested), or delivered personally or by courier, or by confirmed telecopy, or by a reputable overnight delivery service, and shall be effective upon receipt or refusal of receipt, in each case addressed to a party. The addresses for such communications shall be:
If to the Company:
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966
Telephone: (215) 355-9100
Facsimile: (215) 357-4000
Attn: Chief Financial Officer

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with a copy simultaneously transmitted by like means to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 South Broad Street
Philadelphia, PA 19102
Telephone: (215) 569-4281
Facsimile: (215) 568-6603
Attn: William W. Matthews, III, Esquire
               and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(a).
with a copy simultaneously transmitted by like means to:
Royer & Associates, LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attn: John E. Royer, Jr., Esq.
Facsimile: (610) 354-8896
          (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
          (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in the Commonwealth of Pennsylvania. The Company and each Investor irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in Montgomery County, Commonwealth of Pennsylvania, in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Investor irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process upon the other party, mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. Nothing herein shall affect the parties’ right to serve process in any other manner permitted by law. Each party agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.
          (d) This Agreement, the 2009 Purchase Agreement, the Series C Preferred Stock Purchase Agreement, the Series B Preferred Stock Purchase Agreement and the 2003 Note and Warrant Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the

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subject matter hereof and thereof, including, without limitation, the 2007 Registration Rights Agreement, the 2006 Registration Rights Agreement and the 2003 Registration Rights Agreement.
          (e) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.
          (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          (h) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (i) All consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority-in-interest of the Registrable Securities held by all Investors.
          (j) Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first above written.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

H. F. Lenfest

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT G
FORM OF GUARANTY AGREEMENT
GUARANTY
     THIS GUARANTY (this “Guaranty”), dated as of April 24, 2009, is made by ENTERTAINMENT TECHNOLOGY CORPORATION, a Pennsylvania corporation, and each other subsidiary of the Borrower (as hereinafter defined) that at any time hereafter is formed, created or acquired, or has any assets or operations if formed prior to the date hereof, and their respective successors and permitted assigns (collectively, the “Guarantors”), in favor of H.F. LENFEST (the “Lender”).
WITNESSETH
     WHEREAS, Environmental Tectonics Corporation (the “Borrower”) and the Lender are parties to a Secured Credit Facility and Warrant Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);
     WHEREAS, the Purchase Agreement provides that, as a condition precedent to the making of one or more advances thereunder by the Lender to the Borrower (the “Credit Facility”), the Guarantors must execute a guaranty in favor of the Lender;
     WHEREAS, the Guarantors will derive substantial benefits from the Purchase Agreement and the Credit Facility; and
     WHEREAS, the rights granted to the Lender herein shall be subject to the terms and conditions of the Subordination Agreement (as defined in the Purchase Agreement).
     NOW, THEREFORE, in consideration of the premises and to induce the Lender to provide the Credit Facility, the Guarantors, intending to be legally bound, hereby agree with the Lender as follows:
     1. Defined Terms. Capitalized terms which are not defined herein have the meaning given to such terms in the Purchase Agreement. As used herein, “Obligations” shall mean the unpaid principal of (which such term shall include any payments of principal the Lender is compelled to surrender or disgorge) and interest on (including, without limitation, interest accruing after the maturity of the Credit Facility and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Credit Facility, and all other obligations and liabilities of the Borrower to the Lender whether direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Notes, the other Transaction Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of

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counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of the Purchase Agreement or any other Transaction Document) or otherwise.
     2. Guaranty. This is a Guaranty of payment and not of collectability. The Guarantors hereby jointly and severally, unconditionally and irrevocably guarantee to the Lender, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantors further agree to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel), which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any of its rights under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full and the Credit Facility is terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.
     The Guarantors agree that whenever, at any time or from time to time, either shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guaranty for such purpose. No payment or payments made by the Borrower or any other Person or received or collected by the Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which liability shall, notwithstanding any such payment or payments, remain in full force and effect until the Obligations are paid in full and the Credit Facility is terminated.
     3. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby irrevocably authorized at any time and from time to time, without notice to the Guarantors, any such notice being hereby waived by the Guarantors, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), and any other credits, indebtedness or claims, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Guarantors, in such amounts as the Lender may elect, on account of the liabilities of the Guarantors hereunder and claims of every nature and description of the Lender against the Guarantors, whether arising hereunder, under the Purchase Agreement, the Notes, or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Lender shall notify the Guarantors promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 3 are in addition to other rights and remedies (including, without limitation, other rights of set-off), which the Lender may have.
     4. No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder, or any set-off or application of funds of the Guarantors by the Lender, the Guarantors shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or against any collateral security or guaranty or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantors seek any reimbursement or indemnification from the Borrower in respect of payments made by the Guarantors

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hereunder, until all amounts owing to the Lender by the Borrower on account of the Obligations are paid in full and the Credit Facility is terminated. If any amount shall be paid to the Guarantors on account of such subrogation or other rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantors in trust for the Lender segregated from other assets of the Guarantors, and shall forthwith upon receipt by the Guarantors, be turned over to the Lender in the exact form received by the Guarantors (duly indorsed by the Guarantors to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.
     5. No Marshalling. Lender has no obligation to marshal any assets in favor of either Guarantor, or against or in payment of (i) the Notes, or (ii) any other obligation owed to Lender by Borrower or either Guarantor.
     6. Waivers; Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against each Guarantor, and without notice to or further assent by each Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender, and any of the Obligations continued, and the Obligations, the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto may from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Purchase Agreement, the Notes, the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by the Lender for the payment of the Obligations may, be sold, exchanged, waived, surrendered or released. The Lender shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.
     7. Guaranty Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between the Borrower or the Guarantors, on the one hand, and the Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty, waives notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest and demand for payment. This Guaranty is and shall be construed as a continuing, absolute and unconditional Guaranty of payment without regard to (a) the validity or enforceability of the Purchase Agreement, the Notes, any of the other Transaction Documents, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by or for the benefit of the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantors) which constitutes, or

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might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantors under this Guaranty, in bankruptcy or in any other instance. This Guaranty is intended to be a surety of each Guarantor on behalf of Lender. When the Lender is pursuing its rights and remedies hereunder against the Guarantors, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon such collateral security or guaranty or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, Guaranty or right of offset, shall not relieve the Guarantors of any joint and several liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantors.
     8. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Borrower or any substantial part of its property, or for any other reason, all as though such payments had not been made.
     9. Payments. Each Guarantor hereby agrees that the Obligations will be paid to the order of the Lender without set-off or counterclaim in United States dollars in immediately available funds at the office of the Lender set forth in Section 14 hereof.
     10. POWER TO CONFESS JUDGMENT. THIS SECTION 10 SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED GUARANTORS. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE UNDERSIGNED GUARANTORS, THE UNDERSIGNED GUARANTORS, FOLLOWING CONSULTATION WITH SEPARATE COUNSEL FOR THE UNDERSIGNED GUARANTORS AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS THE UNDERSIGNED GUARANTORS HAVE OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, THE STATE OF DELAWARE, OR ELSEWHERE.
     EACH GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR SUCH GUARANTOR AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST SUCH GUARANTOR BY THE LENDER WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM,

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AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST SUCH GUARANTOR FOR ALL SUMS PAYABLE BY SUCH GUARANTOR TO THE LENDER HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF THE LENDER SETTING FORTH SUCH AMOUNT THEN DUE FROM SUCH GUARANTOR TO THE LENDER, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING HEREUNDER, BUT IN NO EVENT LESS THAN $25,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS GUARANTY SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. EACH GUARANTOR WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO THE LENDER HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY THE LENDER OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY THE LENDER UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO THE LENDER, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE (AS DEFINED IN THE NOTES).
     11. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     12. Paragraph Headings. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     13. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy

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hereunder on anyone occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
     14. Waivers and Amendments: Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Lender. This Guaranty shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Lender and its successors and assigns. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.
     15. Additional Guarantors; Representations and Warranties. If at any time subsequent to the date hereof any other Subsidiary of the Borrower becomes a party to this Guaranty (an “Additional Guarantor”) as provided in Section 4.1(e)(iii) of the Purchase Agreement by executing a joinder hereto, the obligations of such Additional Guarantor and any other Guarantor hereunder shall be joint and several and all references herein to the Guarantors shall include such Additional Guarantor. The Borrower represents and warrants that as of the date of this Guaranty, ETC Delaware, Inc., a Delaware corporation and Subsidiary of the Borrower, conducts no business and has no operations or assets.
     16. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when sent during normal business hours with electronic confirmation or otherwise when received, addressed as set forth below for the Lender and as set forth on the signature page hereto for each Guarantor:

Lender:	c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Attn: H.F. Lenfest

With a copy to:

Royer & Associates, LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attention: John E. Royer, Jr., Esq.
     17. Submission to Jurisdiction; Waivers.
          (a) Each Guarantor hereby irrevocably and unconditionally:
          (i) submits for itself and its property in any legal action or proceeding relating to this Guaranty or the other Transaction Documents, or for

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recognition and enforcement of any judgment in respect thereof to the non-exclusive general jurisdiction of the courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;
          (ii) consents that any such action or proceeding may be brought in such courts, and waives to the extent permitted by applicable law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same;
          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth on the signature page hereto or at such other address of which the Lender shall have been notified;
          (iv) waives and hereby acknowledges that it is estopped from raising any objection based on forum non conveniens, any claim that any of the above-referenced courts lack proper venue or any objection that any of such courts lack personal jurisdiction over it so as to prohibit such courts from adjudicating any issues raised in a complaint filed with such courts against such Guarantor this Guaranty or the other Transaction Documents;
          (v) acknowledges and agree that the choice of forum contained in this Section 16 shall not be deemed to preclude the enforcement of any judgment obtained in any forum or the taking of any action under this Guaranty or any other Transaction Documents to enforce the same in any appropriate jurisdiction;
          (vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages; and
          (vii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
          (b) Each Guarantor hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Guaranty or any other Transaction Document and for any mandatory counterclaim therein, including without limitation any action or proceeding referred to in paragraph (a) above.
     Each Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial and confession of judgment, and has been advised by counsel as necessary or appropriate.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

ENTERTAINMENT TECHNOLOGY CORPORATION
By:
Name:
Title:

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EXHIBIT H
FORM OF MORTGAGE
AMENDED AND RESTATED OPEN-END MORTGAGE AND SECURITY
AGREEMENT
(This Mortgage Secures Future Advances)
     THIS AMENDED AND RESTATED OPEN-END MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) is made as of the 24th day of April, 2009, by ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation with an address at 125 James Way, Southampton, Pennsylvania 18966 (“Mortgagor”), in favor of H.F. LENFEST, an individual with an address at c/o The Lenfest Group, 300 Barr Harbor Drive, Suite 460, West Conshohocken, Pennsylvania 19428 (“Mortgagee”).
     WHEREAS, Mortgagor is the owner of a certain tract or parcel of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon;
     WHEREAS, Mortgagee executed that certain Senior Subordinated Convertible Note dated as of February 18, 2003 (the “2003 Note”) in favor of Mortgagee in the original principal amount of Ten Million Dollars ($10,000,000) (the “2003 Loan”), which 2003 Note was secured, in part, by that certain Open-End Mortgage and Security Agreement made by Mortgagor in favor of Mortgagee dated February 18, 2003 and recorded in the Office of the Recorder of Deeds in and for Bucks County, Pennsylvania, on February 23, 2003 in Book 3148, page 1444 (the “2003 Mortgage”);
     WHEREAS, pursuant to the terms of that certain Secured Promissory Note dated February 20, 2009 (the “2009 Bridge Note”), Mortgagee extended to Mortgagor an additional loan in the original principal amount of Two Million Dollars ($2,000,000) (the “Bridge Loan”);
     WHEREAS, pursuant to the terms of that certain Secured Credit Facility and Warrant Purchase Agreement, dated as of the date hereof, between Mortgagor and Mortgagee (the “Credit Facility Agreement”), Mortgagor has agreed to extend to Mortgagee a loan in the aggregate principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) (including the principal amount of the 2009 Bridge Note) (the “Credit Facility”), which Credit Facility is intended to be secured by this Mortgage;
     WHEREAS, pursuant to the terms and subject to the conditions of the Credit Facility Agreement, Mortgagee has agreed to personally guarantee the repayment by Mortgagor of the maximum principal amount of up to Twenty Million Dollars ($20,000,000) (the “Personal Guaranty”) as may be payable by Mortgagor to PNC Bank, National Association (“Senior Lender”) in, and pursuant to the terms of, a Letter Agreement relating to a $20,000,000 committed line of credit to be entered into by and between Mortgagor and Senior Lender (the “Senior Credit Agreement”), in accordance with the terms of that certain letter agreement by and between Mortgagor and Senior Lender dated the date hereof; and

     WHEREAS, Mortgagor and Mortgagee desire to amend and restate in its entirety the 2003 Mortgage in order to secure all of the obligations of Mortgagor to Mortgagee under the Credit Facility Agreement.
     NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the “Obligations”):
     (A) Any amounts due under the 2003 Note, the 2009 Bridge Note, all notes now or hereafter executed by Mortgagor to memorialize an advance under the Credit Facility or pursuant to the terms of the Credit Facility Agreement and all sums paid by Mortgagee under the Personal Guaranty (including any interest accruing thereon before or after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any amendments, extensions, renewals or increases and all reasonable costs and expenses of Mortgagee incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses; and
     (B) Any sums advanced by Mortgagee or which may otherwise become due pursuant to the provisions of the Credit Facility Agreement, the Personal Guaranty, the 2003 Note, the 2009 Bridge Note or this Mortgage or pursuant to any other document or instrument at any time delivered to Mortgagee to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the “Loan Documents”).
     Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto Mortgagee and does agree that Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the “Property”), to wit:
          (a) All of Mortgagor’s estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of Mortgagor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either in law or in equity (the “Land”);
          (b) All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery and equipment, including all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements (the “Improvements”);

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          (c) All rents, issues and profits arising or issuing from the Land and the Improvements (the “Rents”) including the Rents arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of the Land and Improvements (the “Leases”), all of which Leases and Rents are hereby assigned to Mortgagee by Mortgagor. The foregoing assignment shall include all cash or securities deposited under Leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment extends to Rents arising both before and after the commencement by or against Mortgagor of any case or proceeding under any Federal or State bankruptcy, insolvency or similar law, and is intended as an absolute assignment and not merely the granting of a security interest. Mortgagor, however, shall have a license to collect, retain and use the Rents so long as no Event of Default shall have occurred and be continuing or shall exist. Mortgagor will execute and deliver to Mortgagee, on demand, such additional assignments and instruments as Mortgagee may require to implement, confirm, maintain and continue the assignment of Rents hereunder;
          (d) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;
          (e) And without limiting any of the other provisions of this Mortgage, Mortgagor, as debtor, expressly grants unto Mortgagee, as secured party, a security interest in all those portions of the Property which may be subject to the Uniform Commercial Code provisions applicable to secured transactions under the laws of the state in which the Property is located (the “UCC”), and Mortgagor will execute and deliver to Mortgagee on demand such financing statements and other instruments as Mortgagee may require in order to perfect and maintain such security interest under the UCC on the aforesaid collateral.
     To have and to hold the same unto Mortgagee, its successors and assigns, forever, under and subject to the terms of the Senior Credit Agreement and related documents (collectively, the “Senior Credit Documents”). All of the duties and obligations of Mortgagor and the rights and remedies of Mortgagee hereunder are under and subject in all respects to performance of the duties and obligations of Mortgagor to Senior Lender and to the rights and remedies of Senior Lender under the Senior Credit Documents. The failure by Mortgagor to perform or comply with any of the provisions of this Mortgage shall not be an Event of Default hereunder if such failure arises solely from Mortgagor’s performance or compliance with comparable obligations under the Senior Credit Documents and performance or compliance with both the Senior Credit Documents and this Mortgage is impossible.
     Provided, however, that if Mortgagor shall pay to Mortgagee the Obligations, and if Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the termination of all obligations, duties and commitments of Mortgagor under the Obligations and this Mortgage, and subject to the provisions of the paragraph entitled “Survival; Successors and Assigns”, the estate hereby granted and conveyed shall become null and void.
     This Mortgage is an “Open-End Mortgage” as set forth in 42 Pa. C.S.A. §8143 and secures obligations up to a maximum principal amount of Thirty-Seven Million Five Hundred

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Thousand Dollars ($37,500,000), plus accrued and unpaid interest outstanding at any time under the Loan Documents, including advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage, expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage and advances for construction, alteration or renovation on the Property or for any other purpose, together with all other sums due hereunder or secured hereby. All notices to be given to Mortgagee pursuant to 42 Pa. C.S.A. §8143 shall be given as set forth in Section 18.
     1. Representations and Warranties. Mortgagor represents and warrants to Mortgagee that Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on an Exhibit B hereto. This Mortgage is a valid and enforceable lien on the Property (except as set forth on Exhibit B). Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all persons claiming by, through or under Mortgagor.
     2. Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged Mortgagor shall:
          (a) Payment and Performance of Obligations. Pay or cause to be paid and perform all Obligations when due as provided in the Loan Documents.
          (b) Legal Requirements. Promptly comply with and conform in all material respects to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to Mortgagor or to any of the Property (the “Legal Requirements”).
          (c) Impositions. Before interest or penalties are due thereon and otherwise when due, Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against Mortgagor or any of the Property (the “Impositions”) unless the amount thereof is being contested in good faith by Mortgagor by appropriate proceedings with adequate reserves made for the payment thereof. Within thirty (30) days after the payment of any Imposition if requested by Mortgagee, Mortgagor shall deliver to Mortgagee evidence acceptable to Mortgagee of such payment. Mortgagor’s obligations to pay the Impositions shall survive Mortgagee’s taking title to the Property through foreclosure, deed-in-lieu or otherwise.
          (d) Maintenance of Security. Use, and permit others to use, the Property only for its present use or such other uses as permitted by applicable Legal Requirements and approved in writing by Mortgagee. Mortgagor shall keep the Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior

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and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements in excess of $100,000 shall be made without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Mortgagor shall not remove, demolish or alter any material portion of the Property or any of the Property in a manner that materially adversely affects the same, nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. Mortgagor covenants and agrees not to take or permit any action with respect to the Property which will in any manner materially impair the security of this Mortgage.
     3. Leases. Except as permitted by the Loan Documents, Mortgagor shall not (a) execute an assignment or pledge of the Rents or the Leases other than in favor of Mortgagee; (b) accept any prepayment of an installment of any Rents more than 30 days prior to the due date of such installment; or (c) enter into or amend any of the terms of any of the Leases without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Any or all leases or subleases of all or any part of the Property shall be subject in all respects to Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed, shall be subordinated to this Mortgage and to Mortgagee’s rights and, together with any and all rents, issues or profits relating thereto, shall be assigned at the time of execution to Mortgagee as additional collateral security for the Obligations, all in such form, substance and detail as is satisfactory to Mortgagee in its reasonable discretion.
     4. Due on Sale Clause. Mortgagor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law), or agree to do so, without Mortgagee’s prior written consent, including (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, except as otherwise permitted hereunder; or (b) any lease of all or any portion of the Property. Any default under this Section shall cause an immediate acceleration of the Obligations without any demand by Mortgagee.
     5. Insurance. Mortgagor shall keep the Improvements continuously insured, in an amount not less than the cost to replace the Improvements or an amount not less than eighty percent (80%) of the full insurable value of the Property, whichever is greater, against loss or damage by fire, with extended coverage and against other hazards as Mortgagee may from time to time require. With respect to any property under construction or reconstruction, Mortgagor shall maintain builder’s risk insurance. Mortgagor shall also maintain comprehensive general public liability insurance, in an amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate per location, which includes contractual liability insurance for Mortgagor’s obligations under the Leases, and worker’s compensation insurance. All property and builder’s risk insurance shall include protection for continuation of income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by Mortgagee, shall be with an insurance company or companies satisfactory to Mortgagee, shall be in form satisfactory to Mortgagee, shall meet all coinsurance requirements of Mortgagee, shall be maintained in full force and effect, with premiums satisfied as collateral security for payment of the Obligations, shall be endorsed with a standard mortgagee clause in favor of Mortgagee and shall provide for at least thirty (30) days notice of cancellation to Mortgagee. Such insurance

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shall also name Mortgagee as an additional insured under the comprehensive general public liability policy and Mortgagor shall also deliver to Mortgagee a copy of the replacement cost coverage endorsement. If the Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then Mortgagor shall maintain a flood insurance policy covering the Improvements in an amount not less than the appraised value of the Property or the maximum limit of coverage available under the federal program, whichever amount is less.
     6. Rights of Mortgagee to Insurance Proceeds. In the event of loss, Mortgagee shall have the exclusive right to adjust, collect and compromise all Material Insurance Claims (as defined below), and Mortgagor shall not adjust, collect or compromise any Material Insurance Claims under said policies without Mortgagee’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor’s attorney-in-fact to endorse any draft therefor. All Material Insurance Claims proceeds may, at Mortgagee’s sole option, be applied to all or any part of the Obligations and in any order (notwithstanding that such Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as Mortgagee may reasonably impose; provided, however, that so long as no Event of Default has occurred and is continuing, such proceeds shall be applied to the repair and restoration of the Property. All other insurance claim proceeds must be applied to the repair and restoration of the Property under terms and conditions satisfactory to Mortgagee. For purposes of this paragraph 6, the term “Material Insurance Claim” means any insurance claim in excess of $500,000.
     7. Installments for Insurance, Taxes and Other Charges. Upon Mortgagee’s request at any time following the occurrence and during the continuance of an Event of Default, Mortgagor shall pay to Mortgagee monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the “Escrow Charges”). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred and is continuing. No amount so paid to Mortgagee shall be deemed to be trust funds, nor shall any sums paid bear interest. Mortgagee shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by Mortgagee for such premium or Imposition are insufficient to make such payments. If, at any time, the funds being held by Mortgagee for any insurance premium or Imposition are exhausted, or if Mortgagee determines, in its reasonable discretion, that such funds will be insufficient to pay in full any insurance premium or Imposition when due, Mortgagor shall promptly pay to Mortgagee, upon demand, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as Mortgagee may deem fit, and Mortgagor hereby grants to Mortgagee a lien upon and security interest in such amounts for such purpose.
     8. Condemnation. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Property, shall notify Mortgagee of the pendency of such proceedings. Mortgagee may

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participate in any such proceedings and Mortgagor shall deliver to Mortgagee all instruments requested by it to permit such participation. Any award or compensation for property taken or for damage to property not taken in excess of $500,000, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by Mortgagee, and any award or compensation shall be applied, at Mortgagee’s option, to any part of the Obligations and in any order (notwithstanding that any of such Obligations may not then be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as Mortgagee may reasonably impose provided, however, that so long as no Event of Default has occurred and is continuing, such proceeds shall be applied to the repair and restoration of the Property.
     9. Environmental Matters. (a) For purposes of this Section 9, the term “Environmental Laws” shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment. The term “Regulated Substances” shall mean all substances regulated by Environmental Laws, or which are known or considered to be harmful to the health or safety of persons, or the presence of which may require investigation, notification or remediation under the Environmental Laws. The term “Contamination” shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment other than as permitted under applicable Environmental Laws.
          (b) Mortgagor represents and warrants except as provided in the Loan Documents or otherwise disclosed to Lender in writing (i) that no Contamination is present at, on or under the Property and that no Contamination is being or, to the best of Mortgagor’s knowledge, has been emitted onto any surrounding property other than as permitted under applicable Environmental Laws; (ii) all operations and activities on the Property have been and are being conducted in accordance with all Environmental Laws, and Mortgagor has all permits and licenses required under the Environmental Laws; (iii) no underground or aboveground storage tanks are or have been located on or under the Property; and (iv) no legal or administrative proceeding is pending or, to the best of Mortgagor’s knowledge, threatened relating to any environmental condition, operation or activity on the Property regulated under any applicable Environmental Laws, or any violation or alleged violation of Environmental Laws. These representations and warranties shall be true as of the date hereof, and shall be deemed to be continuing representations and warranties which must remain true, correct and accurate during the entire duration of the term of this Mortgage.
          (c) Mortgagor shall ensure, at its sole cost and expense, that the Property and the conduct of all operations and activities thereon comply and continue to comply with all Environmental Laws. Mortgagor shall notify Mortgagee promptly and in reasonable detail in the event that Mortgagor becomes aware of any violation of any Environmental Laws, the presence or release of any Contamination with respect to the Property, or any governmental or third party claims under applicable Environmental Laws relating to the environmental condition of the Property or the conduct of operations or activities thereon. Mortgagor also agrees not to permit or allow the presence of Regulated Substances on any part of the Property, except (i) to the extent such Regulated Substances are used without violating any Environmental Laws; and (ii) those Regulated Substances which are naturally occurring on the Property. Mortgagor agrees not to cause, allow or permit the presence of any Contamination on the Property except

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to the extent such Contamination is in compliance with all applicable Environmental Laws.
          (d) Mortgagee shall not be liable for, and Mortgagor shall indemnify, defend and hold Mortgagee and all of its officers, directors, employees and agents, and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys’, consultants’ and contractors’ fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination) that Mortgagee may suffer or incur (including as holder of the Mortgage, as mortgagee in possession or as successor in interest to Mortgagor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); (ii) the breach in any material respect of any representation, warranty, covenant or undertaking by Mortgagor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property; provided, however, that Mortgagor shall not be liable under this Section (d) for any damages caused by Mortgagee’s gross negligence or willful misconduct.
          (e) Upon Mortgagee’s request, Mortgagor shall execute and deliver an Environmental Indemnity Agreement satisfactory in form and substance to Mortgagee, to more fully reflect Mortgagor’s representations, warranties, covenants and indemnities with respect to the Environmental Laws.
     10. Inspection of Property. Mortgagee shall have the right to enter the Property upon reasonable prior notice at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property. Mortgagee may enter the Property (and cause Mortgagee’s employees, agents and consultants to enter the Property), upon reasonable prior written notice to Mortgagor, to conduct any and all environmental testing deemed appropriate by Mortgagee in his reasonable discretion. The environmental testing shall be accomplished by whatever means Mortgagee may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. Mortgagor shall provide Mortgagee (and Mortgagee’s employees, agents and consultants) reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as Mortgagee shall reasonably request.
     11. Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder: (a) any Event of Default (as defined in the Credit Facility Agreement); (b) the failure by Mortgagor to perform any of its other obligations under this Mortgage or under any Environmental Indemnity Agreement executed and delivered pursuant to Section 9(e) for a period of fifteen (15) days or more after written notice thereof is delivered to Mortgagor; (c) falsity, inaccuracy or material breach by Mortgagor of any written warranty, representation or statement made herein by Mortgagor; (d) any lien against or the

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making of any levy, seizure or attachment of or on the Property not dismissed or adequately bonded within ninety (90) days; (e) the failure of Mortgagee to have a mortgage lien on the Property; (f) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage which is not dismissed within ninety (90) days; (g) the failure by Mortgagor to pay any Impositions as required under Section 2(c), or to maintain in full force and effect any insurance required under Section 5; or (h) Mortgagor or any other obligor or guarantor of any of the Obligations, shall at any time deliver or cause to be delivered to Mortgagee a notice pursuant to 42 Pa. C.S.A. §8143 electing to limit the indebtedness secured by this Mortgage.
     12. Rights and Remedies of Mortgagee. If an Event of Default occurs, Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:
          (a) Mortgagee may declare the entire unpaid principal balance of the Obligations, together with all interest thereon, to be due and payable immediately.
          (b) Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Property and the interests of Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and attorneys fees.
          (c) Mortgagee may, in his sole and absolute discretion: (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Property. Mortgagee may exercise any right under this subsection (c), whether or not Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting Mortgagee a “mortgagee in possession”, unless Mortgagee shall have entered into and shall continue to be in actual possession of the Property. Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Property to pay all Rents directly to Mortgagee and to perform all other obligations of that tenant for the direct benefit of Mortgagee, as if Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Mortgagee to make such payment or perform such obligations. Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to Mortgagee, and any such payment or performance to Mortgagee shall discharge the obligations of the tenant to make such payment or performance to Mortgagor.
          (d) Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations. A receiver while in possession of the Property shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep it rentable to the best advantage, and Mortgagee may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by

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this Mortgage.
     13. Application of Proceeds. Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as Mortgagee shall determine in its exclusive discretion.
     14. Confession of Judgment in Ejectment. At any time after the occurrence and during the continuance of an Event of Default, without further notice, regardless of whether Mortgagee has asserted any other right or exercised any other remedy under this Mortgage or any of the other Loan Documents, he shall be lawful for any attorney of any court of record as attorney for Mortgagor to confess judgment in ejectment against Mortgagor and all persons claiming under Mortgagor for the recovery by Mortgagee of possession of all or any part of the Property, for which this Mortgage shall be sufficient warrant. If for any reason after such action shall have commenced the same shall be discontinued and the possession of the Property shall remain in or be restored to Mortgagor, Mortgagee shall have the right upon any subsequent default or defaults to bring one or more amicable action or actions as hereinbefore set forth to recover possession of all or any part of the Property.
     15. Mortgagee’s Right to Protect Security. Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or Mortgagee’s rights or powers hereunder if Mortgagor fails to so defend such action or proceeding to the satisfaction of Mortgagee; (b) purchase such insurance policies covering the Property as he may elect if Mortgagor fails to maintain the insurance coverage required hereunder; and (c) take such action as Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.
     16. Appointment of Mortgagee as Attorney-in-Fact. Mortgagee, or any of his officers, is hereby irrevocably appointed attorney-in-fact for Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence and during the continuance of an Event of Default; (b) settle for, collect and receive any awards payable under Section 8 from the authorities making the same; and (c) execute, deliver and file such financing statements and other instruments as Mortgagee may require in order to perfect and maintain his security interest under the Uniform Commercial Code on any portion of the Property.
     17. Certain Waivers. Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment or any rights of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Document.

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     18. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt by Mortgagor or Mortgagee. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party’s address set forth above or to such other address as Mortgagor or Mortgagee may give to the other in writing for such purpose.
     19. Further Acts. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring or confirming unto Mortgagee the property and rights hereby mortgaged, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee under the Note, this Mortgage, the other Loan Documents, at law or in equity, including, without limitation, the rights and remedies described in this paragraph.
     20. Changes in the Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on Mortgagor or Mortgagee’s interest in the Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. If Mortgagee determines that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then Mortgagee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the entire Obligations immediately due and payable.
     21. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.
     22. Preservation of Rights. No delay or omission on Mortgagee’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Mortgagee’s action or inaction impair any such right or power. Mortgagee’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Mortgagee may have under other agreements, at law or in equity. Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.
     23. Illegality. In case any one or more of the provisions contained in this Mortgage should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability

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of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     24. Changes in Writing. No modification, amendment or waiver of any provision of this Mortgage nor consent to any departure by Mortgagor therefrom will be effective unless made in a writing signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Mortgagor in any case will entitle Mortgagor to any other or further notice or demand in the same, similar or other circumstance.
     25. Entire Agreement. This Mortgage (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between Mortgagor and Mortgagee with respect to the subject matter hereof.
     26. Survival; Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective heirs, executors, administrators, successors and assigns; provided, however, that Mortgagor may not assign this Mortgage in whole or in part without Mortgagee’s prior written consent and Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under the Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through Mortgagee or through action of Mortgagee (including a foreclosure, sheriff’s or judicial sale). The provisions of Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.
     27. Interpretation. In this Mortgage, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation” and references to sections or exhibits are to those of this Mortgage unless otherwise indicated. Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose. If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.
     28. Indemnity. Mortgagor agrees to indemnify each of Mortgagee, his affiliated companies, directors, officers and employees and Mortgagee’s holding company, if any (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Mortgage or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of

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Mortgagor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by Mortgagor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Mortgage, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Mortgage, payment of any Loan and assignment of any rights hereunder. Mortgagor may participate at its expense in the defense of any such action or claim.
     29. Governing Law and Jurisdiction. This Mortgage has been delivered to and accepted by Mortgagee and will be deemed to be made in the State where Mortgagee’s office indicated above is located. This Mortgage will be interpreted and the rights and liabilities of Mortgagor and Mortgagee determined in accordance with the laws of the State where Mortgagee’s office indicated above is located, except that the laws of the State where the Property is located (if different from the State where such office of Mortgagee is located) shall govern the creation, perfection and foreclosure of the liens created hereunder on the Property or any interest therein. Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where Mortgagee’s office indicated above is located; provided that nothing contained in this Mortgage will prevent Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against Mortgagor individually, against any security or against any property of Mortgagor within any other county, state or other foreign or domestic jurisdiction. Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both Mortgagee and Mortgagor. Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.
     30. WAIVER OF JURY TRIAL. MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
[Signature Page Follows]

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Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.
WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ENVIRONMENTAL TECTONICS CORPORATION

ATTEST:		By:
(SEAL)

	Print Name:		Print Name:
	Title:		Title:
The principal place of business
and complete post office address
of Mortgagee is:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
The address of Mortgagee for
the purposes of 42 Pa.C.S.
§8143(d) is:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428

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COMMONWEALTH OF PENNSYLVANIA	)
	)	ss:
COUNTY OF BUCKS	)
     On this, the _________ day of _______________, 2009, before me, a Notary Public, the undersigned officer, personally appeared ___________________________, who acknowledged himself/herself to be the ______________________________ of Environmental Tectonics Corporation, a Pennsylvania corporation, and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
My commission expires:

15

EXHIBITS
A.	Legal Description

B.	Permitted Encumbrances

16

OPEN-END MORTGAGE AND SECURITY AGREEMENT
(THIS MORTGAGE SECURED FUTURE ADVANCES)

ENVIRONMENTAL TECTONICS CORPORATION
Mortgagor
AND
H.F. LENFEST,
Mortgagee

Return to:
Royer & Associates, LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406

Exhibit B
PERMITTED ENCUMBRANCES
     All exceptions set forth on that certain Information Search conducted by Abstract Services and Products (No. 138788-SFA “C”), with respect to the Property.

EXHBIT I
FORM OF SHAREHOLDERS VOTING AGREEMENT
SHAREHOLDERS VOTING AGREEMENT
     THIS SHAREHOLDERS VOTING AGREEMENT (this “Agreement”) is entered into as of April 24, 2009, by and among William F. Mitchell (“Mitchell”) and any other shareholders of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Corporation”), who have executed signature pages to this Agreement (such persons together with Mitchell, collectively, the “Shareholders”), and H.F. Lenfest (“Lenfest”) relating to the shares of Common Stock of the Corporation, held by the Shareholders.
BACKGROUND:
     A. The Corporation is in need of additional funds in order to meet its working capital requirements.
     B. The Corporation has requested that Lenfest make available to the Corporation a secured line of credit facility in the principal amount of up to $7,500,000, of which $3,000,000 has been made available as at the date hereof, and the collateralized guaranty of an additional $5,000,000 of debt that the Corporation will obtain from PNC Bank, National Association (“PNC”), with the proceeds of each to be used for working capital and general corporate purposes directly related to the growth of the business of the Corporation and the performance of one or more significant contracts of the Corporation (collectively, the “Credit Facility”).
     C. Lenfest has agreed to make funds and/or guaranties available to the Corporation on the terms and conditions set forth in that certain Secured Credit Facility and Warrant Purchase Agreement dated the date hereof between the Corporation and Lenfest (the “Purchase Agreement”).
     D. The Purchase Agreement provides for the issuance by the Corporation of secured subordinated promissory notes in the aggregate principal amount of up to $7,500,000 (the “Notes”) and additional guaranties of PNC indebtedness in the principal amount of up to $5,000,000 (the “Guaranties”).
     E. In connection with the Credit Facility, the Corporation is issuing to Lenfest (i) shares of the Corporation’s Series D Convertible Preferred Stock, par value $0.05 per share (the “Series D Preferred Stock”), which shares are convertible into the Common Stock of the Corporation, par value $0.05 per share (the “Common Stock”), as payment of origination fees on the Credit Facility and, if Lenfest so elects in lieu of cash, interest on the Notes; (ii) warrants to purchase shares of the Common Stock (the “Warrants”); and (iii) upon the occurrence of certain triggering events as provided in the Purchase Agreement, including the Corporation obtaining the Shareholder Approval Events (as hereinafter defined), shares of the Corporation’s Series E Convertible Preferred Stock, par value $0.05 per share (the “Series E Preferred Stock”), in conversion of and exchange for the Corporation’s existing subordinated convertible promissory notes (the “Subordinated Convertible Notes”), the Corporation’s Series B Convertible Preferred Stock, par value $0.05 per share (the “Series B Preferred Stock”), and the Corporation’s Series C Convertible Preferred Stock, par value $0.05 per share (the “Series C Preferred Stock” and together with the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), previously issued to Lenfest. The entering into of the Credit Facility, including the issuance of the Notes, the Guaranties, the Warrants and the Series D Preferred Stock and the Series E Preferred Stock shall be referred to hereinafter as the “Transactions”).
     F. The Purchase Agreement provides that in order for Lenfest to make any funds or guaranties available to the Corporation under the Credit Facility, other than an initial loan of $1,000,000 to be extended to the Corporation on the date hereof and the 2009 Bridge Note (as defined in the Purchase Agreement) in the principal amount of $2,000,000 issued to the Corporation on February 20, 2009, among other things, the Corporation must obtain the affirmative vote of the shareholders of the Corporation (i) to restore in full Lenfest’s voting rights on his Common Stock and Preferred Stock in the Corporation, including any securities convertible into or exercisable for Common Stock and any securities to be issued as a result of the Transactions, (ii) to approve all other necessary actions relating to the Transactions, and (iii) to elect a slate of directors approved by Lenfest (such events collectively referred to herein as the “Shareholder Approval Events”).
     G. As of the date hereof, each of the Shareholders is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended) and/or has voting power with respect to such number of shares of Common Stock opposite his or its name on Exhibit A attached hereto (the “Shares”).
     H. It is a condition to the Closing (as defined in the Purchase Agreement) of the Purchase Agreement that the Shareholders shall have executed and delivered this Agreement and agree to vote their Shares in favor of the Transactions and the Shareholder Approval Events.
     I. The Shareholders have agreed to vote their Shares in favor of the consummation of the Transactions and the Shareholder Approval Events.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:
     1. AGREEMENT TO VOTE SHARES. From and after the date of this Agreement and ending on the Expiration Date (as defined in Section 5(c) below), each Shareholder agrees that, at any meeting of the shareholders of the Corporation, however called (the “Meeting”), he or it shall vote all of his or its respective Shares (a) in favor of the Transactions, (b) in favor of the Shareholder Approval Events and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Corporation made in connection with the Transactions.
     2. GRANT OF IRREVOCABLE PROXY. In order to ensure the voting of the Shareholders in accordance with Section 1 of this Agreement, upon execution of this Agreement

2

by all parties, each Shareholder shall execute and deliver to Mitchell an irrevocable proxy, in the form of Exhibit B hereto, granting to Mitchell the right to vote in respect of all Shares now owned or hereafter registered in the name of such Shareholder. It is understood and agreed that such irrevocable proxy shall be in force and effect for and relate solely to voting in favor of the Transactions and the Shareholder Approval Events or against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Corporation made in connection with the Transactions and shall not constitute the grant of any rights to said proxy to vote contrary to the foregoing express authority or as to any other matters.
     3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Shareholder hereby represents, warrants and covenants to Lenfest that he or it: (a) has full power to enter into this Agreement, (b) has not, prior to the date of this Agreement, granted and is not a party to, any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and such party shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, (c) upon completion of the Transactions will own, directly or beneficially, at least the number of Shares set forth opposite such party’s name on Exhibit A hereto, and (d) will not take any action inconsistent with the intent and provisions of this Agreement, including, without limitation, the transfer, sale or other disposition of any Shares prior to the Expiration Date, in each case, unless the proposed transferee agrees to execute a copy of this Agreement and become bound by the terms hereof, and any attempted transfer, sale or disposition without executing a copy of this Agreement shall be null and void.
     4. ENFORCEABILITY. Each Shareholder expressly agrees that this Agreement shall be specifically enforceable against him or it in any court of competent jurisdiction in accordance with its terms.
     5. GENERAL PROVISIONS.
          (a) All of the covenants and agreements contained in this Agreement shall be binding upon, and enure to the benefit solely of, the parties and their respective successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
          (b) This Agreement may be executed by facsimile transmission and in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.
          (c) The terms of Sections 1 and 3, and the proxies delivered pursuant to Section 2 of this Agreement shall remain in effect until the earlier of (i) [June 30], 2009; and (ii) the day immediately following the date of the Meeting or the date the Transactions and the Shareholder Approval Events are otherwise approved by a majority of the shareholders of the Corporation (the “Expiration Date”).

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          (d) If any provision of this Agreement shall be declared void or unenforceable by any court or administrative board of competent jurisdiction, such provision shall be deemed to have been severed from the remainder of the Agreement and this Agreement shall continue in all respects to be valid and enforceable.
          (e) No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.
          (f) Whenever the context of this Agreement shall so require, the use of the singular number shall include the plural and the use of any gender shall include all genders.
          (g) This Agreement may not be modified, amended, altered or supplemented without the written agreement of each of the parties hereto.
          (h) From time to time, at the request of either Lenfest or the Corporation and without further consideration, the Shareholders shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective the transaction contemplated by this Agreement.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Shareholder named below has caused this Agreement to be duly executed as of the date first above written.

SHAREHOLDER:

Name:

[Shareholder Signature Page to Shareholders Voting Agreement]

     IN WITNESS WHEREOF, Lenfest has caused this Agreement to be duly executed as of the date first above written.

H.F. Lenfest

[Lenfest Signature Page to Shareholders Voting Agreement]

EXHIBIT A

Shareholder	Shares	% of Voting Power

William F. Mitchell	1,081,324	8.77%

EXHIBIT B
IRREVOCABLE PROXY
     The undersigned agrees to, and hereby grants William F. Mitchell (“Mitchell”) an irrevocable proxy pursuant to the provisions of the Pennsylvania Business Corporation Law to vote, or to execute and deliver written consents or otherwise act with respect to, all shares of capital stock of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Corporation”), now owned or hereafter acquired by the undersigned (collectively, the “Shares”) as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Pennsylvania corporation, as provided in Section 1 of that certain Shareholders Voting Agreement, dated as of April 24, 2009 (the “Shareholders Voting Agreement”), among Mitchell, H.F. Lenfest and other signatories thereto. The undersigned hereby affirms that this irrevocable proxy is given as a condition of the Shareholders Voting Agreement and, as such, is coupled with an interest and is irrevocable. It is further understood by the undersigned that this irrevocable proxy may be exercised by Mitchell for the period beginning the date hereof and ending on the earlier of (i) August 20, 2009; and (ii) the day immediately following the date of (A) any meeting of the shareholders of the Corporation at which the shareholders of the Corporation vote to approve the Transactions and the Shareholder Approval Events (each as defined in the Shareholders Voting Agreement) or (B) the date on which the Transactions and the Shareholder Approval Events are otherwise approved by a majority of the shareholders of the Corporation.
     THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES.

Dated as of , 2009
Shareholder

EXHIBIT L
FORM OF CLOSING CERTIFICATE
OF
ENVIRONMENTAL TECTONICS CORPORATION
     The undersigned hereby certifies pursuant to Section 4.1(g)(viii) of that certain Secured Credit Facility and Warrant Purchase Agreement dated as of April 24, 2009 (the “Purchase Agreement”) by and between Environmental Tectonics Corporation, a Pennsylvania corporation (the “Borrower”), and H. F. Lenfest (the “Lender”), an individual residing in the Commonwealth of Pennsylvania, that no Event of Default exists and that the conditions specified in Section 4.1 of the Purchase Agreement, other than the conditions specified in Section 4.1(f) of the Purchase Agreement for purposes of the Initial Closing, have been fully satisfied by the Borrower or waived by the Lender as of the Closing. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of this       day of                     , 2009.

ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

Exhibit M
SECURED PROMISSORY NOTE

$2,000,000	February 20, 2009
     FOR VALUE RECEIVED, ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation (“Maker”), does hereby promise to pay to the order of H.F. LENFEST, an individual residing in the Commonwealth of Pennsylvania (“Payee”), at Payee’s offices located at 300 Barr Harbor Drive, Suite 450, Conshohocken, Pennsylvania 19428, or at such other place as the holder hereof may from time to time direct Maker in writing, the aggregate principal sum of TWO MILLION DOLLARS ($2,000,000) in lawful money of the United States of America, together with interest accruing on the unpaid outstanding principal balance under this Secured Promissory Note (this “Note”) as provided below. This Note is being issued to Payee in connection with Payee’s providing working capital funding to support Maker’s bid on a contract (the “Government Contract”) with the United States government or a division thereof (the “Government”) by providing evidence of Maker’s financial abilities to perform the Government Contract.
Interest Rate. Interest shall accrue on the outstanding principal amount hereof at a rate of fifteen percent (15%) per annum, compounded annually (the “Interest Rate”), until paid in full; provided, however, that the Interest Rate shall be reduced automatically to ten percent (10%) per annum, compounded annually, retroactively from the date hereof in the event the Company receives the Shareholder Approval (as hereinafter defined). Interest may be payable, in the sole discretion of Payee, (a) in cash, (b) in shares of a new series of preferred stock that will be created in the event the Shareholder Approval is obtained or (c) in shares of Common Stock (as hereinafter defined), which number of shares of Common Stock to be determined by dividing the amount of interest due on an interest payment date by the Market Price (as hereinafter defined) of the Common Stock on such date. For purposes of this Note, the “Market Price” of a share of Common Stock shall mean, as of any date, (i) the closing sale price for the shares of Common Stock as reported on NYSE Alternext US LLC, the successor to the American Stock Exchange (“AMEX”) by Bloomberg Financial Markets (“Bloomberg”) for the trading day immediately preceding such date, or (ii) if AMEX is not the principal trading market for the shares of Common Stock, the average of the reported closing sale prices reported by Bloomberg on the principal trading market for the Common Stock during the one hundred twenty (120) day period immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be determined in good faith by the Board of Directors of the Company. Interest shall be payable, at the option of Payee, on each anniversary date of this Note, with any accrued and unpaid interest payable on the Maturity Date. Payee shall deliver Maker at least five (5) days prior written notice if it wishes to elect to be paid interest on an anniversary date.
Origination Fee. The Company shall pay to Payee an origination fee payable in shares of common stock, par value $0.05 per share, of Maker (the “Common Stock”), equal to 20,000 shares (the “Origination Fee Shares”). As soon as practicable following the date hereof, the Company shall issue the Origination Fee Shares and deliver to Payee a certificate evidencing such shares. In addition and in further consideration of this Note, Maker is also issuing to Payee a Common Stock Purchase Warrant exercisable for 143,885 shares of Common Stock in accordance with the terms set forth therein (the “Warrant”). By acceptance of this Note, the Origination Fee Shares and the Warrant, Payee hereby waives any anti-dilution rights under (i) that certain Senior Subordinated Convertible Note, dated as of February 20, 2003, (ii) the Series B convertible preferred stock of Maker held by Payee, and (iii) the Series C convertible preferred stock of Maker held by Payee, in connection with Maker’s issuance of the Origination Fee Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant.
Maturity; Use of Proceeds.
This Note shall mature and all unpaid principal and interest hereunder, if not sooner paid in accordance with the provisions hereof, shall be due and payable in full on the earlier of (i) three (3) days following the date Maker is informed by the Government or otherwise learns that it has been denied or will not be awarded the Government Contract; (ii) six (6) months following the date hereof if Maker has not obtained the affirmative vote of the shareholders of Maker for a new financing transaction with Payee and the restoration in full of Payee’s voting rights on his preferred stock and common stock in Maker on or before the Shareholder Approval Date (as defined in the Warrant) (the “Shareholder Approval”); or (iii) three (3) years following the date hereof (the earlier of (i), (ii) or (iii), the “Maturity Date”).
The proceeds of this Note shall be deposited into a newly created restricted account and shall be used solely for working capital necessary for the performance of the Government Contract. None of such proceeds shall be used for any other purpose.
Prepayment. The principal amount of this Note may be prepaid, either in whole or in part, at any time following the date hereof without premium or penalty. Any such prepayment shall be accompanied by all accrued and unpaid interest on the principal amount being prepaid.
Security. Maker has delivered as security for the performance of its obligations under this instrument (i) a Security Agreement of even date herewith (the “Security Agreement”) covering all of Maker’s property as described in the Security Agreement; and (ii) a UCC-1 Financing Statement granting Payee a first lien position on such property which shall be filed with the Department of State of the Commonwealth of Pennsylvania. By acceptance of this Note, Payee covenants and agrees that it will work in good faith with Maker and PNC Bank, NA to obtain a waiver from PNC Bank, NA to allow the security interest granted pursuant to the Security Agreement.
Default Interest. The entire outstanding principal balance hereunder, irrespective of any declaration of maturity, as well as any other amounts owing pursuant to this Note, shall bear interest at a default rate equal to the Interest Rate plus six percent (6%) per annum (the “Default Rate”) until such sum is paid in full from and after:
the Maturity Date;
earlier maturity of this Note either according to its terms or as the result of a declaration of maturity made by the Payee, whether by acceleration or otherwise; or
from and after an Event of Default (as defined below).

Events of Default. Each of the following shall constitute an event of default hereunder (an “Event of Default”):
the failure of Maker to make any payment to Payee within five (5) days of the date when due hereunder;
the default by Maker in punctual performance of any of the non-monetary obligations, covenants, terms or provisions contained or referred to in this Note or the Security Agreement, each as amended, replaced or modified, if such default shall continue unremedied for a period of ten (10) days following written notice of default by Payee to Maker;
any warranty, representation or statement contained in this Note or the Security Agreement proves to have been false;
any use of the proceeds of this Note for any purpose other than working capital necessary for the performance of the Government Contract as provided in Section 3(b);
a default by Maker in the performance of any covenant, condition or provision of any loan documents between Maker and Payee, or any document related thereto, that are currently in effect or will be entered into, and such default shall not be remedied for a period of thirty (30) days after the earlier of (i) written notice from Payee of such default or (ii) actual knowledge by Maker of such default;
a default by Maker under any agreement with PNC Bank or any successor commercial lender;
the filing by or against Maker of any proceeding in bankruptcy, insolvency, receivership, reorganization, liquidation, conservatorship or similar proceeding and, if filed against Maker, such proceeding is not dismissed within sixty (60) days following the commencement thereof; and
any assignment by Maker for the benefit of any of its creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Maker and such proceeding shall remain undismissed or unstayed for a period of sixty (60) days.
Remedies; Acceleration. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default hereunder, Payee shall have the following rights or remedies:
to declare the entire unpaid amount of this Note immediately due and payable in full; and/or to exercise from time to time any and all rights and remedies available to it under any then applicable law.
Rights Cumulative. The rights and remedies of Payee as provided herein shall be cumulative and concurrent, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. Payee shall not by any act or omission or commission be deemed to waive any of his rights or remedies under this Note unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; and a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.
Payment of Costs. Maker shall pay to Payee upon demand all of his costs and expenses in enforcing or collecting the amounts due under this Note, including reasonable attorneys’ fees.
Representations and Warranties of Maker.
Maker is a corporation duly formed and validly subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to conduct its business as it is now being conducted.
Maker has all requisite legal and corporate power and authority to execute and deliver this Note and the Security Agreement, to issue this Note and to carry out and perform its other obligations under the terms of this Note and the Security Agreement. The execution, delivery and performance by Maker of this Note and the Security Agreement and the issuance of this Note have been duly authorized by all necessary corporate action on the part of Maker.
This Note constitutes a valid and legally binding obligation of Maker, enforceable against Maker in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other such laws affecting enforcement of creditors’ rights and the relief of debtors generally, and (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.
As soon as practicable following the date hereof, Maker shall issue the Origination Fee Shares and deliver to Payee a certificate representing such shares.
The Origination Fee Shares are duly authorized and, upon issuance in accordance with the terms of this Note, will be validly issued, fully paid and non-assessable.
Waivers.
Maker expressly waives presentment for payment, notice of dishonor, protest, notice of protest, diligence of collection, and any other notice of any kind, and hereby consents to any number of renewals or extensions of time for payment hereof, which renewals and extensions shall not affect the liability of any party to this Note; and further agrees that Payee may accept, by way of compromise or settlement, from any party, a sum or sums less than the amount due Payee under this Note, and may give releases to such parties without affecting the liability of any other party for the unpaid balance. Any such renewals or extensions may be made and any such partial payments accepted or releases given without notice to any such party.
Maker hereby waives and releases all procedural errors, defects and imperfections in any proceeding instituted by Payee under the terms of this Note as well as all benefits that might accrue to Maker by virtue of any present or future laws (i) exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution; or (ii) providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part or in any other manner desired by Payee.

Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when sent by hand delivery or by commercial overnight delivery service that requires signatures upon receipt (such as Federal Express), or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at its address as set forth below or such other address that such party hereafter designates by written notice to the other parties below:
If to Payee:
c/o The Lenfest Group
300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Attn: H.F. Lenfest
Telecopier: (610) 940-0602
with a copy to:
Royer & Associates LLC
681 Moore Road, Suite 321
King of Prussia, PA 19406
Attn: John E. Royer, Jr., Esquire
Telecopier: (610) 354-8896
If to Maker:
Environmental Tectonics Corporation
County Line Industrial Park
125 James Way
Southampton, PA 18966-3877
Attn: Chief Financial Officer
Telecopier: (215) 357-4000
with a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attn: William W. Matthews, Esquire
Telecopier: (215) 568-6603
     All such notices shall be deemed to have been given (a) when delivered, if hand delivered or sent by overnight delivery service; or (b) three (3) business days after deposit in the United States mail, if sent by certified or registered mail.
Construction of Terms. The word “Maker” as used throughout this Note is intended to and shall be construed to mean, individually and collectively, each and every entity and/or person that has executed this Note and its successors and assigns. All covenants, promises, agreements, authorizations, waivers, releases, options, undertakings, rights and benefits made or given herein by Maker shall bind and affect all persons who are hereinabove defined as “Maker” with the same effect as though all such persons were specifically named herein whenever the word “Maker” is used.
Modifications. This Note may not be changed orally, but only by an agreement in writing signed by Maker and Payee.
Governing Law. The provisions hereof shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.
Consent to Jurisdiction. This Note shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof. Maker irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Note may be brought in the courts of record in Montgomery County, Commonwealth of Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania; consents to personal jurisdiction in each such court in any such suit, action or proceeding; and waives any objection concerning venue with respect to any suit, action or proceeding in any of such courts.
WAIVER OF JURY TRIAL. MAKER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
CONFESSION OF JUDGMENT. MAKER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR MAKER AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS NOTE, OR THE SECURITY AGREEMENT, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST MAKER BY PAYEE WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST MAKER FOR ALL SUMS PAYABLE BY MAKER TO PAYEE HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF PAYEE SETTING FORTH SUCH AMOUNT THEN DUE FROM MAKER TO PAYEE, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THAN $10,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. MAKER WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER

TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO PAYEE HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY PAYEE OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY PAYEE UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO PAYEE, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE.
Headings. The headings preceding the text of the Sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Note, nor shall they affect its meaning, construction or effect.
Severability. If any provision of this Note or the application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.
Assignment; Successors and Assigns. This Note may not be assigned at any time by Maker without the prior written consent of Payee, which consent may be withheld for any reason. All of the terms and conditions herein shall be binding upon any successors and assigns of Maker and inure to the benefit of Payee, his successors and assigns.
Application of Payments. Payments received hereunder by Payee shall be applied first to those payments described in Section 10 of this Note; second, to any accrued and unpaid interest due hereunder; and third, to principal.
[Signature Page Follows]

     IN WITNESS WHEREOF, Maker has caused this Note to be executed effective as of the day and year first above written.

ENVIRONMENTAL TECTONICS CORPORATION
By:	/s/ Duane D. Deanes
Name:	Duane D. Deanes
Title:	CFO

ENVIRONMENTAL TECTONICS CORPORATION
SECURITY AGREEMENT
     This SECURITY AGREEMENT (this “Agreement”) is made and entered into as of February 18, 2009, by ENVIRONMENTAL TECTONICS CORPORATION (“Debtor”), in favor of H.F. LENFEST (“Secured Party”).
RECITALS
     WHEREAS, Debtor has executed a Secured Promissory Note, dated the date hereof, pursuant to which Debtor has borrowed $2,000,000 from Secured Party (the “Note”). The parties intend that Debtor’s obligation to repay the Note be secured by all of the assets of Debtor. Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.
AGREEMENT
     In consideration of the purchase of the Note by Secured Party and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:
     1. Grant of Security Interest. To secure Debtor’s full and timely performance of all of Debtor’s obligations and liabilities to Secured Party pursuant to the Note (including, without limitation, Debtor’s obligation to timely pay the principal amount of, and accrued interest on, the Note), and any amendments, modifications or reissuance of the Note and all other debt owed by Debtor to Secured Party, and all other amounts payable hereunder, including all costs and expenses incurred by Secured Party to enforce Secured Party’s rights hereunder (the “Obligations”), Debtor hereby grants to Secured Party a continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit A to this Agreement (the “Collateral”) and all proceeds and products thereof. Debtor will not grant any other security interests in the Collateral without the written consent of Secured Party.
     2. Events of Default. For purposes of this Agreement, “Event of Default” means any of the following:
          (a) Debtor’s failure to pay or discharge the Obligations in full in accordance with the terms of the Note;
          (b) default by Debtor in punctual performance of any of the non-monetary obligations, covenants, terms or provisions contained or referred to in this Agreement, or the Note secured hereby, each as amended, replaced or modified, if such default shall continue unremedied for a period of ten (10) days following written notice of default by Secured Party to Debtor;
          (c) any use of the proceeds of the Note for any purpose other than working capital necessary for the performance of the Government Contract;

          (d) any warranty, representation or statement contained in this Agreement or the Note proves to have been false;
          (e) loss, theft, substantial damage, destruction, sale (except as authorized in this Agreement) or encumbrance to or of any portion of the Collateral (except such encumbrances and liens which arise in the ordinary course of business and both (A) do not materially impair Debtor’s ownership or use of the Collateral and (B) are junior to and do not adversely affect the security interest granted hereunder to Secured Party), or the making of any levy, seizure or attachment thereof or thereon;
          (f) a default by Debtor in the performance of any covenant, condition or provision of any loan documents between Debtor and Secured Party, or any document related thereto, that are currently in effect or will be entered into, and such default shall not be remedied for a period of thirty (30) days after the earlier of (i) written notice from Secured Party of such default or (ii) actual knowledge by Debtor of such default;
          (g) a default by Debtor under any agreement with PNC Bank or any successor commercial lender;
          (h) (i) Debtor’s dissolution or termination or (ii) the commencement of any proceeding under any bankruptcy or insolvency laws by Debtor or (iii) the commencement of any proceeding under any bankruptcy or insolvency laws against Debtor or by or against any guarantor, surety or endorser for Debtor that results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of sixty (60) days or more or (iv) Debtor shall make a general assignment for the benefit of its creditors; or (v) Debtor shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;
          (i) any statement of the financial condition of Debtor or of any guarantor, surety or endorser of any liability of Debtor to Secured Party submitted to Secured Party by Debtor or any such guarantor, surety or endorser proves to be false in any material respect.
Debtor shall provide Secured Party with immediate written notice upon the occurrence of any Event of Default and of the circumstances relating to such Event of Default.
     3. Payment Obligations of Debtor.
          (a) Debtor shall pay to Secured Party any sum or sums due or which may become due pursuant to the Note in accordance with the terms of the Note and the terms of this Agreement and any and all renewals, rearrangements or extensions of the Note.
          (b) Debtor shall account fully and faithfully to Secured Party for proceeds from disposition of the Collateral in any manner and, following an Event of Default, shall pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or chattel paper all the proceeds from each sale to be applied to Debtor’s Obligations to Secured Party, subject, if other than cash, to final payment or collection.

          (c) Following an Event of Default hereunder or under the Note, Debtor shall pay to Secured Party on demand all reasonable expenses and expenditures (including, but not limited to, reasonable fees and expenses of legal counsel) incurred or paid by Secured Party in exercising or protecting its interests, rights and remedies under this Agreement, plus interest thereon at the Default Rate.
          (d) Debtor shall pay immediately, in accordance with the terms of the Note, the entire unpaid balance of the Obligations of Debtor to Secured Party whether created or incurred pursuant to this Agreement or otherwise, upon an Event of Default.
     4. Representations, Warranties and Covenants of Debtor.
          (a) Other Liens. Except for the Security Interest, Debtor is the owner of the Collateral and its proceeds and will be the owner of the Collateral and its proceeds hereafter acquired free from unpaid charges, including taxes and free from any adverse lien, security interest or encumbrance (other than purchase money security interests that will be discharged upon Debtor’s payment of the purchase price for the applicable property), and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. No financing statements covering any Collateral or any proceeds thereof are on file in any public office and no third party is holding any Collateral to perfect its interest therein.
          (b) Further Documentation. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights, remedies and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (the “UCC”) in effect in any jurisdiction with respect to the liens created hereby or taking any other action necessary to perfect the Security Interest. Debtor also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) for filing in any jurisdiction.
          (c) Indemnification. Debtor agrees to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral, or (iii) in connection with any of the transactions contemplated by this Agreement.
          (d) Maintenance of Records. Debtor will keep and maintain at its own cost and expense accurate and complete records of the Collateral and its proceeds.

          (e) Inspection Rights. Secured Party may enter Debtor’s premises at any reasonable time without interruption of Debtor’s business and without any breach of the peace to inspect the Collateral and all the books, correspondence and other records of Debtor relating to the Collateral, and Secured Party or its representatives may examine such records and make photocopies or otherwise take extracts from such records. Debtor agrees to render to Secured Party, at Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.
          (f) Compliance with Laws, etc. Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of Debtor’s business; provided, however, that Debtor may in good faith contest any non-compliance with such law, rule, regulation or order in any reasonable manner which does not and could not be reasonably deemed to, adversely affect Secured Party’s rights or the priority of its liens on the Collateral.
          (g) Payment of Obligations. Debtor will pay promptly when due all taxes, assessments, charges, liens or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on Debtor’s books in accordance with generally accepted accounting principles.
          (h) Limitation on Liens on Collateral. Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Security Interest, and will defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all other persons.
          (i) Limitations on Dispositions of Collateral. Debtor will not sell, transfer, lend, license, lease or otherwise dispose of any of the Collateral or any interest therein, or attempt, offer or contract to do so; provided, however, that Debtor will be allowed to grant licenses to its products and related documentation in the ordinary course of business and to establish or provide for escrows of related intellectual property in connection therewith. The Collateral shall remain in Debtor’s possession or control at all times at Debtor’s risk of loss until (i) sold, licensed or otherwise disposed of in the ordinary course of business, provided that Secured Party shall be granted a security interest in the proceeds and other consideration received for such Collateral, or (ii) as authorized in writing by Secured Party.
          (j) Further Identification of Collateral. Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

          (k) Chief Executive Office. The location where Debtor maintains its chief executive office is County Line Industrial Park, 125 James Way, Southampton, PA 18966-3877. Debtor will promptly notify Secured Party in writing of any change in the location of its chief executive office. Substantially all of the tangible assets of Debtor will be held at its chief executive office.
          (l) Insurance. Debtor will have and maintain adequate insurance at all times with respect to all Collateral against risks of fire, theft and such other risks as Secured Party may reasonably request. Within ten (10) days after the date hereof, Debtor shall amend such insurance policies, if necessary, to contain a standard mortgagee’s endorsement providing for payment of any loss to Secured Party and to provide for ten (10) days’ written minimum cancellation notice to Secured Party. Debtor shall furnish Secured Party evidence of compliance with the foregoing insurance provisions before February 28, 2009.
          (m) Information. All information in any financial, credit or accounting statement (and any statement by Debtor related thereto) provided to Secured Party prior to, contemporaneously with or subsequent to the execution of this Agreement is and shall be true, correct, complete, valid and genuine in all material respects.
          (n) Accounts. As to that portion of the Collateral which is accounts, Debtor represents, warrants and agrees with respect to each such account that:
               (i) The account arose from the performance of services (including without limitation the granting of any licenses or sales of databases and/or information derived therefrom) which have been fully and satisfactorily performed or from the lease or the absolute sale of goods, if any, by Debtor in which Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the account debtor.
               (ii) The account is not subject to any prior or subsequent assignment, claim, lien or security interest other than that of Secured Party.
               (iii) The account is not subject to set-off, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning his liability on the account, and the goods, the sale or lease of which gave rise to the account, have not been returned, rejected, lost or damaged.
               (iv) The account arose in the ordinary course of Debtor’s business, and no notice of bankruptcy, insolvency or financial embarrassment of the account debtor has been received by Debtor.
     5. Secured Party’s Appointment as Attorney-in-Fact.
          (a) Powers. Debtor hereby appoints Secured Party, and any officer or agent of Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of Debtor and in the name of Debtor or in its own name, from time to time in Secured Party’s discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, Secured Party shall have the right, without notice to, or the consent of, Debtor, to do any of the following on Debtor’s behalf:
          (i) to pay or discharge any taxes, assessments, charges, liens or levies levied or placed on or threatened against the Collateral;
          (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to Secured Party or as Secured Party directs;
          (iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;
          (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;
          (v) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral;
          (vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as Secured Party may deem appropriate;
          (vii) to assign any patent, trademark or copyright included in the Collateral of Debtor (along with the goodwill of the business to which any such patent, trademark or copyright pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party shall in his sole discretion determine;
          (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, and to take, at Secured Party’s option and Debtor’s expense, any actions which Secured Party shall deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s lien on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if Secured Party were the absolute owner of the Collateral for all purposes; and
          (ix) to obtain, adjust, settle and cancel such insurance and endorsing any drafts drawn by insurers of the Collateral. Secured Party may apply any proceeds of such insurance which may be received by them in payment on account of the obligations secured hereby, whether due or not.
Debtor hereby ratifies whatever actions Secured Party shall lawfully do or cause to be done in accordance with this Section 5. This power of attorney shall be a power coupled with an interest and shall be irrevocable.
     (b) No Duty on Secured Party’s Part. The powers conferred on Secured Party by this Section 5 are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that he actually receives as a result of the exercise of such powers, and neither Secured Party nor any of his employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to Debtor for any act or failure to act pursuant to this Section 5.
     6. Performance by Secured Party of Debtor’s Obligations. If Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance shall be payable by Debtor to Secured Party on demand with interest thereon at the rate specified in Section 3(c) and shall constitute Obligations secured by this Agreement.
     7. Remedies. If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to him in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC in effect in the local jurisdiction where the Collateral is located. Without limiting the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice which may not be waived by law) to or upon Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses), to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, if any surplus remains, to Debtor or whoever may be lawfully entitled thereto. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition, unless the Collateral is perishable or threatens to decline quickly in value or is of a type customarily sold on a recognized market, in which case notice need not be given. Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations, including without limitation the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

     8. Limitation on Duties Regarding Preservation of Collateral. The sole duty of Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under the Pennsylvania Uniform Commercial Code or otherwise, shall be to deal with it in good faith. Neither Secured Party nor any of his employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.
     9. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and powers coupled with an interest.
     10. No Waiver; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 11(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Note or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
     11. Miscellaneous.
          (a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of Debtor and Secured Party. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties hereto and their respective successors and assigns.
          (b) Transfer; Successors and Assigns. The rights and obligations of Secured Party and Debtor hereunder may not be transferred or assigned by any party without the prior written consent of the other parties hereto, except Secured Party may transfer or assign his rights and obligations under this Agreement to any corporation, partnership, limited liability company or limited liability partnership owned or controlled by Secured Party, or any shareholders, directors, executive officers, affiliates, partners or limited partners thereof or of Secured Party or a registered investment company with a common advisor and in such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party provided that the transfer does not violate applicable securities laws; and is in connection with a concurrent assignment or transfer of the Note held by Secured Party to such assignee or transferee; and in such event Debtor will assert no claims or defenses, other than a defense that it has performed its obligations under the Note and this Agreement, it may have against Secured Party against the assignee, except those granted in this Agreement. Any permitted assignee of Debtor or Secured Party shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof. All of the stipulations, promises and agreements in this Agreement made by or on behalf of Debtor shall bind the successors and permitted assigns of Debtor, whether so expressed or not, and inure to the benefit of the successors and permitted assigns of Debtor and Secured Party.
     (c) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to the conflict of law provisions thereof. Debtor irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of record in Montgomery County, Commonwealth of Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania; consents to personal jurisdiction in each such court in any such suit, action or proceeding; and waives any objection concerning venue with respect to any suit, action or proceeding in any of such courts.
     (d) WAIVER OF JURY TRIAL. DEBTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. DEBTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
     (e) CONFESSION OF JUDGMENT. DEBTOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR DEBTOR AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS AGREEMENT, OR THE NOTE, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST DEBTOR BY SECURED PARTY WITH RESPECT TO THE AGGREGATE AMOUNTS PAYABLE HEREUNDER, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST DEBTOR FOR ALL SUMS PAYABLE BY DEBTOR TO SECURED PARTY HEREUNDER, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF SECURED PARTY SETTING FORTH SUCH AMOUNT THEN DUE FROM DEBTOR TO SECURED PARTY, PLUS AN ATTORNEY’S COMMISSION EQUAL TO TEN PERCENT (10%) OF THE SUMS THEN OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THAN $10,000, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS, OTHER THAN NOTICES THAT MAY BE REQUIRED HEREUNDER, AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. DEBTOR WAIVES THE RIGHT TO ANY STAY OF EXECUTION, THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT AND ANY AND ALL RIGHTS TO PRIOR NOTICE AND HEARING WITH RESPECT TO THE GARNISHMENT OR ATTACHMENT OF ANY PROPERTY PURSUANT TO A JUDGMENT ENTERED HEREUNDER. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND

EXHIBIT N
FORM OF COMPLIANCE CERTIFICATE

TO:	H.F. LENFEST

FROM:	ENVIRONMENTAL TECTONICS CORPORATION
The undersigned executive officer of Environmental Tectonics Corporation (the “Borrower”) hereby certifies that in accordance with the terms and conditions of that certain Secured Credit Facility and Warrant Purchase Agreement between the Borrower and H.F. Lenfest dated as of April 24, 2009 (the “Purchase Agreement”), (i) except as noted below, for the period ending                     , the Borrower is in material compliance with all required covenants other than the covenant set forth in Section 7.3 with which the Borrower is in complete compliance; (ii) all representations and warranties of the Borrower stated in the Purchase Agreement are true and correct in all material respects as of the date hereof; and (iii) no Event of Default exists. Attached herewith are the required documents supporting the above certification. The undersigned further certifies that the attached financial statements were prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	Within 45 days following the end of each fiscal quarter	Yes	No

Annual (CPA Audited)	Within 90 days following the end of each fiscal year	Yes	No

Actual Consolidated
Financial Covenant	Tangible Net Worth	Complies

The Borrower must maintain Consolidated Tangible Net Worth of at least $3,500,000 as of the end of each fiscal quarter		Yes	No
[Signature Page Follows]

Comments Regarding Exceptions: See Attached.	LENDER USE ONLY

Received by:

Sincerely,		AUTHORIZED SIGNER

Date:

SIGNATURE	Verified:

AUTHORIZED SIGNER

PRINT NAME	Date:

Compliance Status Yes No
TITLE

MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS SECURED PARTY SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO SECURED PARTY HEREUNDER, SHALL HAVE BEEN PAID IN FULL. THE EXERCISE BY SECURED PARTY OF HIS RIGHTS AND REMEDIES AND THE ENTRY OF ANY JUDGMENT BY SECURED PARTY UNDER THIS SECTION SHALL NOT AFFECT IN ANY WAY THE INTEREST RATE PAYABLE HEREUNDER OR ANY OTHER AMOUNTS DUE TO SECURED PARTY, BUT INTEREST SHALL CONTINUE TO ACCRUE ON SUCH AMOUNTS AT THE DEFAULT RATE.
     (f) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     (h) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt if received on a business day before 4:00 p.m. local time of recipient (if not, then on the next business day), when delivered personally or by courier, overnight delivery service or confirmed facsimile, or four (4) business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature page hereto, or as subsequently modified by written notice.
     (i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties hereto agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
     (j) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.
     (k) Construction. “Secured Party” and “Debtor,” as used in this instrument, include the administrators, successors, representatives, receivers, trustees and assigns of such party.
[Signature Page Follows]

     Debtor and Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

DEBTOR: ENVIRONMENTAL TECTONICS CORPORATION
By:
Name:
Title:

Address:   County Line Industrial Park
125 James Way
Southampton, PA 18966-3877
Facsimile Number: (___) ____________
SECURED PARTY:

H.F. Lenfest
Address:    300 Barr Harbor Drive, Suite 460
West Conshohocken, PA 19428
Facsimile Number: (610) 940-0602

EXHIBIT A
The Collateral shall consist of all assets of Debtor.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

April 23, 2009 (Original Warrant Date: February 20, 2009)	Warrant to Purchase Shares of Common Stock
ENVIRONMENTAL TECTONICS CORPORATION
AMENDED AND RESTATED COMMON STOCK WARRANT
     THIS CERTIFIES THAT, for value received, H.F. Lenfest, or his registered assigns (each, a “Holder”), is entitled to purchase from Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), at any time or from time to time during the Exercise Period (as hereinafter defined), the number of fully paid and nonassessable shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), set forth in Section 1 hereof, at the exercise price set forth in Section 2 hereof, subject to adjustment as provided herein. This Amended and Restated Common Stock Warrant (this “Warrant”) amends and restates in its entirety and replaces the Common Stock Warrant issued to the Holder by the Company on February 20, 2009. This Warrant has been issued pursuant to, and subject to the terms of, that certain Secured Promissory Note, dated as of February 20, 2009, issued by the Company to the Holder (the “Note”). The term “Warrant Shares”, as used herein, refers to the shares of Common Stock purchasable hereunder. The term “Warrants” means this Warrant and any warrants issued as a result of the transfer, exchange or replacement of such warrants. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Note.
     This Warrant is subject to the following terms, provisions and conditions:
     1. Number of Shares. During the Exercise Period, the Holder shall be entitled to purchase 143,885 shares of Common Stock under this Warrant; provided, however, that if the Shareholder Approval (as hereinafter defined) is not obtained by the Shareholder Approval Date (as hereinafter defined), the Holder shall be entitled to purchase 719,424 shares of Common Stock under this Warrant, unless the Company repays in full all principal, accrued interest and all other amounts payable under the Note on or before the Shareholder Approval Date.
     2. Exercise Price. The exercise price of this Warrant (the “Exercise Price”) shall be a price per share equal to $1.39; provided, however, that if the Shareholder Approval is not obtained by the Shareholder Approval Date, the Exercise Price shall be $0.69 per share, unless the Company repays in full all principal, accrued interest and all other amounts payable under the Note on or before the Shareholder Approval Date.

     3. Period of Exercise. This Warrant is exercisable at any time or from time to time beginning on the date of issuance (the “Issue Date”) and ending at 5:00 p.m., Philadelphia, Pennsylvania time on the seventh (7th) anniversary of the Issue Date (the “Exercise Period”).
     4. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within fifteen (15) business days after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, as soon as practicable after the date of exercise, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.
     5. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:
          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.
          (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant.
          (c) Listing. The Company shall use its reasonable best efforts to secure the listing of the Warrant Shares upon each securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall use its reasonable best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares.
          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, directly or indirectly, by operation of

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law or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
          (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company or its assets.
     6. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded off to the nearest cent.
          (a) Sale of Securities Below Current Exercise Price. Except as otherwise provided in Sections 6(b) and 6(d), if at any time the Company shall issue or, pursuant to the provisions hereof, be deemed to have issued (other than as set forth in Section 6(a)(vi) hereof) any shares of Common Stock, Convertible Securities (as hereinafter defined), Rights (as hereinafter defined) or Related Rights (as hereinafter defined) (collectively, “Securities”) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Securities, then the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined in accordance with the following formula:
EP2 = EP1 * (A + B) ÷ (A + C).
     For purposes of the foregoing formula, the following definitions shall apply:
                    (a) “EP2” shall mean the Exercise Price for the Common Stock in effect immediately after such issuance of Securities;
                    (b) “EP1” shall mean the Exercise Price of the Common Stock in effect immediately prior to such issuance of Securities;
                    (c) “A” shall mean the number of shares of Common Stock actually outstanding immediately prior to such issuance of Securities (excluding shares of Common Stock issuable on conversion or exercise of preferred stock, convertible promissory notes, options, warrants and other options to purchase or rights to subscribe for such convertible or exchangeable securities);
                    (d) “B” shall mean the number of additional shares of Common Stock that would have been issued if such Securities had been issued at a price per share equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and
                    (e) “C” shall mean the number of such Securities issued in such transaction.

3

For the purpose of this Section 6(a), the following definitions, procedures and exceptions shall be applicable:
          (i) Rights. In the case of the issuance of options, warrants or other rights to purchase or otherwise acquire shares of Common Stock, whether or not at the time exercisable (collectively, “Rights”), the total number of shares of Common Stock issuable upon exercise of such Rights shall be deemed to have been issued at the time such Rights are issued, for a consideration equal to the sum of the consideration, if any, received by the Company upon the issuance of such Rights and the minimum purchase or exercise price payable upon the exercise of such Rights for the Common Stock to be issued upon the exercise thereof; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon exercise of such Rights.
          (ii) Convertible Securities and Related Rights. In the case of the issuance of any class or series of stock or any bonds, debentures, notes or other securities or obligations convertible into or exchangeable for Common Stock, whether or not then convertible or exchangeable (collectively, “Convertible Securities”), or options, warrants or other rights to purchase or otherwise acquire Convertible Securities (collectively, “Related Rights”), the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities or exercise of such Related Rights shall be deemed to have been issued at the time such Convertible Securities or Related Rights are issued, for a consideration equal to the sum of (A) the consideration, if any, received by the Company upon issuance of such Convertible Securities or Related Rights (excluding any cash received on account of accrued interest or dividends) and (B)(1) in the case of Convertible Securities, the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Convertible Securities or (2) in the case of Related Rights, the sum of (x) the minimum purchase or exercise price payable upon the exercise of such Related Rights for Convertible Securities and (y) the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of the Convertible Securities issued upon the exercise of such Related Rights; and the consideration per share shall be determined by dividing (i) the aggregate consideration so received by and payable to the Company, by (ii) the number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities or exercise of such Related Rights.
          (iii) Changes. On any change in the number of shares of Common Stock issuable upon the exercise of Rights or Related Rights or upon the conversion or exchange of Convertible Securities or on any change in the minimum purchase or exercise price of Rights, Related Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions of such Rights, Related Rights or Convertible Securities, the Exercise Price to the extent in any way affected by such Rights, Related Rights or Convertible Securities shall forthwith be readjusted to be thereafter the Exercise Price that would have been obtained had the adjustment which was made upon the issuance of such Rights, Related Rights or Convertible Securities been made after giving effect to such change. No further adjustment shall be made in respect of such change upon the actual issuance of Common Stock or any payment of

4

consideration upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.
          (iv) Expiration or Cancellation. On the expiration or cancellation of any such Rights, Related Rights or Convertible Securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such Rights, Related Rights or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Related Rights or the conversion or exchange of such Convertible Securities.
          (v) Cash. In the case of the issuance of such Securities for cash, the amount of consideration received by the Company shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of such Securities for consideration other than cash, the amount of consideration received by the Company shall be determined in good faith by the Company’s Board of Directors.
          (vi) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the Issue Date in accordance with the terms of such securities as of such date; (ii) upon exercise of any stock or options which may hereafter be exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (iii) upon exercise of the Warrant; (iv) upon the issuance of securities in connection with any strategic transaction that is approved by the Board of Directors of the Company, including the Holder if then a director; or (v) upon the issuance of securities in connection with any financing transaction with the Holder or any of his affiliates.
          (b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.
          (c) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to

5

the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.
          (d) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other company, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as the Holder of the Warrant would have received had the Warrant been exercised immediately prior to such consolidation, merger or sale or conveyance. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 6 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation, merger or sale or conveyance assumes by written instrument the obligations of the Company under this Warrant (including under this Section 6) and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. This Section 6(d) shall apply to any successive consolidations, mergers, sales or conveyances.
          (e) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.
          (f) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.
          (g) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which,

6

together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.
          (h) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.
          (i) Other Notices. In case at any time:
          (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;
          (ii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all, substantially all or a material portion of its assets to, another Company or entity; or
          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in each such case, the Company shall give to the Holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend or distribution or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least ten (10) business days prior to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii) and (iii) above; provided that if notice is not given in accordance with this Section 6(i), the Company will use its best efforts to insure that the Holder of this Warrant shall nevertheless receive the same rights and benefits received by other holders of securities of the Company from the proceedings referred to in clauses (i), (ii) and (iii) above, unless the Holder of this Warrant chooses not to receive such rights and benefits.
          (j) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Section 6 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 6(i) hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of

7

shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.
          (k) Certain Definitions.
          (i) “Shareholder Approval” means such time as the Company obtains the affirmative vote of the shareholders of the Company for a new financing transaction with the Holder and the restoration in full of the Holder’s voting rights on his preferred stock and common stock in the Company.
          (ii) “Shareholder Approval Date” means July 2, 2009; provided, however, that if the SEC provides any comments to the proxy statement that the Company is filing in connection with the Shareholder Approval, the Shareholder Approval Date shall mean forty-five (45) days after the SEC comments are received but in no event shall such date be later than August 13, 2009.
     7. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof.
     8. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder hereof to any voting rights, rights to dividends, or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     9. Transfer, Exchange and Replacement of Warrant.
          (a) Restriction on Transfer. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 9(e) below; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 9(f). Notwithstanding the foregoing, this Warrant, the shares of Common Stock issuable upon exercise hereof, and the rights granted hereunder may not be transferred to a competitor of the Company or any Subsidiary or affiliate of the Company.
          (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 9(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.
          (c) Replacement of Warrant. Upon receipt of evidence of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction,

8

upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
     (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 9, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 9.
     (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.
     (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws; provided however, that no legal opinion shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act unless in the opinion of counsel to the Company, such transfer does not comply with the provisions of Rule 144. Notwithstanding the foregoing, the initial Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a present view to the distribution thereof.
     10. Notices. Any notice which is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy (if a copy of such confirmed telecopy transmission shall be contemporaneously sent by first class mail), or nationally recognized overnight courier, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:
     If to the Company:
Environmental Tectonics Corporation
125 James Way
Southampton, PA 18966
Attention: Chief Financial Officer
Facsimile: (215) 357-4000

9

     With a copy to:
Klehr, Harrison, Harvey, Branzburg & Ellers LLP
260 S. Broad Street
Philadelphia, PA 19102
Attention: William Matthews, Esquire
Facsimile: (215) 568-6603
     If to a Holder hereof, at the address shown for such Holder on the books of the Company; or, with respect to any party hereto, at any other address designated in writing by such party in accordance with the provisions of this Section 10.
     11. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). The Company and the Holder hereof consent to the jurisdiction of the United States federal courts and the state courts located in the Commonwealth of Pennsylvania with respect to any suit or proceeding based on or arising under this Warrant or the transactions contemplated hereby and agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Holder hereof waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.
     12. Miscellaneous.
          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.
          (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
[SIGNATURE PAGE FOLLOWS]

10

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

ENVIRONMENTAL TECTONICS CORPORATION
By:	/s/ Duane D. Deanes
	Name:	Duane D. Deanes
	Title:	CFO

ACKNOWLEDGED:

/s/ H. F. Lenfest

H. F. Lenfest

FORM OF EXERCISE AGREEMENT
Dated: ___________ __, 20__
To:	[Company] [Address]
     The undersigned, pursuant to the provisions set forth in the Warrant attached hereto, hereby agrees to purchase ____________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash, by wire transfer or by certified or official bank check in the amount of $____________. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:
Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant.
and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No. of Shares

, and hereby irrevocably constitutes and appoints _____________________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.
Dated: ________________ ___, 20 ___
In the presence of:
__________________

Name:

Signature:
Title of Signing Officer or Agent (if any):

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant.